    As Filed with the Securities and Exchange Commission on April 12, 2011

                               File No. 333-165963

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1
                       POST-EFFECTIVE AMENDMENT No. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

           Nebraska                          6300                            470221457
(State or other jurisdiction of   (Primary Standard Industrial            (I.R.S. Employer
          organization)            Classification Code Number)           Identification No.)

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-525-9287
              (Address of registrant's principal executive offices)

                             JAN FISCHER-WADE, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-525-9287
                           (Name of agent for service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

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CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
to be registered     registered (1)      per unit           price (1)      registration fee(2)
-------------------  --------------  ----------------  ------------------  -------------------
Deferred annuity           N/A             (1)                  N/A                N/A
interests and
participating
interests therein

(1) The Contract does not provide for a predetermined amount or number of units.
(2) By filing dated March 24, 2009, Lincoln Benefit Life Company registered
    $33,000,000 ($33 million) in market value adjusted annuity contract securities and paid a filing fee of $1,841.40 and by filing dated April 8, 2010, Lincoln Benefit Life Company registered an additional $61,000,000 ($61 million) in market value adjusted annuity contract securities and paid a filing fee of $4,349.30 therefor. In this Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time,
ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Lincoln Benefit's obligations to you under your Contract.

Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance
Company. ADLLC is a registered broker dealer under the Securities and Exchange
Act of 1934, as amended, and is a member of the Financial Industry Regulatory
Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

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                         LINCOLN BENEFIT LIFE COMPANY

                         Supplement Dated May 1, 2011
                To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED MAY 1, 2011
                   CONSULTANT I PROSPECTUS DATED MAY 1, 2011
                  LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004
                  CONSULTANT II PROSPECTUS DATED MAY 1, 2004
                 PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

   The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

                           SUPPLEMENTAL INFORMATION
                      ABOUT LINCOLN BENEFIT LIFE COMPANY

                                     INDEX

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
                                                                                        PAGE
                                                                                        ----
Item 3(c)   Risk Factors...............................................................   1
Item 11(a)  Description of Business....................................................   8
Item 11(b)  Description of Property....................................................  10
Item 11(c)  Legal Proceedings..........................................................  10
Item 11(e)  Financial Statements and Notes to Financial Statements.....................  10
Item 11(f)  Selected Financial Data....................................................  44
Item 11(h)  Management's Discussion and Analysis of Financial Condition and Results of
              Operations...............................................................  44
Item 11(j)  Quantitative and Qualitative Disclosures About Market Risk.................  59
Item 11(k)  Directors, Executive Officers, Promoters and Control Persons...............  59
Item 11(l)  Executive Compensation.....................................................  61
Item 11(m)  Security Ownership of Certain Beneficial Owners and Management.............  87
Item 11(n)  Transactions with Related Persons, Promoters and Certain Control Persons...  89
Other Information......................................................................  91

ITEM 3(C). RISK FACTORS

   This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

   In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other financial services. These risks

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constitute our cautionary statements under the Private Securities Litigation
Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

CHANGES IN UNDERWRITING AND ACTUAL EXPERIENCE COULD MATERIALLY AFFECT PROFITABILITY OF BUSINESS CEDED TO ALLSTATE LIFE INSURANCE COMPANY ("ALIC")

   Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business, which is ceded to ALIC. We establish target returns for each product based upon these factors and the average amount of capital that we and ALIC must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

   ALIC's profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business ceded to ALIC.

CHANGES IN RESERVE ESTIMATES MAY ADVERSELY AFFECT OUR OPERATING RESULTS CEDED TO ALIC

   The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves may be required which could have a material adverse effect on our operating results ceded to ALIC.

CHANGES IN MARKET INTEREST RATES MAY LEAD TO A SIGNIFICANT DECREASE IN THE SALES AND PROFITABILITY OF SPREAD-BASED PRODUCTS CEDED TO ALIC

   Our ability to manage our spread-based products, such as fixed annuities, is dependent upon maintaining profitable spreads between investment yields and interest crediting rates on business ceded to ALIC. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects on the business ceded to ALIC, for example by increasing the attractiveness of other investments to our customers, which can lead to higher surrenders at a time when our fixed income investment asset values are lower as a result

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of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on the business ceded to ALIC.

A LOSS OF KEY PRODUCT DISTRIBUTION RELATIONSHIPS COULD MATERIALLY AFFECT SALES, RESULTS OF OPERATIONS AND CASH FLOWS CEDED TO ALIC

   Certain products are distributed under agreements with other members of the financial services industry that are not affiliated with us. Termination of one or more of these agreements due to, for example, a change in control of one of these distributors or market conditions that make it difficult to achieve our target return on certain products, resulting in relatively uncompetitive pricing, or a decision by us to discontinue selling products through a distribution channel, could have a detrimental effect on our sales, results of operations or cash flows ceded to ALIC if it were to result in an elevated level of surrenders of in-force contracts sold through terminated distribution relationships.

CHANGES IN TAX LAWS MAY DECREASE SALES AND PROFITABILITY OF PRODUCTS CEDED TO
ALIC

   Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material adverse effect on ALIC's profitability and financial condition or our ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

RISKS RELATING TO INVESTMENTS

WE ARE SUBJECT TO MARKET RISK AND DECLINES IN CREDIT QUALITY WHICH MAY ADVERSELY IMPACT INVESTMENT INCOME, CAUSE ADDITIONAL REALIZED LOSSES, AND CAUSE INCREASED UNREALIZED LOSSES

   We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically defined as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market's perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies.

   A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio's average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized losses on securities.

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DETERIORATING FINANCIAL PERFORMANCE IMPACTING SECURITIES COLLATERALIZED BY
RESIDENTIAL AND COMMERCIAL MORTGAGE LOANS MAY LEAD TO WRITE-DOWNS AND IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

CONCENTRATION OF OUR INVESTMENT PORTFOLIO IN ANY PARTICULAR SEGMENT OF THE ECONOMY MAY HAVE ADVERSE EFFECTS ON OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The concentration of our investment portfolio in any particular industry, collateral types, group of related industries or geographic sector could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

THE DETERMINATION OF THE AMOUNT OF REALIZED CAPITAL LOSSES RECORDED FOR IMPAIRMENTS OF OUR INVESTMENTS IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. There can be no assurance that we have accurately assessed the level of or amounts recorded for other-than-temporary impairments taken in our financial statements. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

THE DETERMINATION OF THE FAIR VALUE OF OUR FIXED INCOME SECURITIES IS HIGHLY SUBJECTIVE AND COULD MATERIALLY IMPACT OUR OPERATING RESULTS AND FINANCIAL CONDITION

   In determining fair values we generally utilize market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets' fair values. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income in shareholder's equity. Changing market conditions could materially effect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly. Determining fair value is highly subjective and could materially impact our operating results and financial condition.

RISKS RELATING TO THE INSURANCE INDUSTRY

OUR FUTURE RESULTS ARE DEPENDENT IN PART ON OUR ABILITY TO SUCCESSFULLY OPERATE IN AN INSURANCE INDUSTRY THAT IS HIGHLY COMPETITIVE

   The insurance industry is highly competitive. Our competitors include other insurers and, because many of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products. Because of the competitive nature of the insurance industry, including competition for producers such as exclusive and independent agents, there can be no assurance that we will continue to

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effectively compete with our industry rivals, or that competitive pressures will not have a material adverse effect on our business or operating results ceded to ALIC. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

DIFFICULT CONDITIONS IN THE ECONOMY GENERALLY COULD ADVERSELY AFFECT OUR BUSINESS AND OPERATING RESULTS

   As with most businesses, we believe difficult conditions in the economy, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower home prices, and substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

   General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

THERE CAN BE NO ASSURANCE THAT ACTIONS OF THE U.S. FEDERAL GOVERNMENT, FEDERAL RESERVE AND OTHER GOVERNMENTAL AND REGULATORY BODIES FOR THE PURPOSE OF STABILIZING THE FINANCIAL MARKETS AND STIMULATING THE ECONOMY WILL ACHIEVE THE INTENDED EFFECT

   In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other governmental and regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions, investing directly in banks, thrifts and bank and savings and loan holding companies and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary affects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

LOSSES FROM LITIGATION MAY BE MATERIAL TO OUR OPERATING RESULTS OR CASH FLOWS CEDED TO ALIC

   As is typical for a large company, our ultimate parent The Allstate Corporation and its subsidiaries are involved in various legal actions, including class action litigation challenging a range of company practices and coverage provided by our insurance products. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to our operating results or cash flows ceded to ALIC for a particular annual period.

WE ARE SUBJECT TO EXTENSIVE REGULATION AND POTENTIAL FURTHER RESTRICTIVE REGULATION MAY INCREASE OUR OPERATING COSTS AND LIMIT OUR GROWTH

   As an insurance company with separate accounts that are regulated as investment companies, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Moreover, they are administered and enforced by a number of different governmental authorities, including state insurance regulators, state securities administrators, the SEC, the FINRA, the U.S. Department of Justice, and state attorneys general, each of which exercises a degree of interpretive latitude. Consequently, we are subject to the risk that compliance with any particular regulator's or enforcement authority's interpretation of a legal issue may not result in compliance with another's interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator's or enforcement authority's interpretation of a

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legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator's or enforcement authority's interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow and improve the profitability of our business ceded to ALIC. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow and improve the profitability of our business ceded to ALIC.

   In recent years, the state insurance regulatory framework has come under public scrutiny and members of Congress have discussed proposals to provide for federal chartering of insurance companies. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance regulation.

REGULATORY REFORMS, AND THE MORE STRINGENT APPLICATION OF EXISTING REGULATIONS, MAY MAKE IT MORE EXPENSIVE FOR US TO CONDUCT OUR BUSINESS

   The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the establishment of a Federal Insurance Office within the Department of Treasury.

   These regulatory reforms and any additional legislation or regulatory requirements imposed upon us in connection with the federal government's regulatory reform of the financial services industry and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business.

REINSURANCE MAY BE UNAVAILABLE AT CURRENT LEVELS AND PRICES, WHICH MAY LIMIT OUR ABILITY TO WRITE NEW BUSINESS

   Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, either ALIC would have to accept an increase in exposure risk, or we would have to reduce our insurance writings, or develop or seek other alternatives.

REINSURANCE SUBJECTS US TO THE CREDIT RISK OF OUR REINSURERS AND MAY NOT BE ADEQUATE TO PROTECT US AGAINST LOSSES ARISING FROM CEDED INSURANCE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS CEDED TO ALIC

   The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material adverse effect on operating results ceded to ALIC.

A LARGE SCALE PANDEMIC, THE CONTINUED THREAT OF TERRORISM OR ONGOING MILITARY ACTIONS MAY HAVE AN ADVERSE EFFECT ON THE LEVEL OF CLAIM LOSSES WE INCUR AND CEDE TO ALIC, THE VALUE OF OUR INVESTMENT PORTFOLIO, OUR COMPETITIVE POSITION, MARKETABILITY OF PRODUCT OFFERINGS, LIQUIDITY AND OPERATING RESULTS

   A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or ongoing military and other actions and heightened security measures in response to these types of threats, may cause

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significant volatility and losses in our investment portfolio from declines in the equity markets and from interest rate changes in the United States, Europe and elsewhere, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material adverse effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A DOWNGRADE IN ALIC'S FINANCIAL STRENGTH RATINGS MAY HAVE AN ADVERSE EFFECT ON OUR COMPETITIVE POSITION, THE MARKETABILITY OF OUR PRODUCT OFFERINGS, AND OUR LIQUIDITY, OPERATING RESULTS CEDED TO ALIC AND FINANCIAL CONDITION

   Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company's business. On an ongoing basis, rating agencies review the financial performance and condition of insurers and could downgrade or change the outlook on an insurer's ratings due to, for example, a change in an insurer's statutory capital; a change in a rating agency's determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of an insurer's investment portfolio; a reduced confidence in management or a host of other considerations that may or may not be under the insurer's control. The insurance financial strength ratings of ALIC from A.M. Best, Standard & Poor's and Moody's are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material adverse effect on our sales, our competitiveness, the marketability of our product offerings, and our liquidity and operating results ceded to ALIC.

CHANGES IN ACCOUNTING STANDARDS ISSUED BY THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB") OR OTHER STANDARD-SETTING BODIES MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION

   Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material adverse effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

THE CHANGE IN OUR UNRECOGNIZED TAX BENEFIT DURING THE NEXT 12 MONTHS IS SUBJECT TO UNCERTAINTY

   We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 10 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments' interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

THE OCCURRENCE OF EVENTS UNANTICIPATED IN OUR DISASTER RECOVERY SYSTEMS AND MANAGEMENT CONTINUITY PLANNING OR A SUPPORT FAILURE FROM EXTERNAL PROVIDERS DURING A DISASTER COULD IMPAIR OUR ABILITY TO CONDUCT BUSINESS EFFECTIVELY

   The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations ceded to ALIC and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems. In the event that a significant number of our managers could be unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

ITEM 11(A).DESCRIPTION OF BUSINESS

   Lincoln Benefit Life Company ("Lincoln Benefit") was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the "Corporation" or "Allstate"), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the "You're In Good Hands With Allstate(R)" slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto insurance and homeowners insurance through more than 13,000 exclusive Allstate agencies and financial representatives in the United States and Canada. Allstate is the 2/nd/ largest personal property and casualty insurer in the United States on the basis of 2009 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation's 16/th/ largest issuer of life insurance business on the basis of 2009 ordinary life insurance in force and 21/st/ largest on the basis of 2009 statutory admitted assets.

   In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). We frequently use industry publications containing statutory financial information to assess our competitive position.

   We provide life insurance, retirement and investment products. Our principal products are interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate. We sell products through multiple intermediary distribution channels, including Allstate exclusive agencies and exclusive financial specialists and independent agents (including master brokerage agencies). Through March 31, 2010, we also sold products through broker-dealers. Although we continue to service in force contracts sold through this distribution channel, we no longer solicit new sales through direct relationships with broker-dealers.

   We compete on a wide variety of factors, including the scope of our distribution systems, the type of our product offerings, the recognition of our brands, our financial strength and ratings, our differentiated product features and prices, and the level of customer service that we provide.

   The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2010, there were approximately 470 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

   We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers. Assets that support general account product liabilities are owned and managed by ALIC under the terms of the reinsurance agreements.

   Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state regulatory agency. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurance company licensing and examination, agent licensing, price setting, trade practices, policy forms, statutory accounting methods, corporate governance, the nature and amount of investments, claims practices, participation in guaranty funds, reserve adequacy, insurer solvency, transactions with affiliates, the payment of dividends, and underwriting standards. For a discussion of statutory financial information, see Note 11 of the financial statements. For a discussion of regulatory contingencies, see
Note 9 of the financial statements. Notes 9 and 11 are incorporated in this
Item 11(a) by reference.

   In recent years, the state insurance regulatory framework has come under increased federal scrutiny. Legislation that would provide for increased federal regulation of insurance, including the federal chartering of insurance companies, has been proposed. Moreover, as part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act was enacted. Hundreds of regulations must be promulgated and implemented pursuant to this new law, and we cannot predict what the final regulations will require but do not expect a material impact on Lincoln Benefit's operations. The new law also creates the Federal Office of Insurance ("FIO") within the Treasury Department. The FIO will monitor the insurance industry, provide advice to the new Financial Stability Oversight Council, represent the U.S. on international insurance matters and study the current regulatory system and submit a report to Congress in 2012. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance business or what effect any such measures would have on Lincoln Benefit.

ITEM 11(B).DESCRIPTION OF PROPERTY

   Lincoln Benefit occupies office space in Lincoln, Nebraska and Northbrook, Illinois that is owned by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on a direct basis.

ITEM 11(C).LEGAL PROCEEDINGS

   Information required for Item 11(c) is incorporated by reference to the discussion under the heading "Regulation and Compliance" and under the heading "Legal and regulatory proceedings and inquiries" in Note 9 of the financial statements.

ITEM 11(E).FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS

                         LINCOLN BENEFIT LIFE COMPANY

               STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                                                     YEAR ENDED DECEMBER 31,
                                                     -----------------------
                                                      2010    2009     2008
  ($ IN THOUSANDS)                                   ------- ------- -------
  REVENUES
  Net investment income............................. $12,067 $11,783 $13,940
  Realized capital gains and losses.................     694   1,480   5,952
                                                     ------- ------- -------
  INCOME FROM OPERATIONS BEFORE INCOME TAX EXPENSE..  12,761  13,263  19,892
  Income tax expense................................   4,451   4,634   6,918
                                                     ------- ------- -------
  NET INCOME........................................   8,310   8,629  12,974
                                                     ------- ------- -------
  OTHER COMPREHENSIVE INCOME (LOSS), AFTER-TAX
  Change in unrealized net capital gains and losses.   4,584   5,783  (4,351)
                                                     ------- ------- -------
  COMPREHENSIVE INCOME.............................. $12,894 $14,412 $ 8,623
                                                     ======= ======= =======



                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                       STATEMENTS OF FINANCIAL POSITION

                                                                                      DECEMBER 31,
                                                                                 -----------------------
                                                                                    2010        2009
($ IN THOUSANDS, EXCEPT PAR VALUE DATA)                                          ----------- -----------
ASSETS
Investments
   Fixed income securities, at fair value (amortized cost $304,848 and
     $299,787).................................................................. $   320,456 $   308,343
   Short-term, at fair value (amortized cost $11,593 and $8,557)................      11,593       8,557
                                                                                 ----------- -----------
       Total investments........................................................     332,049     316,900
Cash............................................................................       3,550      10,063
Reinsurance recoverable from Allstate Life Insurance Company....................  18,365,058  18,689,074
Reinsurance recoverable from non-affiliates.....................................   1,906,574   1,766,824
Other assets....................................................................     105,159     110,400
Separate accounts...............................................................   2,017,185   2,039,647
                                                                                 ----------- -----------
       TOTAL ASSETS............................................................. $22,729,575 $22,932,908
                                                                                 =========== ===========
LIABILITIES
Contractholder funds............................................................ $17,247,071 $17,633,027
Reserve for life-contingent contract benefits...................................   3,011,317   2,805,387
Unearned premiums...............................................................      19,478      21,656
Deferred income taxes...........................................................       5,833       3,300
Payable to affiliates, net......................................................       4,931      14,749
Current income taxes payable....................................................       4,386       4,656
Other liabilities and accrued expenses..........................................      93,507      97,513
Separate accounts...............................................................   2,017,185   2,039,647
                                                                                 ----------- -----------
       TOTAL LIABILITIES........................................................  22,403,708  22,619,935
                                                                                 ----------- -----------
COMMITMENTS AND CONTINGENT LIABILITIES (NOTE 9)

SHAREHOLDER'S EQUITY
Common stock, $100 par value, 30 thousand shares authorized, 25 thousand shares
  issued and outstanding........................................................       2,500       2,500
Additional capital paid-in......................................................     180,000     180,000
Retained income.................................................................     133,222     124,912
Accumulated other comprehensive income:
   Unrealized net capital gains and losses......................................      10,145       5,561
                                                                                 ----------- -----------
       Total accumulated other comprehensive income.............................      10,145       5,561
                                                                                 ----------- -----------
       TOTAL SHAREHOLDER'S EQUITY...............................................     325,867     312,973
                                                                                 ----------- -----------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............................... $22,729,575 $22,932,908
                                                                                 =========== ===========

                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                      STATEMENTS OF SHAREHOLDER'S EQUITY

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                     2010     2009      2008
($ IN THOUSANDS)                                   -------- --------  --------
COMMON STOCK...................................... $  2,500 $  2,500  $  2,500
                                                   -------- --------  --------
ADDITIONAL CAPITAL PAID-IN........................  180,000  180,000   180,000
                                                   -------- --------  --------
RETAINED INCOME
Balance, beginning of year........................  124,912  116,283   103,309
Net income........................................    8,310    8,629    12,974
                                                   -------- --------  --------
Balance, end of year..............................  133,222  124,912   116,283
                                                   -------- --------  --------
ACCUMULATED OTHER COMPREHENSIVE INCOME
Balance, beginning of year........................    5,561     (222)    4,129
Change in unrealized net capital gains and losses.    4,584    5,783    (4,351)
                                                   -------- --------  --------
Balance, end of year..............................   10,145    5,561      (222)
                                                   -------- --------  --------
TOTAL SHAREHOLDER'S EQUITY........................ $325,867 $312,973  $298,561
                                                   ======== ========  ========


                      See notes to financial statements.

                         LINCOLN BENEFIT LIFE COMPANY

                           STATEMENTS OF CASH FLOWS

                                                                          YEAR ENDED DECEMBER 31,
                                                                       -----------------------------
                                                                         2010       2009      2008
($ IN THOUSANDS)                                                       --------  ---------  --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................................ $  8,310  $   8,629  $ 12,974
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities:
   Amortization and other non-cash items..............................    1,241        932       143
   Realized capital gains and losses..................................     (694)    (1,480)   (5,952)
   Changes in:
       Policy benefit and other insurance reserves....................    4,240     19,349    (5,052)
       Income taxes...................................................     (205)    (2,174)    2,065
       Receivable/payable to affiliates, net..........................   (9,818)   (21,280)   14,117
       Other operating assets and liabilities.........................     (943)       369   (24,195)
                                                                       --------  ---------  --------
          Net cash provided by (used in) operating activities.........    2,131      4,345    (5,900)
                                                                       --------  ---------  --------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of fixed income securities........................   27,166     46,330   101,584
Collections on fixed income securities................................   38,691     35,334     7,693
Purchases of fixed income securities..................................  (71,478)  (151,234)  (64,497)
Change in short-term investments, net.................................   (3,023)    72,143   (54,347)
                                                                       --------  ---------  --------
          Net cash (used in) provided by investing activities.........   (8,644)     2,573    (9,567)
                                                                       --------  ---------  --------
NET (DECREASE) INCREASE IN CASH.......................................   (6,513)     6,918   (15,467)
CASH AT BEGINNING OF YEAR.............................................   10,063      3,145    18,612
                                                                       --------  ---------  --------
CASH AT END OF YEAR................................................... $  3,550  $  10,063  $  3,145
                                                                       ========  =========  ========


                      See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

BASIS OF PRESENTATION

   The accompanying financial statements include the accounts of Lincoln Benefit Life Company (the "Company"), a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is wholly owned by Allstate Insurance Company ("AIC"). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the "Corporation"). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

   To conform to the current year presentation, certain amounts in the prior years' financial statements and notes have been reclassified.

   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NATURE OF OPERATIONS

   The Company sells life insurance, retirement and investment products. The principal products are interest-sensitive, traditional and variable life insurance and fixed annuities including deferred and immediate.

   The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia, the U.S. Virgin Islands and Guam. For 2010, the top geographic locations for statutory premiums and annuity considerations were California, Florida and Texas. No other jurisdiction accounted for more than 5% of statutory premiums and annuity considerations. All statutory premiums and annuity considerations are ceded under reinsurance agreements. The Company distributes its products through multiple distribution channels, including Allstate exclusive agencies, which include exclusive financial specialists, and independent agents (including master brokerage agencies).

   The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates and credit spreads. The Company also has certain exposures to changes in equity prices in its equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with reinsurance agreements. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets. This risk arises from the Company's investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from many of the Company's primary activities, as the Company invests substantial funds in spread-sensitive fixed income assets.

   The Company monitors economic and regulatory developments that have the potential to impact its business. The ability of banks to affiliate with insurers may have a material adverse effect on all of the Company's product lines by substantially increasing the number, size and financial strength of potential competitors. Furthermore, federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress from time to time considers legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress also considers proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company's products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company's and ALIC's financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

   Fixed income securities include bonds, residential mortgage-backed securities ("RMBS"), commercial mortgage-backed securities ("CMBS") and asset-backed securities ("ABS"). Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs is reflected as a component of investment collections within the Statements of Cash Flows.

   Short-term investments, including money market funds and other short-term investments, are carried at fair value.

   Investment income consists primarily of interest and is recognized on an accrual basis using the effective yield method. Interest income for certain RMBS, CMBS and ABS is determined considering estimated principal repayments obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated on a retrospective basis when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For other-than-temporarily impaired fixed income securities, the effective yield method utilizes the difference between the amortized cost basis at impairment and the cash flows expected to be collected. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable.

   Realized capital gains and losses include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales include calls and prepayments and are determined on a specific identification basis.

   The Company recognizes other-than-temporary impairment losses on fixed income securities in earnings when a security's fair value is less than its amortized cost and the Company has made the decision to sell or it is more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis. Additionally, if the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of a fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income ("OCI").

RECOGNITION OF PREMIUM REVENUES AND CONTRACT CHARGES, AND RELATED BENEFITS AND INTEREST CREDITED

   The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers (see Notes 3 and 8). Amounts reflected in the Statements of Operations and Comprehensive Income are presented net of reinsurance.

   Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

   Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

   Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

   Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

   Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life contracts and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed annuities are generally based on an equity index, such as the Standard & Poor's ("S&P") 500 Index.

   Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to the contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

REINSURANCE

   The Company has reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and non-affiliated reinsurers (see Notes 3 and 8). Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position. Reinsurance does not extinguish the Company's primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

   Investment income earned on the assets that support contractholder funds and the reserve for life-contingent contract benefits is not included in the Company's financial statements as those assets are owned and managed by ALIC under the terms of the reinsurance agreements.

INCOME TAXES

   The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses on investments. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS

   The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance and life-contingent immediate annuities, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses (see Note 7). These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration.

CONTRACTHOLDER FUNDS

   Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities. Contractholder funds are comprised primarily of deposits received and interest credited to the benefit of the contractholder less surrenders and withdrawals, mortality charges and administrative expenses (see Note 7). Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on variable annuity contracts.

SEPARATE ACCOUNTS

   Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders' claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore, are not included in the Company's Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

   Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts' funds may not meet their stated investment objectives. The risk and associated cost of these contract guarantees are ceded to ALIC in accordance with the reinsurance agreements.

ADOPTED ACCOUNTING STANDARD

DISCLOSURES ABOUT FAIR VALUE MEASUREMENTS

   In January 2010, the Financial Accounting Standards Board ("FASB") issued new accounting guidance which expands disclosure requirements relating to fair value measurements. The guidance adds requirements for disclosing amounts of and reasons for significant transfers into and out of Levels 1 and 2 and requires gross rather than net disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements. The guidance also provides clarification that fair value measurement disclosures are required for each class of assets and liabilities. Disclosures about the valuation techniques and inputs used to measure fair value for measurements that fall in either Level 2 or Level 3 are also required. The Company adopted the provisions of the new guidance as of December 31, 2010, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are required for fiscal years beginning after December 15, 2010. Disclosures are not required for earlier periods presented for comparative purposes. The new guidance affects disclosures only; and therefore, the adoption had no impact on the Company's results of operations or financial position.

PENDING ACCOUNTING STANDARD

CONSOLIDATION ANALYSIS CONSIDERING INVESTMENTS HELD THROUGH SEPARATE ACCOUNTS

   In April 2010, the FASB issued guidance clarifying that an insurer is not required to combine interests in investments held in a qualifying separate account with its interests in the same investments held in the general account when performing a consolidation evaluation. The guidance is effective for fiscal years beginning after December 15, 2010 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company's results of operations or financial position.

3. RELATED PARTY TRANSACTIONS

BUSINESS OPERATIONS

   The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs, allocated to the Company were $204.8 million, $202.9 million and $227.0 million in 2010, 2009 and 2008, respectively. Of these costs, the Company retains investment related expenses on the invested assets of the Company. All other costs are ceded to ALIC under the reinsurance agreements.

BROKER-DEALER AGREEMENTS

   The Company has a service agreement with Allstate Distributors, LLC ("ADLLC"), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $6.9 million, $4.6 million and $5.1 million in 2010, 2009 and 2008, respectively, that was ceded to ALIC under the terms of the reinsurance agreements.

   The Company receives distribution services from Allstate Financial Services, LLC ("AFS"), an affiliated broker-dealer company, for certain variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $8.5 million, $9.1 million and $18.4 million in 2010, 2009 and 2008, respectively, that were ceded to ALIC.

REINSURANCE

   The following table summarizes amounts that were ceded to ALIC and reported net in the Statements of Operations and Comprehensive Income under the reinsurance agreements:

                                                 2010       2009       2008
  ($ IN THOUSANDS)                            ---------- ---------- ----------
  Premiums and contract charges.............. $  782,113 $  734,369 $  691,267
  Interest credited to contractholder funds,
    contract benefits and expenses...........  1,683,487  1,621,011  1,468,505

   Reinsurance recoverables due from ALIC totaled $18.37 billion and $18.69 billion as of December 31, 2010 and 2009, respectively.

INCOME TAXES

   The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 10).

INTERCOMPANY LOAN AGREEMENT

   The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and repurchase agreements to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2010 and 2009.

4. INVESTMENTS

FAIR VALUES

   The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

                                                 GROSS UNREALIZED
                                       AMORTIZED ---------------   FAIR
                                         COST     GAINS   LOSSES   VALUE
     ($ IN THOUSANDS)                  --------- ------- -------  --------
     DECEMBER 31, 2010
     U.S. government and agencies..... $ 70,426  $ 3,513 $  (383) $ 73,556
     Municipal........................    2,999      177      --     3,176
     Corporate........................  154,261    9,345     (19)  163,587
     Foreign government...............    4,998       92      --     5,090
     RMBS.............................   55,376    2,429      (3)   57,802
     CMBS.............................    8,523      427     (87)    8,863
     ABS..............................    8,265      117      --     8,382
                                       --------  ------- -------  --------
        Total fixed income securities. $304,848  $16,100 $  (492) $320,456
                                       ========  ======= =======  ========
     DECEMBER 31, 2009
     U.S. government and agencies..... $ 79,982  $ 1,852 $  (283) $ 81,551
     Municipal........................    2,999       96      --     3,095
     Corporate........................  131,466    6,192     (85)  137,573
     RMBS.............................   66,326    1,733     (84)   67,975
     CMBS.............................   10,520       57    (873)    9,704
     ABS..............................    8,494       --     (49)    8,445
                                       --------  ------- -------  --------
        Total fixed income securities. $299,787  $ 9,930 $(1,374) $308,343
                                       ========  ======= =======  ========

SCHEDULED MATURITIES

   The scheduled maturities for fixed income securities are as follows as of December 31, 2010:

                                                   AMORTIZED  FAIR
                                                     COST     VALUE
           ($ IN THOUSANDS)                        --------- --------
           Due in one year or less................ $  4,501  $  4,585
           Due after one year through five years..  151,933   159,481
           Due after five years through ten years.   76,126    81,207
           Due after ten years....................    8,647     8,999
                                                   --------  --------
                                                    241,207   254,272
           RMBS and ABS...........................   63,641    66,184
                                                   --------  --------
              Total............................... $304,848  $320,456
                                                   ========  ========

   Actual maturities may differ from those scheduled as a result of prepayments by the issuers. Because of the potential for prepayment on RMBS and ABS, they are not categorized by contractual maturity. CMBS are categorized by contractual maturity because they generally are not subject to prepayment risk.

NET INVESTMENT INCOME

   Net investment income for the years ended December 31 is as follows:

                                                2010     2009     2008
        ($ IN THOUSANDS)                      -------  -------  -------
        Fixed income securities.............. $12,480  $12,098  $13,302
        Short-term and other investments.....      21      107      992
                                              -------  -------  -------
           Investment income, before expense.  12,501   12,205   14,294
           Investment expense................    (434)    (422)    (354)
                                              -------  -------  -------
               Net investment income......... $12,067  $11,783  $13,940
                                              =======  =======  =======

REALIZED CAPITAL GAINS AND LOSSES

   The Company recognized net realized capital gains of $694 thousand, $1.5 million and $6.0 million in 2010, 2009 and 2008, respectively. Realized capital gains and losses in 2010 and 2009 did not include any other-than-temporary impairment losses and therefore, none were included in other comprehensive income. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2010 and 2009.

   Gross gains of $652 thousand, $1.5 million and $8.2 million were realized on sales of fixed income securities during 2010, 2009 and 2008, respectively. There were no gross losses realized on sales of fixed income securities in 2010 and 2008. Gross losses of $3 thousand were realized on sales of fixed income securities during 2009.

UNREALIZED NET CAPITAL GAINS AND LOSSES

   Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

                                                                GROSS UNREALIZED
                                                        FAIR    ---------------  UNREALIZED NET
                                                        VALUE    GAINS   LOSSES  GAINS (LOSSES)
($ IN THOUSANDS)                                       -------- ------- -------  --------------
DECEMBER 31, 2010
Fixed income securities............................... $320,456 $16,100 $  (492)    $15,608
Short-term investments................................   11,593      --      --          --
                                                                                    -------
   Unrealized net capital gains and losses, pre-tax...                               15,608
   Deferred income taxes..............................                               (5,463)
                                                                                    -------
   Unrealized net capital gains and losses, after-tax.                              $10,145
                                                                                    =======

                                                                GROSS UNREALIZED
                                                        FAIR    ---------------  UNREALIZED NET
                                                        VALUE    GAINS   LOSSES  GAINS (LOSSES)
                                                       -------- ------- -------  --------------
DECEMBER 31, 2009
Fixed income securities............................... $308,343 $ 9,930 $(1,374)    $ 8,556
Short-term investments................................    8,557      --      --          --
                                                                                    -------
   Unrealized net capital gains and losses, pre-tax...                                8,556
   Deferred income taxes..............................                               (2,995)
                                                                                    -------
   Unrealized net capital gains and losses, after-tax.                              $ 5,561
                                                                                    =======

CHANGE IN UNREALIZED NET CAPITAL GAINS AND LOSSES

   The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

                                                           2010     2009     2008
($ IN THOUSANDS)                                         -------  -------  -------
Fixed income securities................................. $ 7,052  $ 8,895  $(6,691)
Short-term investments..................................      --        2       (2)
                                                         -------  -------  -------
   Total................................................   7,052    8,897   (6,693)
Deferred income taxes...................................  (2,468)  (3,114)   2,342
                                                         -------  -------  -------
Increase (decrease) in unrealized net capital gains and
  losses................................................ $ 4,584  $ 5,783  $(4,351)
                                                         =======  =======  =======

PORTFOLIO MONITORING

   The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the

Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security's original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

   The Company's portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company's evaluation of other-than-temporary impairment for these fixed income securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

   The following table summarizes the gross unrealized losses and fair value of fixed income securities by the length of time that individual securities have been in a continuous unrealized loss position.

                                  LESS THAN 12 MONTHS           12 MONTHS OR MORE
                              ---------------------------  --------------------------    TOTAL
                               NUMBER    FAIR   UNREALIZED  NUMBER   FAIR   UNREALIZED UNREALIZED
                              OF ISSUES  VALUE    LOSSES   OF ISSUES VALUE    LOSSES     LOSSES
($ IN THOUSANDS)              --------- ------- ---------- --------- ------ ---------- ----------
DECEMBER 31, 2010
U.S. government and agencies.     1     $ 9,546   $(383)      --     $   --   $  --     $  (383)
Corporate....................     1       4,968     (19)      --         --      --         (19)
RMBS.........................     3         385      (3)      --         --      --          (3)
CMBS.........................    --          --      --        1      1,916     (87)        (87)
                                 --     -------   -----       --     ------   -----     -------
   Total.....................     5     $14,899   $(405)       1     $1,916   $ (87)    $  (492)
                                 ==     =======   =====       ==     ======   =====     =======
DECEMBER 31, 2009
U.S. government and agencies.     2     $41,469   $(283)      --     $   --   $  --     $  (283)
Corporate....................     5      11,269     (71)       1      3,485     (14)        (85)
RMBS.........................     1       4,543     (84)      --         --      --         (84)
CMBS.........................     2       3,475     (27)       1      1,158    (846)       (873)
ABS..........................     1       8,445     (49)      --         --      --         (49)
                                 --     -------   -----       --     ------   -----     -------
   Total.....................    11     $69,201   $(514)       2     $4,643   $(860)    $(1,374)
                                 ==     =======   =====       ==     ======   =====     =======

   As of December 31, 2010, all of the unrealized losses are related to fixed income securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. All of the unrealized losses are related to investment grade fixed income securities. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available.

Unrealized losses on investment grade securities are principally related to widening credit spreads or rising interest rates since the time of initial purchase.

   As of December 31, 2010, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis.

MUNICIPAL BONDS

   The principal geographic distribution of municipal bond issuers represented in the Company's municipal bond portfolio included 84% and 16% in Washington and Puerto Rico, respectively, as of December 31, 2010 and 83% and 17% in Washington and Puerto Rico, respectively, as of December 31, 2009.

CONCENTRATION OF CREDIT RISK

   As of December 31, 2010, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company's shareholder's equity.

OTHER INVESTMENT INFORMATION

   As of December 31, 2010, fixed income securities and short-term investments with a carrying value of $10.0 million were on deposit with regulatory authorities as required by law.

5. FAIR VALUE OF ASSETS AND LIABILITIES

   Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

LEVEL 1:Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

LEVEL 2:Assets and liabilities whose values are based on the following:

       (a)Quoted prices for similar assets or liabilities in active markets;
       (b)Quoted prices for identical or similar assets or liabilities in markets that are not active; or
       (c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

LEVEL 3:Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company's estimates of the assumptions that market participants would use in valuing the assets and liabilities.

   The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

   The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

   The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This relates to the Company's use of broker quotes.

   In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

SUMMARY OF SIGNIFICANT VALUATION TECHNIQUES FOR ASSETS AND LIABILITIES MEASURED AT FAIR VALUE ON A RECURRING BASIS

LEVEL 1 MEASUREMENTS

    . FIXED INCOME SECURITIES: Comprise U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

    . SHORT-TERM: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

    . SEPARATE ACCOUNT ASSETS: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

LEVEL 2 MEASUREMENTS

    .  FIXED INCOME SECURITIES:

       U.S. GOVERNMENT AND AGENCIES: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       MUNICIPAL: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       CORPORATE, INCLUDING PRIVATELY PLACED: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

       FOREIGN GOVERNMENT: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

       RMBS--U.S. GOVERNMENT SPONSORED ENTITIES ("U.S. AGENCY"), PRIME RESIDENTIAL MORTGAGE-BACKED SECURITIES ("PRIME") AND ALT-A RESIDENTIAL MORTGAGE-BACKED SECURITIES ("ALT-A"); ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

    . SHORT-TERM: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

LEVEL 3 MEASUREMENTS

    .  FIXED INCOME SECURITIES:

       CORPORATE: Valued based on models that are widely accepted in the financial services industry with certain inputs to the valuation model that are significant to the valuation, but are not market observable.

       RMBS--PRIME AND ALT-A: Valued based on non-binding broker quotes.

       CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields, collateral performance and credit spreads. Due to the reduced availability of actual market prices or relevant observable inputs as a result of the decrease in liquidity that has been experienced in the market for these securities, certain CMBS are categorized as Level 3.

       CONTRACTHOLDER FUNDS: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2010:

                                               QUOTED PRICES   SIGNIFICANT
                                                 IN ACTIVE        OTHER    SIGNIFICANT
                                                MARKETS FOR    OBSERVABLE  UNOBSERVABLE BALANCE AS OF
                                              IDENTICAL ASSETS   INPUTS       INPUTS    DECEMBER 31,
                                                 (LEVEL 1)      (LEVEL 2)   (LEVEL 3)       2010
($ IN THOUSANDS)                              ---------------- ----------- ------------ -------------
ASSETS:
Fixed income securities:
   U.S. government and agencies..............    $   31,007     $ 42,549    $      --    $   73,556
   Municipal.................................            --        3,176           --         3,176
   Corporate.................................            --      162,735          852       163,587
   Foreign government........................            --        5,090           --         5,090
   RMBS......................................            --       50,922        6,880        57,802
   CMBS......................................            --        6,947        1,916         8,863
   ABS.......................................            --        8,382           --         8,382
                                                 ----------     --------    ---------    ----------
       Total fixed income securities.........        31,007      279,801        9,648       320,456
Short-term investments.......................        11,543           50           --        11,593
Separate account assets......................     2,017,185           --           --     2,017,185
                                                 ----------     --------    ---------    ----------
       TOTAL RECURRING BASIS ASSETS..........     2,059,735      279,851        9,648     2,349,234
                                                 ----------     --------    ---------    ----------
TOTAL ASSETS AT FAIR VALUE...................    $2,059,735     $279,851    $   9,648    $2,349,234
                                                 ==========     ========    =========    ==========
% of total assets at fair value..............          87.7%        11.9%         0.4%        100.0%

LIABILITIES:
Contractholder funds:
   Derivatives embedded in life and annuity
     contracts...............................    $       --     $     --    $(494,149)   $ (494,149)
                                                 ----------     --------    ---------    ----------
TOTAL LIABILITIES AT FAIR VALUE..............    $       --     $     --    $(494,149)   $ (494,149)
                                                 ==========     ========    =========    ==========
% of total liabilities at fair value.........           -- %         -- %       100.0%        100.0%

   The following table summarizes the Company's assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2009:

                                               QUOTED PRICES   SIGNIFICANT
                                                 IN ACTIVE        OTHER    SIGNIFICANT
                                                MARKETS FOR    OBSERVABLE  UNOBSERVABLE BALANCE AS OF
                                              IDENTICAL ASSETS   INPUTS       INPUTS    DECEMBER 31,
                                                 (LEVEL 1)      (LEVEL 2)   (LEVEL 3)       2009
($ IN THOUSANDS)                              ---------------- ----------- ------------ -------------
ASSETS:
Fixed income securities:
   U.S. government and agencies..............    $   29,273     $  52,278    $     --    $   81,551
   Municipal.................................            --         3,095          --         3,095
   Corporate.................................            --       136,484       1,089       137,573
   RMBS......................................            --        67,975          --        67,975
   CMBS......................................            --         8,546       1,158         9,704
   ABS.......................................            --         8,445          --         8,445
                                                 ----------     ---------    --------    ----------
       Total fixed income securities.........        29,273       276,823       2,247       308,343
Short-term investments.......................         8,507            50          --         8,557
Separate account assets......................     2,039,647            --          --     2,039,647
                                                 ----------     ---------    --------    ----------
       TOTAL RECURRING BASIS ASSETS..........     2,077,427       276,873       2,247     2,356,547
                                                 ----------     ---------    --------    ----------
TOTAL ASSETS AT FAIR VALUE...................    $2,077,427     $ 276,873    $  2,247    $2,356,547
                                                 ==========     =========    ========    ==========
% of total assets at fair value..............          88.2%         11.7%        0.1%        100.0%

LIABILITIES:
Contractholder funds:
   Derivatives embedded in life and annuity
     contracts...............................    $       --     $(199,765)   $(15,526)   $ (215,291)
                                                 ----------     ---------    --------    ----------
TOTAL LIABILITIES AT FAIR VALUE..............    $       --     $(199,765)   $(15,526)   $ (215,291)
                                                 ==========     =========    ========    ==========
% of total liabilities at fair value.........           -- %         92.8%        7.2%        100.0%

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

                                          TOTAL REALIZED AND UNREALIZED
                                          GAINS (LOSSES) INCLUDED IN:
                                          -----------------------------   PURCHASES,
                                                            OCI ON          SALES,
                            BALANCE AS OF                STATEMENT OF    ISSUANCES AND TRANSFERS  TRANSFERS BALANCE AS OF
                            DECEMBER 31,     NET          FINANCIAL      SETTLEMENTS,    INTO      OUT OF   DECEMBER 31,
                                2009      INCOME/(1)/      POSITION           NET       LEVEL 3    LEVEL 3      2010
($ IN THOUSANDS)            ------------- ----------     ------------    ------------- ---------  --------- -------------
ASSETS
Fixed income securities:
  Corporate................   $  1,089     $    (1)          $ --           $ 7,740    $      --  $ (7,976)   $     852
  RMBS.....................         --         (17)           131             9,459           --    (2,693)       6,880
  CMBS.....................      1,158          --            758                --           --        --        1,916
                              --------     -------           ----           -------    ---------  --------    ---------
   TOTAL RECURRING
    LEVEL 3 ASSETS.........   $  2,247     $   (18)          $889           $17,199    $      --  $(10,669)   $   9,648
                              ========     =======           ====           =======    =========  ========    =========
LIABILITIES
Contractholder funds:
  Derivatives embedded in
   life and annuity
   contracts...............   $(15,526)    $(4,877)          $ --           $    --    $(473,746) $     --    $(494,149)
                              --------     -------           ----           -------    ---------  --------    ---------
   TOTAL RECURRING
    LEVEL 3 LIABILITIES....   $(15,526)    $(4,877)          $ --           $    --    $(473,476) $     --    $(494,149)
                              ========     =======           ====           =======    =========  ========    =========

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company's independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

   There were no transfers between Level 1 and Level 2 during 2010.

   Transfers out of Level 3 during 2010, including those related to Corporate fixed income securities and RMBS, included situations where a broker quote was used in a prior period and a fair value quote became available from the Company's independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

   Transfers into Level 3 during 2010 also included derivatives embedded in equity-indexed life and annuity contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.

   The following table provides the total gains and (losses) included in net income during 2010 for Level 3 assets still held as of December 31, 2010.

        ($ IN THOUSANDS)
        ASSETS
        Fixed income securities:
           Corporate.......................................... $    (2)
           RMBS...............................................     (11)
           CMBS...............................................      (1)
                                                               -------
               TOTAL RECURRING LEVEL 3 ASSETS................. $   (14)
                                                               =======
        LIABILITIES
        Contractholder funds:
           Derivatives embedded in life and annuity contracts. $(4,877)
                                                               -------
               TOTAL RECURRING LEVEL 3 LIABILITIES............ $(4,877)
                                                               =======

   The amounts in the table above represent losses included in net income during 2010 for the period of time that the asset was determined to be in Level
3. The amounts attributable to fixed income securities are reported in the Statements of Operations and Comprehensive Income in net investment income. The amount attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2009.

                                                                                                               TOTAL GAINS
                                            TOTAL REALIZED AND                                                   (LOSSES)
                                             UNREALIZED GAINS                                                  INCLUDED IN
                                           (LOSSES) INCLUDED IN:                                                NET INCOME
-                                         ----------------------    PURCHASES,                                FOR FINANCIAL
                                                         OCI ON       SALES,     NET TRANSFERS                 INSTRUMENTS
                            BALANCE AS OF             STATEMENT OF ISSUANCES AND    IN AND/    BALANCE AS OF STILL HELD AS OF
                            DECEMBER 31,     NET       FINANCIAL   SETTLEMENTS,    OR (OUT)    DECEMBER 31,    DECEMBER 31,
                                2008      INCOME/(1)/   POSITION        NET       OF LEVEL 3       2009         2009/(2)/
($ IN THOUSANDS)            ------------- ----------  ------------ ------------- ------------- ------------- ----------------
ASSETS
Fixed income securities:
  Corporate................   $  1,307     $    (2)       $ 96        $  (216)       $(96)       $  1,089        $    (2)
  CMBS.....................         --          --         535             --         623           1,158             --
  ABS......................      6,002         288         (19)        (6,271)         --              --             --
                              --------     -------        ----        -------        ----        --------        -------
   TOTAL RECURRING
    LEVEL 3 ASSETS.........   $  7,309     $   286        $612        $(6,487)       $527        $  2,247        $    (2)
                              ========     =======        ====        =======        ====        ========        =======
LIABILITIES
Contractholder funds:
  Derivatives embedded in
   life and annuity
   contracts...............   $(36,544)    $19,984        $ --        $ 1,034        $ --        $(15,526)       $19,984
                              --------     -------        ----        -------        ----        --------        -------
   TOTAL RECURRING
    LEVEL 3 LIABILITIES....   $(36,544)    $19,984        $ --        $ 1,034        $ --        $(15,526)       $19,984
                              ========     =======        ====        =======        ====        ========        =======

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as follows: $288 thousand in realized capital gains and losses and $(2) thousand in net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.
/(2)/The amount above attributable to fixed income securities is reported as a component of net investment income in the Statements of Operations and Comprehensive Income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2008.

                                                                                                            TOTAL GAINS
                                                     TOTAL REALIZED AND                                       (LOSSES)
                                                   UNREALIZED GAINS (LOSSES)                                INCLUDED IN
                                                        INCLUDED IN:                                         NET INCOME
                                                   ------------------------    PURCHASES,                  FOR FINANCIAL
                                                                   OCI ON        SALES,                     INSTRUMENTS
                                     BALANCE AS OF              STATEMENT OF  ISSUANCES AND BALANCE AS OF STILL HELD AS OF
                                      JANUARY 1,      NET        FINANCIAL    SETTLEMENTS,  DECEMBER 31,    DECEMBER 31,
                                         2008      INCOME/(1)/    POSITION         NET          2008         2008/(2)/
($ IN THOUSANDS)                     ------------- ----------   ------------  ------------- ------------- ----------------
ASSETS
Fixed income securities:
  Corporate.........................    $ 1,500     $     (1)      $  --         $  (192)     $  1,307        $     (2)
  ABS...............................     10,484          181        (434)         (4,229)        6,002              (1)
                                        -------     --------       -----         -------      --------        --------
   TOTAL RECURRING LEVEL 3 ASSETS...    $11,984     $    180       $(434)        $(4,421)     $  7,309        $     (3)
                                        =======     ========       =====         =======      ========        ========
LIABILITIES
Contractholder funds:
  Derivatives embedded in life and
   annuity contracts................    $  (256)    $(36,498)      $  --         $   210      $(36,544)       $(36,498)
                                        -------     --------       -----         -------      --------        --------
   TOTAL RECURRING LEVEL 3
    LIABILITIES.....................    $  (256)    $(36,498)      $  --         $   210      $(36,544)       $(36,498)
                                        =======     ========       =====         =======      ========        ========

--------
/(1)/The amount above attributable to fixed income securities is reported in the Statements of Operations and Comprehensive Income as follows: $185 thousand in realized capital gains and losses and $(5) thousand in net investment income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.
/(2)/The amount above attributable to fixed income securities is reported as a component of net investment income in the Statements of Operations and Comprehensive Income. The amount above attributable to derivatives embedded in life and annuity contracts is reported as a component of contract benefits and is ceded in accordance with the Company's reinsurance agreements.

   As of December 31, 2010 and 2009, financial instruments not carried at fair value included contractholder funds on investment contracts. The carrying value and fair value of contractholder funds on investment contracts were $12.69 billion and $11.66 billion, respectively, as of December 31, 2010 and were $13.64 billion and $12.64 billion, respectively, as of December 31, 2009.

   The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company's own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company's own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company's own credit risk.

6. DERIVATIVE FINANCIAL INSTRUMENTS

   The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company does not use derivatives for trading purposes. The Company's embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders; and guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts.

   The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2010. None of these derivatives are designated as accounting hedging instruments.

                                                                    VOLUME -     FAIR
                                                                    NOTIONAL    VALUE,   GROSS   GROSS
                                           BALANCE SHEET LOCATION    AMOUNT      NET     ASSET LIABILITY
($ IN THOUSANDS)                           ----------------------  ---------- ---------  ----- ---------
Equity index and forward starting options
  in life and annuity product contracts... Contractholder funds    $4,351,559 $(473,746)  $--  $(473,746)
Guaranteed accumulation benefits.......... Contractholder funds       228,195   (18,422)   --    (18,422)
Guaranteed withdrawal benefits............ Contractholder funds        32,473    (1,981)   --     (1,981)
                                                                   ---------- ---------   ---  ---------
TOTAL DERIVATIVES.........................                         $4,612,227 $(494,149)  $--  $(494,149)
                                                                   ========== =========   ===  =========

   The following table provides a summary of the volume and fair value positions of embedded derivative financial instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2009. None of these derivatives are designated as accounting hedging instruments.

                                                                    VOLUME -     FAIR
                                                                    NOTIONAL    VALUE,   GROSS   GROSS
                                           BALANCE SHEET LOCATION    AMOUNT      NET     ASSET LIABILITY
($ IN THOUSANDS)                           ----------------------  ---------- ---------  ----- ---------
Equity index and forward starting options
  in life and annuity product contracts... Contractholder funds    $4,018,238 $(199,765)  $--  $(199,765)
Guaranteed accumulation benefits.......... Contractholder funds       237,005   (13,690)   --    (13,690)
Guaranteed withdrawal benefits............ Contractholder funds        37,835    (1,836)   --     (1,836)
                                                                   ---------- ---------   ---  ---------
TOTAL DERIVATIVES.........................                         $4,293,078 $(215,291)  $--  $(215,291)
                                                                   ========== =========   ===  =========

   For the year ended December 31, 2010 gains and losses from valuation and settlements on embedded derivative financial instruments recorded in interest credited to contractholder funds and contract benefits were $31.0 million and $(4.9) million, respectively, which in turn were ceded to ALIC. For the year ended December 31, 2009 gains and losses from valuation and settlements on embedded derivative financial instruments recorded in interest credited to contractholder funds and contract benefits were $(166.3) million and $21.0 million, respectively, which in turn were ceded to ALIC.

OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   There were no off-balance-sheet financial instruments as of December 31, 2010 or 2009.

7. RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS AND CONTRACTHOLDER FUNDS

   As of December 31, the reserve for life-contingent contract benefits consists of the following:

                                                        2010       2009
     ($ IN THOUSANDS)                                ---------- ----------
     Traditional life insurance..................... $1,363,098 $1,280,461
     Immediate fixed annuities......................    680,467    686,057
     Accident and health insurance..................    961,030    831,211
     Other..........................................      6,722      7,658
                                                     ---------- ----------
        Total reserve for life-contingent contract
          benefits.................................. $3,011,317 $2,805,387
                                                     ========== ==========

   The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

        PRODUCT                    MORTALITY               INTEREST RATE           ESTIMATION METHOD
-------------------------   ------------------------  ------------------------  ------------------------
Traditional life            Actual company            Interest rate             Net level premium
insurance                   experience plus loading   assumptions range from    reserve method using the
                                                      4.0% to 8.0%              Company's withdrawal
                                                                                experience rates

Immediate fixed annuities   1983 individual annuity   Interest rate             Present value of
                            mortality table with      assumptions range from    expected future benefits
                            internal modifications;   1.2% to 8.8%              based on historical
                            1983 individual annuity                             experience
                            mortality table; Annuity
                            2000 mortality table
                            with internal
                            modifications

Accident and health         Actual company                                      Unearned premium;
insurance                   experience plus loading                             additional contract
                                                                                reserves for mortality
                                                                                risk

Other:

   Variable annuity         100% of Annuity 2000      Interest rate             Projected benefit ratio
   guaranteed minimum       mortality table           assumptions range from    applied to cumulative
   death benefits                                     4.2% to 5.2%              assessments

   As of December 31, contractholder funds consist of the following:

                                                   2010        2009
         ($ IN THOUSANDS)                       ----------- -----------
         Interest-sensitive life insurance..... $ 4,314,502 $ 3,844,319
         Investment contracts:
            Fixed annuities....................  12,728,648  13,675,700
            Other investment contracts.........     203,921     113,008
                                                ----------- -----------
                Total contractholder funds..... $17,247,071 $17,633,027
                                                =========== ===========

   The following table highlights the key contract provisions relating to contractholder funds:

               PRODUCT                               INTEREST RATE                WITHDRAWAL/SURRENDER CHARGES
-------------------------------------    -------------------------------------  ----------------------------------
Interest-sensitive life insurance        Interest rates credited range from 0%  Either a percentage of account
                                         to 11.5% for equity-indexed life       balance or dollar amount
                                         (whose returns are indexed to the S&P  grading off generally over 20
                                         500) and 2.7% to 6.0% for all other    years
                                         products

Fixed annuities                          Interest rates credited range from 0%  Either a declining or a level
                                         to 8.8% for immediate annuities; 0%    percentage charge generally
                                         to 14.0% for equity-indexed annuities  over nine years or less.
                                         (whose returns are indexed to the S&P  Additionally, approximately
                                         500); and 1.0% to 8.5% for all other   19.0% of fixed annuities are
                                         products                               subject to market value
                                                                                adjustment for discretionary
                                                                                withdrawals.

Other investment contracts:

   Guaranteed minimum income,            Interest rates used in establishing    Withdrawal and surrender
   accumulation and withdrawal           reserves range from 1.8% to 10.3%      charges are based on the terms
   benefits on variable annuities and                                           of the related interest-sensitive
   secondary guarantees on                                                      life insurance or fixed annuity
   interest-sensitive life insurance                                            contract.
   and fixed annuities

   Contractholder funds activity for the years ended December 31 is as follows:

                                                  2010         2009
        ($ IN THOUSANDS)                      -----------  -----------
        Balance, beginning of year........... $17,633,027  $17,787,376
        Deposits.............................   1,521,086    1,751,516
        Interest credited....................     743,075      821,046
        Benefits.............................    (504,789)    (523,905)
        Surrenders and partial withdrawals...  (1,811,355)  (1,826,122)
        Contract charges.....................    (471,729)    (417,398)
        Net transfers from separate accounts.      18,788       14,400
        Other adjustments....................     118,968       26,114
                                              -----------  -----------
        Balance, end of year................. $17,247,071  $17,633,027
                                              ===========  ===========

   The table below presents information regarding the Company's variable annuity contracts with guarantees. The Company's variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts' separate accounts with guarantees.

                                                              DECEMBER 31,
                                                           -------------------
                                                             2010      2009
  ($ IN MILLIONS)                                          --------- ---------
  IN THE EVENT OF DEATH
     Separate account value............................... $ 1,318.1 $ 1,405.4
     Net amount at risk/(1)/.............................. $   126.3 $   213.1
     Average attained age of contractholders..............  57 years  57 years

  AT ANNUITIZATION (INCLUDES INCOME BENEFIT GUARANTEES)
     Separate account value............................... $   252.8 $   263.7
     Net amount at risk/(2)/.............................. $    40.9 $    75.9
     Weighted average waiting period until annuitization
       options available..................................   3 years   3 years

  FOR CUMULATIVE PERIODIC WITHDRAWALS
     Separate account value............................... $    33.1 $    37.8
     Net amount at risk/(3)/.............................. $     0.3 $     0.6

  ACCUMULATION AT SPECIFIED DATES
     Separate account value............................... $   233.7 $   236.8
     Net amount at risk/(4)/.............................. $    18.9 $    26.9
     Weighted average waiting period until guarantee
       date...............................................   9 years  10 years

--------
/(1)/Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date. /(2)/Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
/(3)/Defined as the estimated current guaranteed minimum withdrawal balance
     (initial deposit) in excess of the current account balance as of the balance sheet date.
/(4)/Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

   As of December 31, 2010, liabilities for guarantees included reserves for variable annuity death benefits of $6.7 million, variable annuity income benefits of $19.8 million, variable annuity accumulation benefits of $18.4 million, variable annuity withdrawal benefits of $2.0 million and interest-sensitive life and fixed annuity guarantees of $163.7 million. As of December 31, 2009, liabilities for guarantees included reserves for variable annuity death benefits of $7.7 million, variable annuity income benefits of $24.7 million, variable annuity accumulation benefits of $13.7 million, variable annuity withdrawal benefits of $1.8 million and interest-sensitive life and fixed annuity guarantees of $72.8 million.

8. REINSURANCE

   The Company has reinsurance agreements under which it reinsures all of its business to ALIC or other non-affiliated reinsurers. Under the agreements, premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life policies under coinsurance agreements to a pool of twelve non-affiliated reinsurers.

   As of December 31, 2010, 90.6% of the total reinsurance recoverables were related to ALIC and 9.4% were related to non-affiliated reinsurers. At both December 31, 2010 and 2009, 97% of the Company's non-affiliated reinsurance recoverables are due from companies rated A or better by S&P.

   The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

                                             2010        2009        2008
   ($ IN THOUSANDS)                       ----------  ----------  ----------
   PREMIUMS AND CONTRACT CHARGES
   Direct................................ $1,228,272  $1,194,526  $1,138,747
   Assumed...............................      7,465       7,849       8,576
   Ceded:
      Affiliate..........................   (782,113)   (734,369)   (691,267)
      Non-affiliate......................   (453,624)   (468,006)   (456,056)
                                          ----------  ----------  ----------
   Premiums and contract charges, net of
     reinsurance......................... $       --  $       --  $       --
                                          ==========  ==========  ==========

   The effects of reinsurance on interest credited to contractholder funds, contract benefits and expenses for the years ended December 31 are as follows:

                                                2010         2009         2008
($ IN THOUSANDS)                            -----------  -----------  -----------
INTEREST CREDITED TO CONTRACTHOLDER FUNDS,
  CONTRACT BENEFITS AND EXPENSES
Direct..................................... $ 2,186,031  $ 2,159,262  $ 2,065,299
Assumed....................................       8,153       11,101        8,922
Ceded:
   Affiliate...............................  (1,683,487)  (1,621,011)  (1,468,505)
   Non-affiliate...........................    (510,697)    (549,352)    (605,716)
                                            -----------  -----------  -----------
Interest credited to contractholder funds,
  contract benefits and expenses, net of
  reinsurance.............................. $        --  $        --  $        --
                                            ===========  ===========  ===========

9. GUARANTEES AND CONTINGENT LIABILITIES

GUARANTEES

   In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

   The aggregate liability balance related to all guarantees was not material as of December 31, 2010.

REGULATION AND COMPLIANCE

   The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company's business, if any, are uncertain.

LEGAL AND REGULATORY PROCEEDINGS AND INQUIRIES

BACKGROUND

   The Company and certain affiliates are involved in a number of lawsuits, regulatory inquiries, and other legal proceedings arising out of various aspects of its business. As background to the "Proceedings" subsection below, please note the following:

    . These matters raise difficult and complicated factual and legal issues and are subject to many uncertainties and complexities, including the underlying facts of each matter; novel legal issues; variations between jurisdictions in which matters are being litigated, heard, or investigated; differences in applicable laws and judicial interpretations; the length of time before many of these matters might be resolved by settlement, through litigation, or otherwise; the fact that some of the lawsuits are putative class actions in which a class has not been certified and in which the purported class may not be clearly defined; the fact that some of the lawsuits involve multi-state class actions in which the applicable law(s) for the claims at issue is in dispute and therefore unclear; and the current challenging legal environment faced by large corporations and insurance companies.

    . The outcome of these matters may be affected by decisions, verdicts, and settlements, and the timing of such decisions, verdicts, and settlements, in other individual and class action lawsuits that involve the Company, other insurers, or other entities and by other legal, governmental, and regulatory actions that involve the Company, other insurers, or other entities. The outcome may also be affected by future state or federal legislation, the timing or substance of which cannot be predicted.

    . In the lawsuits, plaintiffs seek a variety of remedies which may include equitable relief in the form of injunctive and other remedies and monetary relief in the form of contractual and extra-contractual damages. In some cases, the monetary damages sought may include punitive or treble damages. Often specific information about the relief sought, such as the amount of damages, is not available because plaintiffs have not requested specific relief in their pleadings. When specific monetary demands are made, they are often set just below a state court jurisdictional limit in order to seek the maximum amount available in state court, regardless of the specifics of the case, while still avoiding the risk of removal to federal court. In the Company's experience, monetary demands in pleadings bear little relation to the ultimate loss, if any, to the Company.

    . In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding.

    . For the reasons specified above, it is not possible to make meaningful estimates of the amount or range of loss that could result from the matters described below in the "Proceedings" subsection. The Company reviews these matters on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. When assessing reasonably possible and probable outcomes, the Company bases its decisions on its assessment of the ultimate outcome following all appeals.

    . Due to the complexity and scope of the matters disclosed in the "Proceedings" subsection below and the many uncertainties that exist, the ultimate outcome of these matters cannot be reasonably predicted. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved, if any, and may be material to the Company's operating results or cash flows for a particular quarterly or annual period. However, based on information currently known to it, management believes that the ultimate outcome of all matters described below, as they are resolved over time, is not likely to have a material adverse effect on the financial position of the Company.

PROCEEDINGS

   Legal proceedings involving Allstate agencies and AIC may impact the Company, even when the Company is not directly involved, because the Company sells its products through a variety of distribution channels including Allstate agencies. Consequently, information about the more significant of these proceedings is provided in the following paragraph.

   AIC is defending certain matters relating to its agency program reorganization announced in 1999. These matters are in various stages of development.

    . These matters include a lawsuit filed in 2001 by the U.S. Equal Employment Opportunity Commission ("EEOC") alleging retaliation under federal civil rights laws (the "EEOC I" suit) and a class action filed in 2001 by former employee agents alleging retaliation and age discrimination under the Age Discrimination in Employment Act ("ADEA"), breach of contract and ERISA violations (the "Romero I" suit). In 2004, in the consolidated EEOC I and Romero I litigation, the trial court issued a memorandum and order that, among other things, certified classes of agents, including a mandatory class of agents who had signed a release, for purposes of effecting the court's declaratory judgment that the release is voidable at the option of the release signer. The court also ordered that an agent who voids the release must return to AIC "any and all benefits received by the [agent] in exchange for signing the release." The court also stated that, "on the undisputed facts of record, there is no basis for claims of age discrimination." The EEOC and plaintiffs asked the court to clarify and/or reconsider its memorandum and order and in January 2007, the judge denied their request. In June 2007, the court granted AIC's motions for summary judgment. Following plaintiffs' filing of a notice of appeal, the U.S. Court of Appeals for the Third Circuit ("Third Circuit") issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's summary judgment motions, remanded the cases to the trial court for additional discovery, and directed that the cases be reassigned to another trial court judge. In January 2010, the cases were assigned to a new judge for further proceedings in the trial court.

    . A putative nationwide class action has also been filed by former employee agents alleging various violations of ERISA, including a worker classification issue. These plaintiffs are challenging certain amendments to the Agents Pension Plan and are seeking to have exclusive agent independent contractors treated as employees for benefit purposes. This matter was dismissed with prejudice by the trial court, was the subject of further proceedings on appeal, and was reversed and remanded to the trial court in 2005. In June 2007, the court granted AIC's motion to dismiss the case. Following plaintiffs' filing of a notice of appeal, the Third Circuit issued an order in December 2007 stating that the notice of appeal was not taken from a final order within the meaning of the federal law and thus not appealable at this time. In March 2008, the Third Circuit decided that the appeal should not summarily be dismissed and that the question of whether the matter is appealable at this time will be addressed by the Third Circuit along with the merits of the appeal. In July 2009, the Third Circuit vacated the decision which granted AIC's motion to dismiss the case, remanded the case to the trial court for additional discovery, and directed that the case be reassigned to another trial court judge. In January 2010, the case was assigned to a new judge for further proceedings in the trial court.

   In these agency program reorganization matters, plaintiffs seek compensatory and punitive damages, and equitable relief. AIC has been vigorously defending these lawsuits and other matters related to its agency program reorganization.

OTHER MATTERS

   Various other legal, governmental, and regulatory actions, including state market conduct exams, and other governmental and regulatory inquiries are pending from time to time that involve the Company and specific aspects of its conduct of business. Like other members of the insurance industry, the Company is the target of a number of lawsuits and proceedings, some of which involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company's practices. The outcome of these disputes is currently unpredictable. However, based on information currently known to it and the existence of the reinsurance agreements with ALIC, management believes that the ultimate outcome of all matters described in this "Other Matters" subsection, in excess of amounts currently reserved, if any, as they are resolved over time, is not likely to have a material effect on the operating results, cash flows or financial position of the Company.

10. INCOME TAXES

   The Company joins the Corporation and its other domestic subsidiaries (the "Allstate Group") in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the "Allstate Tax Sharing Agreement"). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group's federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. The Company also has a supplemental tax sharing agreement with respect to reinsurance ceded to ALIC to allocate the tax benefits and costs related to such reinsurance. Effectively, these agreements result in the Company's annual income tax provision being computed, with adjustments, as if the Company filed a separate return, adjusted for the reinsurance ceded to ALIC.

   The Internal Revenue Service ("IRS") is currently examining the Allstate Group's 2007 and 2008 federal income tax returns. The IRS has completed its examination of the Allstate Group's federal income tax returns through 2006 and the statute of limitations has expired on years prior to 2005. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

   The Company had no liability for unrecognized tax benefits as of December 31, 2010 or 2009, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

   The components of the deferred income tax assets and liabilities as of December 31 are as follows:

                                                       2010     2009
          ($ IN THOUSANDS)                           -------  -------
          DEFERRED ASSETS
          Tax credit carryforward................... $     7  $    --
                                                     -------  -------
             Total deferred assets..................       7       --
                                                     -------  -------
          DEFERRED LIABILITIES
             Unrealized net capital gains...........  (5,463)  (2,995)
             Other liabilities......................    (377)    (305)
                                                     -------  -------
                 Total deferred liabilities.........  (5,840)  (3,300)
                                                     -------  -------
                    Net deferred liabilities........ $(5,833) $(3,300)
                                                     =======  =======

   Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the Company's assessment that the deductions ultimately recognized for tax purposes will be fully utilized.

   The components of income tax expense for the years ended December 31 are as follows:

                                             2010   2009   2008
               ($ IN THOUSANDS)             ------ ------ ------
               Current..................... $4,386 $4,447 $7,054
               Deferred....................     65    187   (136)
                                            ------ ------ ------
                  Total income tax expense. $4,451 $4,634 $6,918
                                            ====== ====== ======

   As of December 31, 2010, the Company has tax credit carryforwards of $7 thousand which will be available to offset future tax liabilities. These carryforwards will expire at the end of 2029 and 2030.

   The Company paid income taxes of $4.7 million, $6.8 million and $4.9 million in 2010, 2009 and 2008, respectively.

   A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

                                                 2010  2009  2008
                                                 ----  ----  ----
              Statutory federal income tax rate. 35.0% 35.0% 35.0%
              Other............................. (0.1) (0.1) (0.2)
                                                 ----  ----  ----
              Effective income tax rate......... 34.9% 34.9% 34.8%
                                                 ====  ====  ====

11. STATUTORY FINANCIAL INFORMATION

   The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners ("NAIC"), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner.

   Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

   Statutory net income for 2010, 2009, and 2008 was $8.7 million, $8.5 million and $7.8 million, respectively. Statutory capital and surplus was $310.8 million and $306.0 million as of December 31, 2010 and 2009, respectively.

DIVIDENDS

   The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can pay during 2011 without prior approval of the Nebraska Department of Insurance is $31.1 million. The Company did not pay any dividends in 2010.

12. OTHER COMPREHENSIVE INCOME

   The components of other comprehensive income (loss) on a pre-tax and after-tax basis for the years ended December 31 are as follows:

                                                                                   2010
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
($ IN THOUSANDS)                                                        -------  -------  ---------
Unrealized net holding gains arising during the period................. $ 7,746  $(2,711)  $ 5,035
Less: reclassification adjustment of realized capital gains and losses.     694     (243)      451
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................   7,052   (2,468)    4,584
                                                                        -------  -------   -------
Other comprehensive income............................................. $ 7,052  $(2,468)  $ 4,584
                                                                        =======  =======   =======

                                                                                   2009
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
                                                                        -------  -------  ---------
Unrealized net holding gains arising during the period................. $10,135  $(3,547)  $ 6,588
Less: reclassification adjustment of realized capital gains and losses.   1,238     (433)      805
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................   8,897   (3,114)    5,783
                                                                        -------  -------   -------
Other comprehensive income............................................. $ 8,897  $(3,114)  $ 5,783
                                                                        =======  =======   =======

                                                                                   2008
                                                                        --------------------------
                                                                        PRE-TAX    TAX    AFTER-TAX
                                                                        -------  -------  ---------
Unrealized net holding losses arising during the period................ $(3,078) $ 1,077   $(2,001)
Less: reclassification adjustment of realized capital gains and losses.   3,615   (1,265)    2,350
                                                                        -------  -------   -------
Unrealized net capital gains and losses................................  (6,693)   2,342    (4,351)
                                                                        -------  -------   -------
Other comprehensive loss............................................... $(6,693) $ 2,342   $(4,351)
                                                                        =======  =======   =======

                         LINCOLN BENEFIT LIFE COMPANY

                      SCHEDULE I--SUMMARY OF INVESTMENTS
                   OTHER THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 2010

                                                                                              AMOUNT AT
                                                                                                WHICH
                                                                                              SHOWN IN
                                                                          AMORTIZED  FAIR    THE BALANCE
                                                                            COST     VALUE      SHEET
($ IN THOUSANDS)                                                          --------- -------- -----------
TYPE OF INVESTMENT
Fixed maturities:
   Bonds:
       United States government, government agencies and authorities..... $ 70,426  $ 73,556  $ 73,556
       States, municipalities and political subdivisions.................    2,999     3,176     3,176
       Foreign governments...............................................    4,998     5,090     5,090
       Public utilities..................................................   14,013    15,063    15,063
       All other corporate bonds.........................................  140,248   148,524   148,524
   Asset-backed securities...............................................    8,265     8,382     8,382
   Residential mortgage-backed securities................................   55,376    57,802    57,802
   Commercial mortgage-backed securities.................................    8,523     8,863     8,863
                                                                          --------  --------  --------
       Total fixed maturities............................................  304,848   320,456   320,456
Short-term investments...................................................   11,593    11,593    11,593
                                                                          --------  --------  --------
       Total investments................................................. $316,441  $332,049  $332,049
                                                                          ========  ========  ========

                         LINCOLN BENEFIT LIFE COMPANY

                           SCHEDULE IV--REINSURANCE

                                                                                PERCENTAGE
                                                 CEDED TO      ASSUMED          OF AMOUNT
                                     GROSS         OTHER      FROM OTHER  NET    ASSUMED
                                     AMOUNT    COMPANIES/(1)/ COMPANIES  AMOUNT   TO NET
($ IN THOUSANDS)                  ------------ -------------  ---------- ------ ----------
YEAR ENDED DECEMBER 31, 2010
Life insurance in force.......... $358,242,997 $364,544,022   $6,301,025  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,111,971 $  1,119,436   $    7,465  $--      -- %
   Accident and health insurance.      116,301      116,301           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,228,272 $  1,235,737   $    7,465  $--      -- %
                                  ============ ============   ==========  ===
YEAR ENDED DECEMBER 31, 2009
Life insurance in force.......... $349,952,260 $356,581,252   $6,628,992  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,072,840 $  1,080,689   $    7,849  $--      -- %
   Accident and health insurance.      121,686      121,686           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,194,526 $  1,202,375   $    7,849  $--      -- %
                                  ============ ============   ==========  ===
YEAR ENDED DECEMBER 31, 2008
Life insurance in force.......... $337,177,898 $344,250,029   $7,072,131  $--      -- %
                                  ============ ============   ==========  ===
Premiums and contract charges:
   Life and annuities............ $  1,017,339 $  1,025,915   $    8,576  $--      -- %
   Accident and health insurance.      121,408      121,408           --   --      -- %
                                  ------------ ------------   ----------  ---
                                  $  1,138,747 $  1,147,323   $    8,576  $--      -- %
                                  ============ ============   ==========  ===

--------
/(1)/No reinsurance or coinsurance income was netted against premiums ceded in 2010, 2009 and 2008.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Lincoln Benefit Life Company
Lincoln, NE

We have audited the accompanying Statements of Financial Position of Lincoln Benefit Life Company (the "Company"), an affiliate of The Allstate Corporation, as of December 31, 2010 and 2009, and the related Statements of Operations and Comprehensive Income, Shareholder's Equity, and Cash Flows for each of the three years in the period ended December 31, 2010. Our audits also included
Schedule I--Summary of Investments--Other than Investments in Related Parties and Schedule IV--Reinsurance. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Lincoln Benefit Life Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I--Summary of Investments--Other than Investments in Related Parties and Schedule IV--Reinsurance, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Chicago, Illinois
March 11, 2011

ITEM 11(F).SELECTED FINANCIAL DATA

                         LINCOLN BENEFIT LIFE COMPANY

                   5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                         2010        2009        2008         2007         2006
($ IN THOUSANDS)                      ----------- ----------- ----------- -----------  -----------
OPERATING RESULTS
Net investment income................ $    12,067 $    11,783 $    13,940 $    14,257  $    13,948
Realized capital gains and losses....         694       1,480       5,952        (417)      (1,255)
Total revenues.......................      12,761      13,263      19,892      13,840       12,693
Net income...........................       8,310       8,629      12,974       9,005        8,260

FINANCIAL POSITION
Investments.......................... $   332,049 $   316,900 $   310,031 $   301,201  $   276,322
Total assets.........................  22,729,575  22,932,908  22,655,371  23,700,007   23,862,919
Reserve for life-contingent contract
  benefits and contractholder
  funds..............................  20,258,388  20,438,414  20,368,562  20,169,001   20,322,077
Shareholder's equity.................     325,867     312,973     298,561     289,938      276,626

ITEM 11(H).MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
           RESULTS OF OPERATIONS

OVERVIEW

   The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit Life Company (referred to in this document as "we", "Lincoln Benefit", "our", "us" or the "Company"). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

   The most important factors we monitor to evaluate the financial condition and performance of our company include:

    . For operations: premiums and contract charges ceded to ALIC, and invested assets;

    . For investments: credit quality/experience, realized capital gains and losses, investment income, unrealized capital gains and losses, stability of long-term returns, cash flows and asset duration; and

    . For financial condition: financial strength ratings and capital positions.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

    .  Fair value of financial assets

    .  Impairment of fixed income securities

   In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our businesses and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

   A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see Note 2 of the financial statements.

   FAIR VALUE OF FINANCIAL ASSETS Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We categorize our financial assets measured at fair value into a three-level hierarchy based on the observability of inputs to the valuation techniques as follows:

LEVEL 1:Financial asset values are based on unadjusted quoted prices for identical assets in an active market that we can access.

LEVEL 2:Financial asset values are based on the following:

       (a)Quoted prices for similar assets in active markets;

       (b)Quoted prices for identical or similar assets in markets that are not active; or

       (c)Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset.

LEVEL 3:Financial asset values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect our estimates of the assumptions that market participants would use in valuing the financial assets.

   Observable inputs are inputs that reflect the assumptions market participants would use in valuing financial assets that are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs reflect our estimates of the assumptions market participants would use in valuing financial assets and are developed based on the best information available in the circumstances. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information.

   We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We gain assurance on the overall reasonableness and consistent application of valuation input assumptions, valuation methodologies and compliance with accounting standards for fair value determination through the execution of various processes and controls designed to ensure that our financial assets are appropriately valued. We monitor fair values received from third parties and those derived internally on an ongoing basis.

   We employ independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

   Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual securities for which a fair value has been requested under the terms of our agreements. For certain security types, fair values are derived from the valuation service providers' proprietary valuation models. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

   For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

   The fair value of certain financial assets, including privately placed corporate fixed income securities, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Internally developed valuation models, which include inputs that may not be market observable and as such involve some degree of judgment, are considered appropriate for each class of security to which they are applied.

   Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data. Additional inputs that are used include internally-derived assumptions such as liquidity premium and credit ratings, as well as instrument-specific characteristics that include, but are not limited to, coupon rate, expected cash flows, sector of the issuer, and call provisions. Our internally assigned credit ratings are developed at a more detailed level than externally published ratings and allow for a more precise match of these ratings to other market observable valuation inputs, such as credit and sector spreads, when performing these valuations. Due to the existence of non-market observable inputs, such as liquidity premiums, judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets' fair values.

   For the majority of our financial assets measured at fair value, all significant inputs are based on market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

   We believe our most significant exposure to changes in fair value is due to market risk. Our exposure to changes in market conditions is discussed fully in the Market Risk section of the MD&A.

   We employ specific control processes to determine the reasonableness of the fair values of our financial assets. Our processes are designed to ensure that the values received or internally estimated are accurately recorded and that the data inputs and the valuation techniques utilized are appropriate, consistently applied, and that the assumptions are reasonable and consistent with the objective of determining fair value. For example, on a continuing basis, we assess the reasonableness of individual security values received from valuation service providers and those derived from internal models that exceed certain thresholds as compared to previous values received from those valuation service providers or derived from internal models. In addition, we may validate the reasonableness of fair value by comparing information obtained from our valuation service providers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal pricing models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

   We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal pricing model. As of December 31, 2010 and 2009, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal pricing model.

   The following table identifies fixed income and short-term investments as of December 31, 2010 by source of value determination:

                                                       FAIR    PERCENT
                                                       VALUE   TO TOTAL
        ($ IN THOUSANDS)                              -------- --------
        Fair value based on internal sources......... $ 12,444    3.7%
        Fair value based on external sources/(1)/....  319,605   96.3
                                                      --------  -----
        Total........................................ $332,049  100.0%
                                                      ========  =====

--------
/(1)/Includes $6.9 million that are valued using broker quotes.

   For more detailed information on our accounting policy for the fair value of financial assets and the financial assets by level in the fair value hierarchy, see Notes 2 and 5 of the financial statements.

   IMPAIRMENT OF FIXED INCOME SECURITIES For fixed income securities classified as available for sale, the difference between fair value and amortized cost, net of deferred income taxes, is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security whose carrying value may be other-than-temporarily impaired.

   For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security's decline in fair value is considered other than temporary and is recorded in earnings.

   If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security discounted at the security's original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

   Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer's ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management's intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder's equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes, would already be reflected as a component of accumulated other comprehensive income in shareholder's equity.

   The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluation of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

   For additional detail on investment impairments, see Note 4 of the financial statements.

OPERATIONS

   OVERVIEW AND STRATEGY We are a wholly owned subsidiary of Allstate Life Insurance Company ("ALIC"), which is a wholly owned subsidiary of Allstate Insurance Company ("AIC"), a wholly owned subsidiary of Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the "Corporation"). We provide life insurance, retirement and investment products. Our products include interest-sensitive, traditional and variable life insurance and fixed annuities such as deferred and immediate annuities. Our products are sold through multiple distribution channels including Allstate exclusive agencies, which include exclusive financial specialists, and independent agents (including master brokerage agencies).

   NET INCOME Net income for the years ended December 31 is presented in the following table:

                                              2010     2009     2008
         ($ IN THOUSANDS)                   -------  -------  -------
         Net investment income............. $12,067  $11,783  $13,940
         Realized capital gains and losses.     694    1,480    5,952
         Income tax expense................  (4,451)  (4,634)  (6,918)
                                            -------  -------  -------
         Net income........................ $ 8,310  $ 8,629  $12,974
                                            =======  =======  =======

   We have reinsurance agreements whereby all premiums, contract charges, interest credited to contractholder funds, contract benefits and substantially all expenses are ceded to ALIC and other non-affiliated reinsurers, and are reflected net of such reinsurance in the Statements of Operations and Comprehensive Income. Our results of operations include net investment income and realized capital gains and losses recognized in connection with the assets that are not transferred under the reinsurance agreements.

   NET INCOME decreased 3.7% in 2010 compared to 2009 and 33.5% in 2009 compared to 2008. The decrease in 2010 was due to lower net realized capital gains. The decrease in 2009 was due to lower net realized capital gains and lower net investment income.

   INCOME TAX EXPENSE decreased 3.9% in 2010 compared to 2009 and 33.0% in 2009 compared to 2008. These changes were due to the proportional change in the income on which the income tax expense was determined.

   FINANCIAL POSITION The financial position for the years ended December 31 is presented in the following table:

                                                       2010        2009
     ($ IN THOUSANDS)                               ----------- -----------
     Fixed income securities/(1)/.................. $   320,456 $   308,343
     Short-term/(2)/...............................      11,593       8,557
                                                    ----------- -----------
        Total investments.......................... $   332,049 $   316,900
                                                    =========== ===========
     Cash.......................................... $     3,550 $    10,063
     Reinsurance recoverable from ALIC.............  18,365,058  18,689,074
     Reinsurance recoverable from non-affiliates...   1,906,574   1,766,824
     Contractholder funds..........................  17,247,071  17,633,027
     Reserve for life-contingent contract benefits.   3,011,317   2,805,387
     Separate accounts assets and liabilities......   2,017,185   2,039,647

--------
/(1)/Fixed income securities are carried at fair value. Amortized cost basis for these securities was $304.8 million and $299.8 million as of December 31, 2010 and 2009, respectively.
/(2)/Short-term investments are carried at fair value. Amortized cost basis for these securities was $11.6 million and $8.6 million as of December 31, 2010 and 2009, respectively.

   Total investments increased to $332.0 million as of December 31, 2010 from $316.9 million as of December 31, 2009 primarily due to purchases of fixed income securities and increased net unrealized capital gains on fixed income securities.

   FIXED INCOME SECURITIES by type are listed in the table below.

                                                          PERCENT TO                    PERCENT TO
                                        FAIR VALUE AS OF     TOTAL    FAIR VALUE AS OF     TOTAL
                                        DECEMBER 31, 2010 INVESTMENTS DECEMBER 31, 2009 INVESTMENTS
($ IN THOUSANDS)                        ----------------- ----------- ----------------- -----------
U.S. government and agencies...........     $ 73,556         22.1%        $ 81,551         25.7%
Municipal..............................        3,176          1.0            3,095          1.0
Corporate..............................      163,587         49.3          137,573         43.4
Foreign government.....................        5,090          1.5               --           --
Residential mortgage-backed securities
  ("RMBS").............................       57,802         17.4           67,975         21.4
Commercial mortgage-backed securities
  ("CMBS").............................        8,863          2.7            9,704          3.1
Asset-backed securities ("ABS")........        8,382          2.5            8,445          2.7
                                            --------         ----         --------         ----
Total fixed income securities..........     $320,456         96.5%        $308,343         97.3%
                                            ========         ====         ========         ====

   As of December 31, 2010, all of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody's, a rating of AAA, AA, A or BBB from Standard & Poor's ("S&P"), Fitch, Dominion, or Realpoint, a rating of aaa, aa, a, or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available.

   The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2010.

                                                AAA                  AA                   A
                                        -------------------- ------------------  --------------------
                                         FAIR    UNREALIZED   FAIR   UNREALIZED   FAIR    UNREALIZED
                                         VALUE   GAIN/(LOSS)  VALUE  GAIN/(LOSS)  VALUE   GAIN/(LOSS)
($ IN THOUSANDS)                        -------- ----------- ------- ----------- -------- -----------
U.S. government and agencies........... $ 73,556   $3,130    $    --   $   --    $     --   $   --

Municipal
   Tax exempt..........................       --       --        509        9          --       --
   Taxable.............................       --       --      2,667      168          --       --

Corporate
   Public..............................    3,094       99     32,761    1,740     102,130    6,641
   Privately placed....................    5,079       79     15,824      639          --       --

Foreign government.....................       --       --      5,090       92          --       --

RMBS
   U.S. government sponsored entities
     ("U.S. Agency")...................   48,133    2,292         --       --          --       --
   Prime residential mortgage-backed
     securities ("Prime")..............    2,789        5         --       --       4,180       77
   Alt-A residential mortgage-backed...
   securities ("Alt-A")................       --       --         --       --       2,700       52

CMBS...................................    6,947      427      1,916      (87)         --       --

ABS....................................       --       --      8,382      117          --       --
                                        --------   ------    -------   ------    --------   ------
Total fixed income securities.......... $139,598   $6,032    $67,149   $2,678    $109,010   $6,770
                                        ========   ======    =======   ======    ========   ======

                                           BAA                TOTAL
                                    ------------------ --------------------
                                    FAIR   UNREALIZED   FAIR    UNREALIZED
                                    VALUE  GAIN/(LOSS)  VALUE   GAIN/(LOSS)
                                    ------ ----------- -------- -----------
     U.S. government and agencies.. $   --    $ --     $ 73,556   $ 3,130

     Municipal
        Tax exempt.................     --      --          509         9
        Taxable....................     --      --        2,667       168

     Corporate
        Public.....................  4,699     128      142,684     8,608
        Privately placed...........     --      --       20,903       718

     Foreign government............     --      --        5,090        92

     RMBS
        U.S. Agency................     --      --       48,133     2,292
        Prime......................     --      --        6,969        82
        Alt-A......................     --      --        2,700        52

     CMBS..........................     --      --        8,863       340

     ABS...........................     --      --        8,382       117
                                    ------    ----     --------   -------
     Total fixed income securities. $4,699    $128     $320,456   $15,608
                                    ======    ====     ========   =======

   RMBS, CMBS AND ABS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a "class", qualifies for a specific original rating. For example, the "senior" portion or "top" of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages ("ARM")) or may contain features of both fixed and variable rate mortgages.

   RMBS, including U.S. Agency, Prime and Alt-A, totaled $57.8 million, with 100% rated investment grade, as of December 31, 2010. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with our RMBS portfolio is mitigated due to the fact that 83.3% of the portfolio consists of securities that were issued by or have underlying collateral guaranteed by U.S. government agencies.

   CMBS totaled $8.9 million, with 100% rated investment grade, as of December 31, 2010. The CMBS portfolio is subject to credit risk, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

   ABS totaled $8.4 million, with 100% rated investment grade, as of December 31, 2010. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees and/or insurance.

   SHORT-TERM INVESTMENTS Our short-term investment portfolio was $11.6 million and $8.6 million as of December 31, 2010 and 2009, respectively.

   UNREALIZED NET CAPITAL GAINS totaled $15.6 million as of December 31, 2010 compared to $8.6 million as of December 31, 2009. The improvement since December 31, 2009 was primarily a result of declining risk-free interest rates and tightening of credit spreads in certain sectors. The following table presents unrealized net capital gains and losses, pre-tax and after-tax as of December 31.

                                                           2010     2009
     ($ IN THOUSANDS)                                    -------  -------
     U.S. government and agencies....................... $ 3,130  $ 1,569
     Municipal..........................................     177       96
     Corporate..........................................   9,326    6,107
     Foreign government.................................      92       --
     RMBS...............................................   2,426    1,649
     CMBS...............................................     340     (816)
     ABS................................................     117      (49)
                                                         -------  -------
     Unrealized net capital gains and losses, pre-tax...  15,608    8,556
     Deferred income taxes..............................  (5,463)  (2,995)
                                                         -------  -------
     Unrealized net capital gains and losses, after-tax. $10,145  $ 5,561
                                                         =======  =======

   The unrealized net capital gain for the fixed income portfolio totaled $15.6 million and comprised $16.1 million of gross unrealized gains and $492 thousand of gross unrealized losses as of December 31, 2010. This is compared to unrealized net capital gain for the fixed income portfolio totaling $8.6 million, comprised of $9.93 million of gross unrealized gains and $1.37 million of gross unrealized losses as of December 31, 2009.

   Gross unrealized gains and losses as of December 31, 2010 on fixed income securities by type and sector are provided in the table below.

                                                                            AMORTIZED
                                                  GROSS UNREALIZED          COST AS A    FAIR VALUE
                                 PAR    AMORTIZED ---------------   FAIR    PERCENT OF AS A PERCENT OF
                                VALUE     COST     GAINS   LOSSES   VALUE   PAR VALUE     PAR VALUE
($ IN THOUSANDS)               -------- --------- -------  ------  -------- ---------- ---------------
Corporate:
   Consumer goods (cyclical
     and non-cyclical)........ $ 56,050 $ 56,363  $ 3,573  $ (19)  $ 59,917   100.6%        106.9%
   Financial services.........   19,000   19,000      872     --     19,872   100.0         104.6
   Banking....................   17,000   16,994    1,103     --     18,097   100.0         106.5
   Energy.....................   16,000   16,098      719     --     16,817   100.6         105.1
   Utilities..................   14,000   14,013    1,050     --     15,063   100.1         107.6
   Capital goods..............   11,000   11,110    1,046     --     12,156   101.0         110.5
   Transportation.............    7,350    7,565      374     --      7,939   102.9         108.0
   Basic industry.............    7,000    7,123      372     --      7,495   101.8         107.1
   Technology.................    6,000    5,995      236     --      6,231    99.9         103.9
                               -------- --------  -------  -----   --------
Total corporate fixed income
  portfolio...................  153,400  154,261    9,345    (19)   163,587   100.6         106.6
                               -------- --------  -------  -----   --------
U.S. government and
  agencies....................   67,320   70,426    3,513   (383)    73,556   104.6         109.3
Municipal.....................    3,000    2,999      177     --      3,176   100.0         105.9
Foreign government............    5,000    4,998       92     --      5,090   100.0         101.8
RMBS..........................   55,362   55,376    2,429     (3)    57,802   100.0         104.4
CMBS..........................    8,500    8,523      427    (87)     8,863   100.3         104.3
ABS...........................    8,070    8,265      117     --      8,382   102.4         103.9
                               -------- --------  -------  -----   --------
Total fixed income securities. $300,652 $304,848  $16,100  $(492)  $320,456   101.4         106.6
                               ======== ========  =======  =====   ========

   The consumer goods sector had the only gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2010. In general, credit spreads remain wider than at initial purchase for most of the securities with gross unrealized losses.

   We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income security that may be other-than-temporarily impaired. The process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which we may have a concern, are evaluated based on facts and circumstances for inclusion on our watch-list. All investments in an unrealized loss position as of December 31, 2010 were included in our portfolio monitoring process for determining whether declines in value were other than temporary.

   The extent and duration of a decline in fair value for fixed income securities have become less indicative of actual credit deterioration with respect to an issue or issuer. While we continue to use declines in fair value and the length of time a security is in an unrealized loss position as indicators of potential credit deterioration, our determination of whether a security's decline in fair value is other than temporary has placed greater emphasis on our analysis of the underlying credit and collateral and related estimates of future cash flows.

   As of December 31, 2010, all of the $492 thousand of unrealized losses are related to fixed income securities with an unrealized loss position less than 20% of amortized cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. As of December 31, 2010, we do not have the intent to sell and it is not more likely than not we will be required to sell these securities before the recovery of their amortized cost basis.

   We also monitor the quality of our fixed income portfolio by categorizing certain investments as "problem," "restructured," or "potential problem." Problem fixed income securities are in default with respect to principal or interest and/or are investments issued by companies that have gone into bankruptcy subsequent to our acquisition. Fixed income securities are categorized as restructured when the debtor is experiencing financial difficulty and we grant a concession. Potential problem fixed income securities are current with respect to contractual principal and/or interest, but because of other facts and circumstances, we have concerns regarding the borrower's ability to pay future principal and interest according to the original terms, which causes us to believe these investments may be classified as problem or restructured in the future.

   As of December 31, 2010 and 2009, we did not have any fixed income securities categorized as problem, restructured or potential problem.

   NET INVESTMENT INCOME The following table presents net investment income for the years ended December 31.

                                              2010     2009     2008
         ($ IN THOUSANDS)                   -------  -------  -------
         Fixed income securities........... $12,480  $12,098  $13,302
         Short-term and other investments..      21      107      992
                                            -------  -------  -------
         Investment income, before expense.  12,501   12,205   14,294
         Investment expense................    (434)    (422)    (354)
                                            -------  -------  -------
         Net investment income............. $12,067  $11,783  $13,940
                                            =======  =======  =======

   Net investment income increased 2.4% or $284 thousand in 2010 compared to 2009, after decreasing 15.5% or $2.2 million in 2009 compared to 2008. The 2010 increase was primarily due to higher average investment balances. The 2009 decrease was primarily due to lower yields.

   REALIZED CAPITAL GAINS AND LOSSES The following table presents realized capital gains and losses and the related tax effect for the years ended December 31.

                                                    2010   2009     2008
     ($ IN THOUSANDS)                              -----  ------  -------
     Realized capital gains and losses, pre-tax... $ 694  $1,480  $ 5,952
     Income tax expense...........................  (243)   (518)  (2,083)
                                                   -----  ------  -------
     Realized capital gains and losses, after-tax. $ 451  $  962  $ 3,869
                                                   =====  ======  =======

   Net realized capital gains in 2010 comprised entirely of gross gains of $694 thousand. Net realized capital gains of $1.5 million in 2009 comprised gross gains of $1.5 million and gross losses of $8 thousand. The net realized capital gains in 2010, 2009 and 2008 were related to sales of investments.

   CASH As of December 31, 2010, our cash balance was $3.6 million compared to $10.1 million as of December 31, 2009. Fluctuations in our cash flows generally result from differences in the timing of reinsurance payments to and from ALIC and changes in short-term investments.

   REINSURANCE RECOVERABLE, CONTRACTHOLDER FUNDS AND RESERVE FOR LIFE-CONTINGENT CONTRACT BENEFITS Under GAAP, when reinsurance contracts do not relieve the ceding company of legal liability to contractholders, the ceding company is required to report reinsurance recoverables arising from these contracts separately as assets. The liabilities for the contracts are reported as contractholder funds, reserve for life-contingent contract benefits, or separate accounts liabilities depending on the characteristics of the contracts. We reinsure all reserve liabilities with ALIC or other non-affiliated reinsurers. Reinsurance recoverables and the related reserve for life-contingent contract benefits and contractholder funds are reported separately in the Statements of Financial Position, while the assets which support the separate accounts liabilities are reflected as separate accounts assets.

   As of December 31, 2010, contractholder funds decreased to $17.25 billion from $17.63 billion as of December 31, 2009 as a result of new and additional deposits on fixed annuities and interest-sensitive life policies and interest credited to contractholder funds being more than offset by surrenders, withdrawals, benefit payments and related contract charges. The reserve for life-contingent contract benefits increased to $3.01 billion as of December 31, 2010 from $2.81 billion as of December 31, 2009 due primarily to the aging of the in-force block of certain business and sales of traditional life insurance, partially offset by benefits paid and policy lapses. Reinsurance recoverables from ALIC decreased by $324.0 million and reinsurance recoverables from non-affiliates increased $139.8 million.

   We purchase reinsurance after evaluating the financial condition of the reinsurer, as well as the terms and price of coverage. As of December 31, 2010, 97% of reinsurance recoverables due from non-affiliated companies were reinsured under uncollateralized reinsurance agreements with companies that had a financial strength rating of A or above, as measured by S&P. In certain cases, these ratings refer to the financial strength of the affiliated group or parent company of the reinsurer. We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three years ended December 31, 2010.

MARKET RISK

   Market risk is the risk that we will incur losses due to adverse changes in interest rates and credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities, which are transferred to ALIC in accordance with our reinsurance agreements.

   OVERVIEW In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to attractive and stable profits and long-term capital growth.

   We manage our exposure to market risk through the use of asset allocation, duration, and as appropriate, through the use of stress tests. We have asset allocation limits that place restrictions on the total funds that may be invested within an asset class. We have duration limits on our investment portfolio and, as appropriate, on individual components of the portfolio. These duration limits place restrictions on the amount of interest rate risk that may be taken. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies.

   INTEREST RATE RISK is the risk that we will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of our interest bearing assets. This risk arises from our investment in interest-sensitive assets. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

   One of the measures used to quantify interest rate exposure is duration. Duration measures the price sensitivity of assets to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Our asset duration was 3.4 and 3.7 as of December 31, 2010 and 2009, respectively.

   To calculate duration, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations.

   Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in interest rates ("rate shock") would decrease the net fair value of the assets by $11.3 million, which is the same amount as December 31, 2009. The selection of a 100 basis point immediate parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

   To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

   CREDIT SPREAD RISK is the risk that we will incur a loss due to adverse changes in credit spreads ("spreads"). This risk arises from many of our primary activities, as we invest funds in spread-sensitive fixed income assets.

   We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

   Spread duration is calculated similarly to interest rate duration. As of December 31, 2010, the spread duration of assets was 3.5, compared to 3.6 as of December 31, 2009. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2010, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings ("spread shock") would decrease the net fair value of the assets by $10.1 million, compared to $8.4 million as of December 31, 2009. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

   EQUITY PRICE RISK is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2010 and 2009, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $2.02 billion and $2.04 billion, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. All variable life and annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of ALIC's risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged.

   As of December 31, 2010 and 2009 we had $4.38 billion and $4.16 billion, respectively, in equity-indexed annuity liabilities that provide customers with interest crediting rates based on the performance of the S&P 500. All contract charges and fees, and liabilities and benefits related to equity-indexed annuity liabilities are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure.

CAPITAL RESOURCES AND LIQUIDITY

   CAPITAL RESOURCES consist of shareholder's equity. The following table summarizes our capital resources as of December 31.

                                                    2010     2009     2008
   ($ IN THOUSANDS)                               -------- -------- --------
   Common stock, retained income and additional
     capital paid-in............................. $315,722 $307,412 $298,783
   Accumulated other comprehensive income (loss).   10,145    5,561     (222)
                                                  -------- -------- --------
   Total shareholder's equity.................... $325,867 $312,973 $298,561
                                                  ======== ======== ========

   SHAREHOLDER'S EQUITY increased in 2010 due to net income and increased unrealized net capital gains. Shareholder's equity increased in 2009, due to net income and a favorable change in unrealized net capital gains and losses.

   FINANCIAL RATINGS AND STRENGTH We share the insurance financial strength ratings of our parent, ALIC, as our business is reinsured to ALIC. The following table summarizes ALIC's financial strength ratings as of December 31, 2010.

         RATING AGENCY                                 RATING
         -------------                                 ----------------
         A.M. Best Company, Inc....................... A+ ("Superior")
         Standard & Poor's Ratings Services........... A+ ("Strong")
         Moody's Investors Service, Inc............... A1 ("Good")

   ALIC's ratings are influenced by many factors including operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage and AIC's ratings.

   State laws specify regulatory actions if an insurer's risk-based capital ("RBC"), a measure of an insurer's solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2010, our RBC was within the range that we target.

   The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined "usual ranges". Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

   LIQUIDITY SOURCES AND USES Our potential sources of funds principally include the activities as follows.

    .  Receipt of insurance premiums

    .  Contractholder fund deposits

    .  Reinsurance recoveries

    .  Receipts of principal and interest on investments

    .  Sales of investments

    .  Intercompany loans

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

    .  Capital contributions from parent

   Our potential uses of funds principally include the activities as follows.

    .  Payment of contract benefits, surrenders and withdrawals

    .  Reinsurance cessions and payments

    .  Operating costs and expenses

    .  Purchase of investments

    .  Repayment of intercompany loans

    .  Dividends to parent

    .  Tax payments/settlements

   CASH FLOWS As reflected in our Statements of Cash Flows, net cash provided by (used in) operating activities was $2.1 million, $4.3 million and $(5.9) million in 2010, 2009 and 2008, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income and differences in the timing of reinsurance payments to and from ALIC.

   Under the terms of reinsurance agreements, all premiums and deposits, excluding variable annuity and life contract deposits allocated to separate accounts and those reinsured to non-affiliated reinsurers, are transferred to ALIC, which maintains the investment portfolios supporting our products. Payments of contractholder claims, benefits, contract surrenders and withdrawals and certain operating costs (excluding investment-related expenses), are reimbursed by ALIC, under the terms of the reinsurance agreements. We continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on ALIC's and other reinsurers' ability to meet those obligations under the reinsurance programs.

   Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that we can pay during 2011 without prior approval of the Nebraska Department of Insurance is $31.1 million.

   CONTRACTUAL OBLIGATIONS Due to the reinsurance agreements that we have in place, our contractual obligations are ceded to ALIC and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

   We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 9 of the financial statements.

PENDING ACCOUNTING STANDARDS

   There are several pending accounting standards that we have not implemented either because the standard has not been finalized or the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

   The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are

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

unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

ITEM 11(J).QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   Information required for Item 11(j) is incorporated by reference to the material under the caption "Market Risk" in Item 11(h) of this report.

ITEM 11(K).DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS:

   Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director should serve as such for Lincoln Benefit. Unless otherwise indicated, each director and executive officer has served for at least five years in the business position currently or most recently held.

   ROBERT K. BECKER, 55, has been Senior Vice President since March 2010.
Mr. Becker is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC ("AFS, LLC") and Vice President of Allstate Life Insurance Company. Mr. Becker is responsible for Allstate's broker dealer operations as well as recruiting, training and product strategy for registered representatives of AFS, LLC and third party relationships. At Allstate since 2000, Mr. Becker has progressed through various roles, including Regional Financial Services Manager, Regional Distribution Leader and Assistant Field Vice President. Prior to joining Allstate, Mr. Becker spent over 20 years with MetLife Insurance Company, where he held various leadership positions.
Mr. Becker's professional designations include LUTCF, CLU, ChFC, CFP, and CLTC. Currently, Mr. Becker also serves as a director with Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Becker has proven leadership experience with using excellent customer service to grow business in a competitive environment.

   ANURAG CHANDRA, 33, has been a director and Senior Vice President since March 2011. Mr. Chandra is also a Senior Vice President of Allstate Life Insurance Company. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra will have direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Under his leadership, the company transformed from a niche individual health insurance manufacturer to one of the largest independent distributors in the United States. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm that took advantage of market conditions to launch successful new insurance and financial services companies. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Currently, Mr. Chandra also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Chandra has extensive experience with the day-to-day management of company operations.

   LAWRENCE W. DAHL, 51, has been a director since 1999 and President and Chief Operating Officer since November 2005. In his current role, Mr. Dahl manages the distribution relationships for Lincoln Benefit. Mr. Dahl began his Allstate career in 1987 in the Tax Department before becoming the Executive Vice President of Administration for Lincoln Benefit, where he was responsible for Marketing, Field Technology, Compliance, Planning and Strategy. Mr. Dahl progressed through various other leadership positions, including Executive Vice President of Sales and President of Distribution before becoming the President and Chief Operating Officer.

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

Mr. Dahl has also earned a JURIS DOCTOR degree and a Certified Public Account designation. Over the course of his career with Lincoln Benefit, Mr. Dahl has gained deep knowledge of the life insurance industry as well as extensive experience with distribution and sales.

   MATTHEW S. EASLEY, 55, has been a director since March 2009 and Senior Vice President since March 2010. Mr. Easley is also a Vice President for Allstate Life Insurance Company. Mr. Easley is responsible for Product Management, Underwriting, and Asset Liability Management within the Allstate Financial group of companies. Prior to joining Allstate, Mr. Easley spent 23 years at Nationwide Financial including 11 years as the head of Annuity and Pension Actuarial, where he started a 401(k) business with a new-to-the-world business model, created a synthetic asset segmentation method, co-invented a patented retirement planning software and led a team to create a new strategic plan as part of the initial public offering of Nationwide Financial Services stock. Currently, Mr. Easley also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Easley possesses extensive insurance business, product and liability management experience.

   SUSAN L. LEES, 53, has been director and Senior Vice President, General Counsel and Secretary since August 2008. Ms. Lees is also Senior Vice President, General Counsel and Secretary of Allstate Life Insurance Company. At Allstate for over 20 years, Ms. Lees progressed through various counsel positions throughout Allstate before become an assistant vice president in 1999. As the leader of the Corporate Law division of Allstate Law and Regulation, Ms. Lees gained extensive experience working with a number of the business areas throughout the enterprise, including Allstate Life Insurance Company. Currently, Ms. Lees serves as a director for Life Insurance Council of New York. She also serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Ms. Lees has a deep understanding of insurance business generally, as well as applicable laws and regulations, including corporate and securities laws and corporate governance matters. In addition, Ms. Lees has extensive knowledge regarding Lincoln Benefit's business, including its employees, products, agencies and customers.

   JOHN C. PINTOZZI, 45, has been director, Senior Vice President and Chief Financial Officer since March 2005. Mr. Pintozzi also is Senior Vice President and Chief Financial Officer for Allstate Life Insurance Company. In these positions, Mr. Pintozzi is responsible for the planning and analysis, capital allocation, valuation and compliance functions as well as Allstate Federal Savings Bank. Prior to Allstate, Mr. Pintozzi was an audit partner with Deloitte & Touche, specializing in the insurance and financial services industries. He is a Certified Public Accountant and holds memberships with the American Institute of Certified Public Accountants and the Illinois CPA Society. In addition, Mr. Pintozzi currently serves as a director for Allstate Life Insurance Company, which is affiliated with Lincoln Benefit. Mr. Pintozzi has extensive experience in corporate and insurance company finance and accounting.

   MATTHEW E. WINTER, 54, has been a director since December 2009, Chief Executive Officer and Chairman of the Board since March 2010. Mr. Winter is also the President and Chief Executive Officer of Allstate Life Insurance Company and Senior Vice President of Allstate Insurance Company, each a parent organization of Lincoln Benefit. Prior to Allstate, Mr. Winter was the Vice Chairman of American International Group, President and Chief Executive Officer of American General Life Companies, and Executive Vice President for MassMutual Financial Group. For a brief period in 2009, Mr. Winter served as a director of EP Global Communications, a magazine publication and distribution company. Currently, Mr. Winter also serves as a director for Allstate Insurance Company and Allstate Life Insurance Company, each of which is affiliated with Lincoln Benefit. Mr. Winter was also a former Chairman of the Houston Food Bank Board of Directors. Mr. Winter has extensive experience leading major life insurance and financial services providers, working with financial and estate planning products and overseeing the operations of insurance companies.

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

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS.

   No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Lincoln Benefit.

ITEM 11(L).EXECUTIVE COMPENSATION

                 COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

OVERVIEW

   Executive officers of Lincoln Benefit also serve as officers of other subsidiaries of The Allstate Corporation ("Allstate") and receive no compensation directly from Lincoln Benefit. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive's compensation allocated to Lincoln Benefit under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate and certain affiliates, as amended effective January 1, 2009, to which Lincoln Benefit is a party (the "Service and Expense Agreement"). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported. Lincoln Benefit's directors receive no compensation for serving as directors in addition to their compensation as employees of an Allstate affiliate.

   Each year the Compensation and Succession Committee (the "Committee") of the Allstate Board of Directors and members of Allstate management review the overall design of Allstate's executive compensation program to ensure compensation is aligned with both annual and long-term performance. At target levels of performance, annual and long-term incentive awards are designed to constitute a significant percentage of an executive's total core compensation and provide a strong link to Allstate's performance. Additionally, the delivery of the largest portion of incentive compensation through stock options provides even greater alignment with stockholder interests because the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Allstate has made changes to its executive compensation program for 2011. Allstate has eliminated any excise tax gross-ups in new change-in-control agreements. Allstate has also made changes to the annual incentive program for 2011 to continue to better align executive compensation with enterprise performance. The key program change, which will apply to all bonus eligible employees across the enterprise, will be to reduce the number of measures and provide for greater use of enterprise-wide corporate goals. Allstate believes this action will focus employees on those goals which will more effectively drive sustainable long-term growth for stockholders.

COMPENSATION PHILOSOPHY

   Allstate's compensation philosophy is based on these central beliefs:

    . Executive compensation should be aligned with performance and stockholder value. Accordingly, a significant amount of executive compensation should be in the form of equity.

    . The compensation of our executives should vary both with appreciation in the price of Allstate stock and with Allstate's performance in achieving strategic short and long-term business goals designed to drive stock price appreciation.

    . Allstate's compensation program should inspire our executives to strive for performance that is better than the industry average.

    . A greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance.

    . Allstate should provide competitive levels of compensation for competitive levels of performance and superior levels of compensation for superior levels of performance.

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

   Allstate's executive compensation program has been designed around these beliefs and includes programs and practices that ensure alignment between the interests of its stockholders and executives and delivery of compensation consistent with the corresponding level of performance. These objectives are balanced with the goal of attracting, motivating, and retaining highly talented executives to compete in our complex and highly regulated industry.

   Some of Allstate's key practices we believe support this approach include:

    . Providing a significant portion of executive pay through stock options, creating direct alignment with stockholder interests.

    . Establishment of stock ownership guidelines for senior executives that drive further alignment with stockholder interests. Each named executive officer, except Mr. Dahl, is required to hold four times salary.

    .  Stock option repricing is not permitted.

    . A robust governance process for the design, approval, administration, and review of our overall compensation program.

    . Utilization of annual incentive plan caps to limit maximum award opportunities and support enterprise risk management strategies.

    . Inclusion of a clawback feature in the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan that provides the ability to recover compensation from Allstate executive officers in the event of certain financial restatements.

    . Incorporation of discretion in the annual executive incentive plan to allow for the adjustment of awards to reflect individual performance.

   Allstate's philosophy and practices have provided us with the tools to create an effective executive compensation program as detailed below.

NAMED EXECUTIVES

   This CD&A describes the executive compensation program at Allstate and specifically describes total 2010 compensation for the following named executives of Lincoln Benefit*:

    .  Matthew E. Winter--Chairman of the Board and Chief Executive Officer

    .  John C. Pintozzi--Senior Vice President and Chief Financial Officer

    .  Lawrence W. Dahl--President and Chief Operating Officer

    .  Matthew S. Easley--Senior Vice President

    .  Robert K. Becker--Senior Vice President

* Reflects titles in effect as of December 31, 2010.

COMPENSATION PRACTICES

   Allstate reviews the design of its executive compensation program and executive pay levels on an annual basis and performance and goal attainment within this design throughout the year. As part of that review, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2010, the Committee considered compensation data for the peer companies listed on page 56 for Mr. Winter, as well as proxy information from select S&P 100 companies with fiscal 2009 revenue of between $15 and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended

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

modifications to the peer insurance companies that Allstate uses in benchmarking compensation for certain executives for 2010. The Committee approved removing from the peer insurance companies Cincinnati Financial Corporation due to its relative size and CNA Financial Corporation because it is closely held. ACE Ltd, AFLAC Inc., and Manulife Financial Corporation were added to augment the peer insurance companies with similarly sized insurers.

   With respect to the named executives other than Mr. Winter, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the Mercer Property & Casualty Insurance Company Survey, the 2009 Towers Perrin Diversified Insurance Survey, and the Towers Perrin Compensation Data Bank. The Diversified Insurance Survey includes 18 insurance organizations with assets ranging from $848 million to $108 billion. The Towers Perrin Compensation Data Bank provides compensation data on 90 of the Fortune 100 companies. The Mercer Property & Casualty Insurance Company Survey includes compensation data for 27 property and casualty insurance companies with at least $2 billion in annual premiums. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

                           PEER INSURANCE COMPANIES

 ACE Ltd.*                              Manulife Financial Corporation*
 AFLAC Inc.*                            MetLife Inc.
 The Chubb Corporation                  The Progressive Corporation
 The Hartford Financial Services        Prudential Financial, Inc.
 Group, Inc.
 Lincoln National Corporation           The Travelers Companies, Inc.
--------
* Added in 2010

CORE ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

   Allstate's executive compensation program design balances fixed and variable compensation elements and provides alignment with both short and long term business goals through annual and long-term incentives. Allstate's incentives are designed to balance overall corporate, business unit, and individual performance with respect to measures Allstate believes correlate to the creation of stockholder value and align with Allstate's strategic vision and operating priorities. The following table lists the core elements of Allstate's executive compensation program.

                                                                           POTENTIAL FOR
                                                                          VARIABILITY WITH
CORE ELEMENT                                      PURPOSE                   PERFORMANCE
------------                       -------------------------------------- ----------------
Annual salary                      Provides a base level of competitive   Low
                                   cash compensation for executive talent

Annual cash incentive awards       Reward performance on key strategic,   High
                                   operational, and financial measures
                                   over the year

Long-term equity incentive awards  Align the interests of executives      Moderate to High
                                   with long-term shareholder value and
                                   retain executive talent

SALARY

   Mr. Winter's salary was set by the Allstate Board of Directors based on the Committee's recommendation. The salaries of the other named executives are set by Allstate management. In recommending executive base salary levels, Allstate uses the 50/th/ percentile of its peer insurance companies for Mr. Winter and the 50/th/ percentile of insurance and general industry data for the other named executives as a guideline to align with Allstate's pay philosophy for competitive positioning in the market for executive talent.

    . The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

    . Annual merit increases for the named executives are based on evaluations of their performance using the average enterprise-wide merit increase as a guideline.

       . The base salaries for each named executive were reviewed in February of 2010. Allstate established a new base salary for each named executive other than Mr. Winter based on individual performance and in line with the enterprise-wide merit increase.

       . Allstate did not adjust the base salary for Mr. Winter, which had just been established in the last quarter of 2009 when he joined the corporation.

INCENTIVE COMPENSATION

   The Committee approves performance measures and goals for cash incentive awards during the first quarter of the year. The performance measures and goals are aligned with Allstate's objectives and tied to its strategic vision and its operating priorities. They are designed to reward Allstate executives for actual performance, to reflect objectives that will require significant effort and skill to achieve, and to drive Allstate stockholder value.

   After the end of the year for annual cash incentive awards and after the end of the three-year cycle for long-term cash incentive awards, the Committee reviews the extent to which Allstate has achieved the various performance measures and approves the actual amount of all cash incentive awards for Allstate executive officers. The Committee may adjust the amount of an annual cash incentive award but has no authority to increase the amount of an award payable to Mr. Winter above the described plan limits. Allstate management approves the actual amount of cash incentive awards to the other named executives. Allstate pays the cash incentive awards in March, after the end of the year for the annual cash incentive awards and after the end of the three-year cycle for the long-term cash incentive awards. Long-term cash incentives have been discontinued, and the last three year cycle ended in 2010.

   Typically the Committee also approves grants of equity awards on an annual basis during a meeting in the first quarter. By making these awards and approving performance measures and goals for the annual cash incentive awards during the first quarter, Allstate is able to balance these elements of core compensation to align with its business goals.

ANNUAL CASH INCENTIVE AWARDS

   In 2010 Allstate executives had the opportunity to earn an annual cash incentive award based on the achievement of performance measures over a one-year period. The annual incentive plans are designed to provide all of the named executives with cash awards based on a combination of corporate and business unit performance measures for each of Allstate's main business units:
Allstate Protection, Allstate Financial, and Allstate Investments. Lincoln Benefit is part of Allstate Financial.

   The maximum amount of Mr. Winter's award was the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the 1.0% of Operating Income pool. Operating Income is defined under the "Performance Measures" caption on page 78. Although these limits established the maximum annual cash incentive awards that could be paid to Mr. Winter, the Committee retained complete discretion to pay any lesser amount. Mr. Winter's actual award was based on the achievement of certain performance measures as detailed below, including assessments of his individual performance and overall corporate and Allstate Financial business unit performance. None of the named executives other than Mr. Winter participate in the Operating Income pool.

   For 2010, the Committee adopted corporate and Allstate Financial business unit level annual performance measures and weighted them as applied to Mr. Winter in accordance with his responsibility for Allstate's overall corporate performance and the performance of the Allstate Financial business unit. Allstate management utilized the same performance measures and weighting with respect to each of the named executives other than Mr. Winter. Each measure is assigned a weight expressed as a percentage of the total annual cash incentive award opportunity, with all weights adding to 100%.

   The following table lists the performance measures and related target goals for 2010 as well as the weighting factors and the actual results applicable to the named executives. The performance measures were designed to focus executive attention on key strategic, operational, and financial measures including top line growth and profitability. For each performance measure, the Committee approved a threshold, target, and maximum goal. The target goals for the performance measures were based on evaluations of our historical performance and plans to drive projected performance. A description of each performance measure is provided under the "Performance Measures" caption on page 78.

 ANNUAL CASH INCENTIVE AWARD PERFORMANCE MEASURES, TARGET, AND WEIGHTING/(1)/

                                                                                      ACHIEVEMENT
                                                                                      RELATIVE TO
                                                                                       THRESHOLD,
PERFORMANCE                                                                             TARGET,
MEASURE                                        WEIGHTING    TARGET     ACTUAL/(2)/   MAXIMUM GOALS
-----------                                    --------- ------------- ------------- ---------------
CORPORATE-LEVEL PERFORMANCE MEASURE...........    20%
   Adjusted Operating Income Per Diluted                    $4.30         $3.00         Between
     Share....................................                                       threshold and
                                                                                         target
ALLSTATE FINANCIAL PERFORMANCE MEASURES.......    80%
   Adjusted Operating Income..................           $425 million  $474 million     Exceeded
                                                                                        maximum
   Adjusted Operating Return on Equity........               6.6%          7.7%         Exceeded
                                                                                        maximum
   Allstate Exclusive Agency Proprietary and             $256 million  $262 million  Between target
     AWD Weighted Sales.......................                                        and maximum
   Allstate Financial Portfolio Excess Total                  55            63       Between target
     Return (in basis points).................                                        and maximum

--------
/(1)/Information regarding Allstate's performance measures is disclosed in the limited context of its annual cash incentive awards and should not be understood to be statements of Allstate management's expectations or estimates of results or other guidance. Allstate specifically cautions investors not to apply these statements to other contexts.
/(2)/Stated as a percentage of target goals with a range from 0% to 250%, the actual performance comprises 54% for Adjusted Operating Income Per Diluted Share performance, and 189% for Allstate Financial performance. The weighted results stated as a percentage of the target goals for all named executives was 162%.

   Target award opportunities approved by Allstate are stated as a percentage of annual base salary. Annual cash incentive awards are calculated using base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis. In setting target incentive levels for named executives, Allstate gives the most consideration to market data primarily focusing on pay levels at peer group companies with which it directly competes for executive talent and stockholder investment. As a result of leveraging external market data, Mr. Winter had the highest target award opportunity of 125%, followed by Mr. Pintozzi with a target award opportunity of 60%, followed by Messrs. Easley and Becker with a target award opportunity of 50%, followed by Mr. Dahl with a target award opportunity of 35%.

   In calculating the annual cash incentive awards, Allstate achievement with respect to each performance measure is expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. Unless otherwise adjusted by Allstate, the amount of each named executive's annual cash incentive award is the sum of the amounts calculated using the calculation below for all of the performance measures.

Actual performance interpolated relative to  X   Weighting  X   Target award opportunity as a  X   Salary**
threshold and target on a range of 50% to                          percentage of salary**
100% and relative to target and maximum
on a range of 100% to 250%*

--------
*  Actual performance below threshold results in 0%
** Base salary, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

   Following the end of the performance year, the performance of each named executive was evaluated. Based on a subjective evaluation of each executive's contributions and performance individual adjustments were made to the formula driven annual incentive amounts. The recommendations were considered and approved by the Committee for Mr. Winter and by Allstate management for the other named executives.

LONG-TERM INCENTIVE AWARDS--CASH AND EQUITY

   As part of total core compensation, Allstate historically has provided three forms of long-term incentive awards: stock options, restricted stock units, and long-term cash incentive awards. In 2009, Allstate discontinued future cycles of the long-term cash incentive plan. The relative mix of various forms of these awards is driven by Allstate's objectives in providing the specific form of award, as described below.

LONG-TERM INCENTIVE AWARDS--EQUITY

   Allstate grants larger equity awards to executives with the broadest scope of responsibility, consistent with Allstate's philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be at risk for executives who bear higher levels of responsibility for Allstate's performance. However, from time to time, larger equity awards are granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. The mix consisted of 65% stock options and 35% restricted stock units for Mr. Winter. Other employees eligible for equity incentive awards, including the named executives other than Mr. Winter, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

    .  25% stock options and 75% restricted stock units;

    .  65% stock options and 35% restricted stock units;

    .  50% stock options and 50% restricted stock units; or

    .  75% stock options and 25% restricted stock units

   The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2010 table. Stock options, which are performance-based, require growth in the Allstate stock price to deliver any value to an executive. The restricted stock units provide alignment with Allstate stockholder interests along with providing an effective retention tool.

STOCK OPTIONS

   Stock options represent the opportunity to buy shares of Allstate's stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate's executives with long-term stockholder value, as the stock price must appreciate from the date of grant for any value to be delivered to executives.

   Key elements:

    . Under Allstate's stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant.

    . Stock option repricing is not permitted. In other words, absent an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award.

    . All stock option awards have been made in the form of nonqualified stock options.

    . The options granted to the named executives in 2010 become exercisable in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

RESTRICTED STOCK UNITS

   Each restricted stock unit represents Allstate's promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit "vests"). Because restricted stock units are based on and payable in stock, they serve to reinforce the alignment of interests of Allstate's executives and Allstate's stockholders. In addition, because restricted stock units have a real, current value that is forfeited, except in some circumstances, if an executive terminates employment before the restricted stock units vest, they provide a retention incentive. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

   Key elements:

    . The restricted stock units granted to the named executives in 2010 vest in three installments, 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by Allstate.

    . The restricted stock units granted to the named executives in 2010 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

TIMING OF EQUITY AWARDS AND GRANT PRACTICES

   The Committee grants equity incentive awards to current employees on an annual basis normally during a meeting in the first fiscal quarter, after the issuance of Allstate's prior fiscal year-end earnings release. Throughout the year, the Committee grants equity incentive awards in connection with new hires and promotions and in recognition of achievements. Equity incentive awards to employees other than Allstate executive officers also may be granted by an equity award committee which currently consists of Allstate's chief executive officer. The equity award committee may grant restricted stock units and stock options in connection with new hires and promotions and in recognition of achievements. The grant date for awards other than annual awards is fixed as the first business day of a month following the committee action.

STOCK OWNERSHIP GUIDELINES

   Because Allstate believes management's interests must be linked with those of Allstate's stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives, other than Mr. Dahl, to own common stock, including restricted stock units, worth a multiple of base salary, as of March 1 following the fifth year after assuming a senior management position. Unexercised stock options do not count towards meeting the stock ownership guidelines. For the named executives, the goal is four times salary. Mr. Winter has until March 2015 to meet his goal. Messrs. Easley and Pintozzi have met their respective goals. Mr. Becker has until March 2014 to meet his goal. After a named executive meets the guideline for the position, if the value of his or her shares does not equal the specified multiple of base salary solely due to the fact that the value of the shares has declined, the executive is still deemed to be in compliance with the guideline. However, an executive in that situation may not sell shares acquired upon the exercise of an option or conversion of an equity award except to satisfy tax withholding obligations, until the value of his or her shares again equals the specified multiple of base salary. In accordance with Allstate's policy on insider trading, all officers, directors, and employees are prohibited from engaging in transactions with respect to any securities issued by Allstate or any of its subsidiaries that might be considered speculative or regarded as hedging, such as selling short or buying or selling options.

LONG-TERM INCENTIVE AWARDS--CASH

   There were no pay-outs on any long-term cash incentive awards for the 2008-2010 cycle, the final cycle under the Long-Term Executive Incentive Compensation Plan. Long-term cash incentive awards were originally designed to reward executives for collective results attained over a three-year performance cycle. Only Messrs. Pintozzi and Easley were eligible for these awards. There were three performance measures for the 2008-2010 cycle: average adjusted return on equity relative to peers, which was weighted at 50% of the potential award, Allstate Protection growth in policies in force, and Allstate Financial return on total capital, both weighted at 25% of the potential award. The Allstate Protection growth in policies in force measure had target set at 5.0%, with actual performance of -5.9%. The Allstate Financial return on total capital measure had target set at 9.5%, with actual performance of -12.6%. The selection and weighting of these measures was intended to focus executive attention on the collective achievement of Allstate's long-term financial goals across its various product lines. A description of each performance measure is provided under the "Performance Measures" caption on page 78.

   The average adjusted return on equity relative to peers measure compared Allstate's performance to a group of other insurance companies. If the average adjusted return on equity had exceeded the average risk free rate of return on three-year Treasury notes over the three-year cycle, plus 200 basis points, Allstate's ranked position relative to the peer group would have determined the percentage of the total target award for this performance measure to be paid. However, the average adjusted return on equity did not exceed the average risk free rate of return, plus 200 basis points, resulting in no payout.

OTHER ELEMENTS OF COMPENSATION

   To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table.

                                                                                           OTHER       ALL FULL-TIME
                                                                                         OFFICERS       AND REGULAR
                                                                           NAMED        AND CERTAIN      PART-TIME
BENEFIT OR PERQUISITE                                                    EXECUTIVES      MANAGERS        EMPLOYEES
---------------------                                                   ------------ ---------------   -------------
401(k)/(1)/ and defined benefit pension................................ (check mark) (check mark)      (check mark)
Supplemental retirement benefit........................................ (check mark) (check mark)
Health and welfare benefits/(2)/....................................... (check mark) (check mark)      (check mark)
Supplemental long-term disability and executive physical program....... (check mark) (check mark)/(3)/
Deferred compensation.................................................. (check mark) (check mark)
Tax preparation and financial planning services........................ (check mark) (check mark)/(4)/
Mobile phones, ground transportation and personal use of aircraft/(5)/. (check mark) (check mark)

--------
/(1)/Allstate contributed $.50 for every dollar of basic pre-tax deposits made in 2010 on the first 3 percent of eligible pay and $.25 for every dollar of basic pre-tax deposits made in 2010 on the next 2 percent of eligible pay for eligible participants, including the named executives.
/(2)/Including medical, dental, vision, life, accidental death and dismemberment, long-term disability, and group legal insurance.
/(3)/An executive physical program is available to all officers.
/(4)/All officers are eligible for tax preparation services. Financial planning services were provided to Mr. Winter only.
/(5)/Ground transportation is available to Mr. Winter. In limited circumstances approved by Allstate's CEO, Mr. Winter is permitted to use Allstate's corporate aircraft for personal purposes. Mr. Winter did not use the corporate aircraft for personal purposes in 2010. Mobile phones are available to members of Allstate's senior management team, other officers, and certain managers, and certain employees depending on their job responsibilities.

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate's regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income related to an employee's level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law places limits on (1) the amount of an individual's compensation that can be used to calculate plan benefits and
(2) the total amount of benefits payable to a participant under the plan on an annual basis. These limits may result in a lower benefit under the ARP than would have been payable if the limits did not exist for certain of our employees. Therefore, the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP) was created for the purpose of providing ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits described above did not exist.

CHANGE-IN-CONTROL AND POST-TERMINATION BENEFITS

   Since a change-in-control or other triggering event may never occur, Allstate does not view change-in-control benefits or post-termination benefits as compensation. Consistent with Allstate compensation objectives, Allstate offers these benefits to attract, motivate, and retain certain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Allstate's change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain the connection between the interests of Allstate's executives and Allstate stockholders. Allstate's change-in-control agreements entered into prior to January 1, 2011, provide an excise tax gross-up to mitigate the possible disparate tax treatment for similarly situated employees. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision. Of the named executives, Messrs. Winter, Pintozzi, and Easley are subject to change-in-control agreements.

   As part of the change-in-control benefits, executives with change-in-control agreements receive previously deferred compensation and equity awards that might otherwise be eliminated by new directors elected in connection with a change-in-control, and also receive certain protections for cash incentive awards and benefits if an executive's employment is terminated within a two-year period after a change-in-control. The change-in-control and post-termination arrangements which are described in the "Potential Payments as a Result of Termination or Change-in-Control" section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

EXECUTIVE COMPENSATION TABLES

                          SUMMARY COMPENSATION TABLE

   The following table sets forth information concerning the compensation of the named executives for all services rendered to Lincoln Benefit in 2009 and 2010, allocated to Lincoln Benefit in a manner consistent with the allocation of compensation expenses under the Service and Expense Agreement.

                                                                                    CHANGE IN
                                                                                  PENSION VALUE
                                                                                       AND
                                                                                  NONQUALIFIED
                                                                     NON-EQUITY     DEFERRED
                                                  STOCK   OPTION   INCENTIVE PLAN COMPENSATION      ALL OTHER
                                  SALARY   BONUS AWARDS   AWARDS    COMPENSATION    EARNINGS       COMPENSATION   TOTAL
NAME/(1)/                    YEAR ($)/(2)/  ($)  ($)/(3)/ ($)/(4)/    ($)/(5)/      ($)/(6)/         ($)/(7)/      ($)
--------                     ---- -------  ----- -------  -------  -------------- -------------    ------------ ---------
Matthew E. Winter........... 2010 172,200      0 210,943  391,756     347,930          1,100/(8)/     10,082    1,134,011
(CHAIRMAN OF THE BOARD AND
 CHIEF EXECUTIVE OFFICER)                     --

John C. Pintozzi............ 2010 130,757      0  94,860   94,859     157,535          8,735/(9)/      7,528      494,274
(SENIOR VICE PRESIDENT AND
 CHIEF FINANCIAL OFFICER)    2009 120,224  7,436  55,594  106,439      75,456         10,673           9,053      384,875

Lawrence W. Dahl............ 2010 274,586      0  53,428   17,810     137,159        136,233/(10)/    36,639      655,855
(PRESIDENT--CHIEF OPERATING
 OFFICER)                    2009 253,299      0  25,195   48,246     113,091        235,494          97,306      772,631

Matthew S. Easley........... 2010 121,588      0  87,172   29,058      94,335          6,276/(11)/     9,496      347,925
(SENIOR VICE PRESIDENT)      2009 114,709      0  45,652   87,398      72,160          6,064           8,708      334,691

Robert K. Becker............ 2010  89,294      0  18,609   55,811      81,067         35,616/(12)/     6,763      287,160
(SENIOR VICE PRESIDENT)

--------
/(1)/Messrs. Winter and Becker were not named executives for fiscal year 2009. /(2)/Reflects amounts for 2009 that were paid in 2009 which, due to the timing of Allstate's payroll cycle, included amounts earned in 2008.
/(3)/The aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718 ("ASC 718"). The number of restricted stock units granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 66. The fair value of restricted stock unit awards is based on the final closing price of Allstate's stock as of the date of grant. The final closing price in part reflects the payment of future dividends expected.

/(4)/The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using a binomial lattice model. The fair value of each option award is estimated on the date of grant using the assumptions as set forth in the following table:

                                                     2010          2009
                                                 ------------- -------------
   Weighted average expected term...............  7.8 years     8.1 years
   Expected volatility.......................... 23.7 - 52.3%  26.3 - 79.2%
   Weighted average volatility..................    35.1%         38.3%
   Expected dividends...........................  2.4 - 2.8%       2.6%
   Weighted average expected dividends..........     2.6%          2.6%
   Risk-free rate...............................  0.1 - 3.9%    0.0 - 3.7%

   The number of options granted in 2010 to each named executive is provided in the Grants of Plan-Based Awards table on page 66.

/(5)/Amounts earned under the annual incentive plan are paid in the year following performance. Amounts earned under the Long-Term Executive Incentive Compensation Plan are paid in the year following the performance cycle. The amounts shown in the table above include amounts earned in 2010 and 2009 and payable under these plans in 2011 and 2010, respectively. The break-down for each component is as follows:

                               ANNUAL CASH              LONG-TERM
                                INCENTIVE             CASH INCENTIVE
            NAME          YEAR AWARD AMOUNT   CYCLE    AWARD AMOUNT
            ----          ---- ------------ --------- --------------
            Mr. Winter... 2010   $347,930   2008-2010    $     0
            Mr. Pintozzi. 2010   $157,535   2008-2010    $     0
                          2009   $ 54,970   2007-2009    $20,486
            Mr. Dahl..... 2010   $137,159   2008-2010    $     0
                          2009   $ 50,748*  2007-2009    $     0
            Mr. Easley... 2010   $ 94,335   2008-2010    $     0
                          2009   $ 52,444   2007-2009    $19,716
            Mr. Becker... 2010   $ 81,067   2008-2010    $     0

   -----
*  In 2009, as President and Chief Operating Officer of Lincoln Benefit,
   Mr. Dahl participated in a cash-based sales incentive plan (the "Sales Incentive Plan") based on first year premiums for universal life and term policies as well as annuity deposits sold by one of Lincoln Benefit's distribution channels. Payments related to the Sales Incentive Plan totaled $62,343 for 2009. Mr. Dahl did not participate in the Sales Incentive Plan in 2010. No other named executives of Lincoln Benefit participated in the Sales Incentive Plan.
/(6)/Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2010 and 2009. These are benefits under the Allstate Retirement Plan (ARP) and the Allstate Insurance Company Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 16 to Allstate's audited financial statements for 2010.)
/(7)/The "All Other Compensation for 2010--Supplemental Table" provides details regarding the amounts for 2010 for this column.
/(8)/Reflects increases in the actuarial value of the benefits provided to
     Mr. Winter pursuant to the SRIP of $1,100.
/(9)/Reflects increases in the actuarial value of the benefits provided to Mr. Pintozzi pursuant to the ARP and SRIP of $4,396 and $4,339, respectively.
/(10)/Reflects increases in the actuarial value of the benefits provided to Mr. Dahl pursuant to the ARP and SRIP of $82,402 and $53,831, respectively.
/(11)/Reflects increases in the actuarial value of the benefits provided to Mr. Easley pursuant to the ARP and SRIP of $3,098 and $3,178, respectively.
/(12)/Reflects increases in the actuarial value of the benefits provided to Mr. Becker pursuant to the ARP and SRIP of $23,305 and $12,311, respectively.

              ALL OTHER COMPENSATION FOR 2010--SUPPLEMENTAL TABLE

                                 (In dollars)

   The following table describes the incremental cost of other benefits provided in 2010 that are included in the "All Other Compensation" column.

                                                             TOTAL
                              401(K)     PTO               ALL OTHER
          NAME               MATCH/(1)/ PAYOUT OTHER/(2)/ COMPENSATION
          ----               ---------  ------ ---------  ------------
          Mr. Winter... 2010   1,400         0   8,682       10,082
          Mr. Pintozzi. 2010   2,009         0   5,519        7,528
          Mr. Dahl..... 2010   4,900    21,539  10,200       36,639
          Ms. Easley... 2010   2,009         0   7,487        9,496
          Mr. Becker... 2010   1,986         0   4,777        6,763

--------
/(1)/Each of the named executives participated in our 401(k) plan during 2010.
     The amount shown is the amount allocated to their accounts as employer matching contributions. Mr. Winter will not be vested in the employer matching contribution until he has completed three years of vesting service.
/(2)/"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of cell phones, tax preparation services, financial planning, executive physicals, ground transportation, and supplemental long-term disability coverage. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Group Long Term Disability Insurance Plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2010 and so no incremental cost is reflected in the table. None of the personal benefits and perquisites individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the named executives, except for the payment to Mr. Dahl, in accordance with Nebraska law, of $21,539 for paid time off accrued but not taken in 2010.

           GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2010/(1)/

   The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during the fiscal year 2010 to the extent the expense for such awards was allocated to Lincoln Benefit under the Service and Expense Agreement.

                                                                                 ALL OTHER ALL OTHER
                                                                                   STOCK     OPTION
                                                      ESTIMATED FUTURE PAYOUTS    AWARDS:   AWARDS:    EXERCISE
                                                     UNDER NON-EQUITY INCENTIVE  NUMBER OF NUMBER OF    OR BASE
                                                          PLAN AWARDS/(2)/       SHARES OF SECURITIES  PRICE OF
                                                     --------------------------- STOCK OR  UNDERLYING   OPTION
                  GRANT                              THRESHOLD TARGET   MAXIMUM    UNITS    OPTIONS     AWARDS
NAME              DATE             PLAN NAME            ($)     ($)       ($)       (#)       (#)     ($/SHR)/(3)/
----          -------------- ----------------------- --------- ------- --------- --------- ---------- -----------
Mr. Winter... --             Annual cash incentive    107,625  215,250 1,104,233
              Feb. 22, 2010  Restricted stock units                                6,716
              Feb. 22, 2010  Stock options                                                   39,571     $31.41

Mr. Pintozzi. --             Annual cash incentive     39,219   78,439   196,097
              Feb. 22, 2010  Restricted stock units                                3,020
              Feb. 22, 2010  Stock options                                                    9,582     $31.41

Mr. Dahl..... --             Annual cash incentive     48,006   96,012   240,029
              Feb. 22, 2010  Restricted stock units                                1,701
              Feb. 22, 2010  Stock options                                                    1,799     $31.41

Mr. Easley... --             Annual cash incentive     36,475   72,949   182,373
              Feb. 22, 2010  Restricted stock units                                2,775
              Feb. 22, 2010  Stock options                                                    2,935     $31.41

Mr. Becker... --             Annual cash incentive     22,307   44,613   111,533
              Feb. 22, 2010  Restricted stock units                                  592
              Feb. 22, 2010  Stock options                                                    5,638     $31.41



                 GRANT DATE
              FAIR VALUE ($)/(4)/
              -------------------
               STOCK     OPTION
NAME           AWARDS    AWARDS
----          --------  --------
Mr. Winter...
              $210,943
                        $391,756

Mr. Pintozzi.
              $ 94,860
                        $ 94,859

Mr. Dahl.....
              $ 53,428
                        $ 17,810

Mr. Easley...
              $ 87,172
                        $ 29,058

Mr. Becker...
              $ 18,609
                        $ 55,811

--------
/(1)/Awards under the annual executive incentive plans and the 2009 Equity
     Incentive Plan.
/(2)/The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is fifty percent of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved the payment to named executives would be zero. The target amount is based upon achievement of certain performance measures set forth in the "Annual Cash Incentive Awards" section. The maximum amount payable to Mr. Winter is the lesser of a stockholder approved maximum under the Annual Executive Incentive Plan of $8.5 million or 25% of the award pool. The award pool is equal to 1.0% of Operating Income. None of the other named executives participate in the operating income pool. A description of the Operating Income performance measure is provided under the "Performance Measures" caption on page 78.
/(3)/The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.
/(4)/The aggregate grant date fair value of restricted stock units was $31.41 and for stock option awards was $9.90 for 2010, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 3 and 4 to the Summary Compensation Table on pages 63 and 64.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

               OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

   The following table summarizes the outstanding equity awards of the named executives as of December 31, 2010, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010. The percentage of each equity award actually allocated to Lincoln Benefit has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of such equity awards between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive's equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive's compensation to Lincoln Benefit in 2010 under the Service and Expense Agreement.

                                        OPTION AWARDS/(1)/                                          STOCK AWARDS
              ------------------------------------------------------------------------   ------------------------------------
                                                                                                         NUMBER
                                                                                                           OF
                                                                                                         SHARES
                                                                                                        OR UNITS
                                NUMBER OF         NUMBER OF                                             OF STOCK MARKET VALUE
                               SECURITIES        SECURITIES                                               THAT   OF SHARES OR
                               UNDERLYING        UNDERLYING                                               HAVE     UNITS OF
                 OPTION        UNEXERCISED       UNEXERCISED      OPTION     OPTION                       NOT     STOCK THAT
                  GRANT        OPTIONS (#)       OPTIONS (#)     EXERCISE  EXPIRATION     STOCK AWARD    VESTED    HAVE NOT
NAME              DATE       EXERCISABLE/(2)/ UNEXERCISABLE/(3)/  PRICE       DATE        GRANT DATE    (#)/(4)/ VESTED/(5)/
----          -------------- ---------------  -----------------  -------- -------------- -------------- -------- ------------
Mr. Winter... Nov. 2, 2009        2,406             7,219         $29.64  Nov. 2, 2019   Nov. 2, 2009    1,694     $ 54,019
              Feb. 22, 2010           0            39,571         $31.41  Feb. 22, 2020  Feb. 22, 2010   6,716     $214,100

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $268,119
Mr. Pintozzi. Sep. 30, 2002         513                 0         $35.17  Sep. 30, 2012
              Feb. 7, 2003        1,435                 0         $31.78  Feb. 7, 2013
              Feb. 6, 2004        2,041                 0         $45.96  Feb. 6, 2014
              Feb. 22, 2005       5,616                 0         $52.57  Feb. 22, 2015
              Feb. 21, 2006       5,562                 0         $53.84  Feb. 21, 2016
              Feb. 21, 2006       3,690                 0         $53.84  Feb. 21, 2016
              Feb. 20, 2007       4,094             1,365         $62.24  Feb. 20, 2017  Feb. 20, 2007     753     $ 23,998
              Feb. 26, 2008       4,872             4,872         $48.82  Feb. 26, 2018  Feb. 26, 2008   1,057     $ 33,710
              Feb. 27, 2009       2,542            15,312         $16.83  Feb. 27, 2019  Feb. 27, 2009   3,592     $114,526
              Feb. 22, 2010           0             9,582         $31.41  Feb. 22, 2020  Feb. 22, 2010   3,020     $ 96,279

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $268,513
Mr. Dahl..... May 15, 2001        4,224                 0         $42.00  May 15, 2011
              Feb. 7, 2002        5,868                 0         $33.38  Feb. 7, 2012
              Feb. 7, 2003        3,200                 0         $31.78  Feb. 7, 2013
              Feb. 6, 2004        3,333                 0         $45.96  Feb. 6, 2014
              Feb. 22, 2005       2,492                 0         $52.57  Feb. 22, 2015
              Feb. 21, 2006       3,418                 0         $53.84  Feb. 21, 2016
              Feb. 20, 2007       2,154               719         $62.24  Feb. 20, 2017  Feb. 20, 2007     397     $ 12,656
              Feb. 26, 2008       2,747             2,747         $48.82  Feb. 26, 2018  Feb. 26, 2008     596     $ 19,001
              Feb. 27, 2009       1,127             6,382         $16.83  Feb. 27, 2019  Feb. 27, 2009   1,497     $ 47,724
              Feb. 22, 2010           0             1,799         $31.41  Feb. 22, 2020  Feb. 22, 2010   1,701     $ 54,228

                                                                                                                  AGGREGATE
                                                                                                                 MARKET VALUE
                                                                                                                 ------------
                                                                                                                   $133,609

                                      OPTION AWARDS/(1)/                                          STOCK AWARDS
            ------------------------------------------------------------------------   ------------------------------------
                                                                                                       NUMBER
                                                                                                         OF
                                                                                                       SHARES
                                                                                                      OR UNITS
                              NUMBER OF         NUMBER OF                                             OF STOCK MARKET VALUE
                             SECURITIES        SECURITIES                                               THAT   OF SHARES OR
                             UNDERLYING        UNDERLYING                                               HAVE     UNITS OF
               OPTION        UNEXERCISED       UNEXERCISED      OPTION     OPTION                       NOT     STOCK THAT
                GRANT        OPTIONS (#)       OPTIONS (#)     EXERCISE  EXPIRATION     STOCK AWARD    VESTED    HAVE NOT
NAME            DATE       EXERCISABLE/(2)/ UNEXERCISABLE/(3)/  PRICE       DATE        GRANT DATE    (#)/(4)/ VESTED/(5)/
----        -------------- ---------------  -----------------  -------- -------------- -------------- -------- ------------
Mr. Easley. May 9, 2005         6,150                 0         $57.04  May 9, 2015
            Feb. 21, 2006       5,274                 0         $53.84  Feb. 21, 2016
            Feb. 21, 2006       3,690                 0         $53.84  Feb. 21, 2016
            Feb. 20, 2007       3,940             1,314         $62.24  Feb. 20, 2017  Feb. 20, 2007     724     $ 23,096
            Feb. 26, 2008       4,712             4,712         $48.82  Feb. 26, 2018  Feb. 26, 2008   1,023     $ 32,599
            Feb. 27, 2009       4,191            12,573         $16.83  Feb. 27, 2019  Feb. 27, 2009   2,950     $ 94,044
            Feb. 22, 2010           0             2,935         $31.41  Feb. 22, 2020  Feb. 22, 2010   2,775     $ 88,476

                                                                                                                AGGREGATE
                                                                                                               MARKET VALUE
                                                                                                               ------------
                                                                                                                 $238,215
Mr. Becker. Feb. 6, 2004          595                 0         $45.96  Feb. 6, 2014
            Feb. 22, 2005         465                 0         $52.57  Feb. 22, 2015
            Feb. 21, 2006         561                 0         $53.84  Feb. 21, 2016
            Feb. 20, 2007         410               137         $62.24  Feb. 20, 2017  Feb. 20, 2007      76     $  2,418
            Feb. 26, 2008         501               501         $48.82  Feb. 26, 2018  Feb. 26, 2008     109     $  3,464
            Feb. 27, 2009       1,190             3,569         $16.83  Feb. 27, 2019  Feb. 27, 2009     838     $ 26,704
            Feb. 22, 2010           0             5,638         $31.41  Feb. 22, 2020  Feb. 22, 2010     592     $ 18,887

                                                                                                                AGGREGATE
                                                                                                               MARKET VALUE
                                                                                                               ------------
                                                                                                                 $ 51,473

--------
/(1)/The options granted in 2010 vest in three installments of 50% on the second anniversary date and 25% on each of the third and fourth anniversaries dates. The other options vest in four installments on the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant, and for options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the date of grant or in each case, if there was no sale on the date of grant, then on the last previous day on which there was a sale.
/(2)/The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $5,391 (2,406 aggregate number exercisable), Mr. Pintozzi $38,401 (3,977 aggregate number exercisable), Mr. Dahl $17,281 (4,327 aggregate number exercisable), Mr. Easley $63,069 (4,191 aggregate number exercisable), and Mr. Becker $17,907 (1,190 aggregate number exercisable)
/(3)/The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2010, for each of the named executives is as follows: Mr. Winter $34,770 (46,791 aggregate number exercisable), Mr. Pintozzi $234,947 (24,894 aggregate number unexercisable), Mr. Dahl $96,895 (8,181 aggregate number unexercisable), Mr. Easley $190,598 (15,508 aggregate number unexercisable), and Mr. Becker $56,370 (9,207 aggregate number unexercisable).
/(4)/The restricted stock unit awards granted in 2010 vest in three installments of 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.
/(5)/Amount is based on the closing price of Allstate common stock of $31.88 on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

   The following table summarizes the options exercised by the named executives during 2010 and the restricted stock and restricted stock unit awards that vested during 2010, allocated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010.

           OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2010

                        OPTION AWARDS
                       (AS OF 12/31/10)                  STOCK AWARDS
               -------------------------------- -------------------------------
               NUMBER OF SHARES                 NUMBER OF SHARES
                 ACQUIRED ON    VALUE REALIZED    ACQUIRED ON    VALUE REALIZED
 NAME            EXERCISE (#)   ON EXERCISE ($)   VESTING (#)    ON VESTING ($)
 ----          ---------------- --------------- ---------------- --------------
 Mr. Winter...          0           $     0          $    0         $     0
 Mr. Pintozzi.      2,562           $36,015           1,087         $33,921
 Mr. Dahl.....      4,851           $33,820             516         $16,110
 Mr. Easley...          0           $     0           1,043         $32,551
 Mr. Becker...          0           $     0              84         $ 2,637

RETIREMENT BENEFITS

   Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive's career with Allstate. The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over that period of time has varied depending on the extent of services rendered by such executive to Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2010 attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive's accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Lincoln Benefit under the Service and Expense Agreement in 2010.

                               PENSION BENEFITS

                                                       NUMBER OF       PRESENT
                                                         YEARS        VALUE OF           PAYMENTS
                                                       CREDITED      ACCUMULATED        DURING LAST
NAME                          PLAN NAME               SERVICE (#) BENEFIT/(1)(2)/ ($) FISCAL YEAR ($)
----             ------------------------------------ ----------- -----------------   ---------------
Mr. Winter/(3)/. Allstate Retirement Plan                 1.2                0               0
                 Supplemental Retirement Income Plan      1.2            1,100               0
Mr. Pintozzi.... Allstate Retirement Plan                 8.3           19,939               0
                 Supplemental Retirement Income Plan      8.3           20,553               0
Mr. Dahl........ Allstate Retirement Plan                23.9          522,155               0
                 Supplemental Retirement Income Plan     23.9          437,358               0
Mr. Easley...... Allstate Retirement Plan                 5.7           10,343               0
                 Supplemental Retirement Income Plan      5.7           15,229               0
Mr. Becker...... Allstate Retirement Plan                10.0          116,258               0
                 Supplemental Retirement Income Plan     10.0           90,137               0

--------
/(1)/These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will only be known at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2010, and used to calculate the Present Value of Accumulated Benefits at December 31, 2010. December 31 is our pension plan measurement date used for financial statement reporting purposes.

   The amounts listed in this column are based on the following assumptions:

    . Discount rate of 6%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 5.0% for the first five years, 6.5% for the next 15 years, and 7% for all years after 20 and the 2011 combined static
       Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2011 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 16 to Allstate's audited financial statements for 2010.)

    . Based on guidance provided by the Securities and Exchange Commission, we have assumed normal retirement age which is age 65 under both the ARP and SRIP, regardless of any announced or anticipated retirements.

    . No assumption for early termination, disability, or pre-retirement mortality.

/(2)/The figures shown in the table above reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives' employment terminated on December 31, 2010, the present value of the non-qualified pension benefits for each named executive earned through December 31, 2010, is shown in the following table:

                                                             LUMP SUM
         NAME                       PLAN NAME               AMOUNT ($)
         ----          ------------------------------------ ----------
         Mr. Winter... Supplemental Retirement Income Plan     1,159
         Mr. Pintozzi. Supplemental Retirement Income Plan    22,528
         Mr. Dahl..... Supplemental Retirement Income Plan   660,832
         Mr. Easley... Supplemental Retirement Income Plan    15,895
         Mr. Becker... Supplemental Retirement Income Plan   118,725

   The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2011, as required under the Pension Protection Act. Specifically, the interest rate for 2011 is based on 20% of the average August 30-year Treasury Bond rate from the prior year and 80% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2011 is the 2011 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.

/(3)/Mr. Winter is not currently vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

   The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

  ALLSTATE RETIREMENT PLAN ("ARP")

   The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or individual choice made prior to the January 1, 2003 introduction of a cash balance design. Of the named executives, Messrs. Winter, Pintozzi, and Easley are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement date (age 65). Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they become members of the ARP and their years of service.

   Mr. Dahl and Mr. Becker earn ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, as defined as follows:

    . Base Benefit =1.55% of the participant's average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

    . Additional Benefit =0.65% of the amount, if any, of the participant's average annual compensation that exceeds the participant's covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

   Since Mr. Dahl earned benefits between January 1, 1978, and December 31, 1988, one component of his ARP benefit will be based on the following benefit formula:

1. Multiply years of credited service from 1978 through 1988 by 2 1/8%.

2. Then, multiply the percentage from step (1) by

       a. Average annual compensation (five-year average) at December 31, 1988, and by

       b. Estimated Social Security at December 31, 1988.

3. Then, subtract 2(b) from 2(a). The result is the normal retirement allowance for service from January 1, 1978, through December 31, 1988.

4. The normal retirement allowance is indexed for final average pay. In addition, there is an adjustment of 18% of the normal retirement allowance as of December 31, 1988, to reflect a conversion to a single life annuity.

   For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

                         CASH BALANCE PLAN PAY CREDITS

                                                    PAY CREDIT
                  VESTING SERVICE                       %
                  ---------------                   ----------
                  Less than 1 year.................      0%
                  1 year, but less than 5 years....    2.5%
                  5 years, but less than 10 years..      3%
                  10 years, but less than 15 years.      4%
                  15 years, but less than 20 years.      5%
                  20 years, but less than 25 years.      6%
                  25 years or more.................      7%

  SUPPLEMENTAL RETIREMENT INCOME PLAN ("SRIP")

   SRIP benefits are generally determined using a two-step process:
(1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, an eligible employee is also eligible for early retirement under the SRIP.

  OTHER ASPECTS OF THE PENSION PLANS

   For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate's 401(k) plan and Allstate's cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to the exercise of stock options and the vesting of restricted stock and restricted stock units. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

   Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  TIMING OF PAYMENTS

   The earliest retirement age that a named executive may retire with unreduced retirement benefits under the ARP and SRIP is age 65. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after the completion of 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

   SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at age 65, the normal retirement date under the ARP. Pre 409A SRIP Benefits may be payable earlier upon reaching age 50 if disabled, following early retirement at age 55 or older with 20 years of service, or following death in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death in accordance with the terms of the SRIP.

   Eligible employees are vested in the normal retirement benefit under the ARP and the SRIP on the earlier of the completion of five years of service or upon reaching age 65 for participants with final average pay benefits or the completion of three years of service or upon reaching age 65 for participants whose benefits are calculated under the cash balance formula.

    . Mr. Winter's SRIP benefit is not currently vested but would become payable following death. Mr. Winter will turn 65 on January 22, 2022.

    . Mr. Pintozzi's Pre 409A SRIP benefit would become payable as early as January 1, 2011, but is immediately payable upon death. Mr. Pintozzi's Post 409A Benefit would be paid on January 1, 2021, or immediately upon death. Mr. Pintozzi will turn 65 on May 18, 2030.

    . Mr. Dahl's Pre 409A SRIP Benefit would become payable as early as January 1, 2015, but is immediately payable upon death or disability. Mr. Dahl's Post 409A Benefit would be paid on January 1, 2015, or immediately upon death. Mr. Dahl will turn 65 on August 2, 2024.

    . Mr. Easley's Post 409A Benefit would become payable as early as January 1, 2011, but is immediately payable upon death. Mr. Easley's Post 409A Benefit would be paid on January 1, 2012, or immediately upon death. Mr. Easley will turn 65 on March 28, 2021.

    . Mr. Becker's Pre 409A SRIP Benefit would become payable as early as January 1, 2021, but is immediately payable upon death or disability. Mr. Becker's Post 409A Benefit would be paid on January 1, 2011, or immediately upon death. Mr. Becker will turn 65 on July 9, 2020.

  EXTRA SERVICE AND PENSION BENEFIT ENHANCEMENT

   No additional service is granted under the ARP or the SRIP. Generally, Allstate has not granted additional service credit outside of the actual service used to calculate ARP and SRIP benefits.

NON-QUALIFIED DEFERRED COMPENSATION

   The aggregate amount of the annual accrual specifically allocated to Lincoln Benefit over each named executive's career with Allstate has varied depending on the extent of services rendered by such executive to

Lincoln Benefit and the arrangements in place at the time of accrual between Lincoln Benefit and the executive's Allstate-affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Lincoln Benefit by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive's non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive's career with Allstate by the percentage used for allocating such named executive's compensation to Lincoln Benefit under the Service and Expense Agreement in 2010.

          NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2010

                 EXECUTIVE    REGISTRANT   AGGREGATE    AGGREGATE    AGGREGATE
               CONTRIBUTIONS CONTRIBUTIONS  EARNINGS  WITHDRAWALS/    BALANCE
                IN LAST FY    IN LAST FY   IN LAST FY DISTRIBUTIONS AT LAST FYE
 NAME               ($)           ($)       ($)/(1)/       ($)       ($)/(2)/
 ----          ------------- ------------- ---------- ------------- -----------
 Mr. Winter...       0             0           0            0            0
 Mr. Pintozzi.       0             0           0            0            0
 Mr. Dahl.....       0             0           0            0            0
 Ms. Easley...       0             0           0            0            0
 Mr. Becker...       0             0           0            0            0

--------
/(1)/Aggregate earnings were not included in the named executive's prior year compensation.
/(2)/There are no amounts reported in the Aggregate Balance at Last FYE column that were reported in the 2010 or 2009 Summary Compensation Tables.

   In order to remain competitive with other employers, Allstate allows employees, including the named executives, whose annual compensation exceeds the amount specified in the Internal Revenue Code (e.g., $245,000 in 2010), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

   Deferrals under the Deferred Compensation Plan are credited with earnings, or are subject to losses, based on the results of the investment option or options selected by the participants. The investment options available in 2010 under the Deferred Compensation Plan are Stable Value, S&P 500, International Equity, Russell 2000, and Bond Funds--options available in 2010 under our 401(k) plan. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or losses based on the funds' investment experience, which are net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above-market earnings are paid. Similar to participants in our 401(k) plan, participants can change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

   Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance upon separation from service or in one of the first through fifth years after separation from service. In either event, the named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon a showing of unforeseeable emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OR CHANGE-IN-CONTROL

   The following table lists the compensation and benefits that Allstate would pay or provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees.

                             COMPENSATION ELEMENTS

                                                                                                          NON-
                                                                                                        QUALIFIED
                            BASE         SEVERANCE         ANNUAL                        RESTRICTED      PENSION
TERMINATION SCENARIOS      SALARY           PAY           INCENTIVE     STOCK OPTIONS   STOCK UNITS   BENEFITS/(1)/
---------------------    ------------ ----------------- -------------- ---------------- ------------- --------------
VOLUNTARY TERMINATION... Ceases       None              Forfeited      Unvested are     Forfeited     Distributions
                         immediately                    unless         forfeited,                     commence
                                                        terminated     vested expire                  per plan
                                                        on last day    at the earlier
                                                        of fiscal      of three
                                                        year           months or
                                                                       normal
                                                                       expiration

INVOLUNTARY              Ceases       None              Forfeited      Unvested are     Forfeited     Distributions
 TERMINATION/(3)/....... immediately                    unless         forfeited,                     commence
                                                        terminated     vested expire                  per plan
                                                        on last day    at the earlier
                                                        of fiscal      of three
                                                        year           months or
                                                                       normal
                                                                       expiration

RETIREMENT/(4)/......... Ceases       None              Pro rated for  Continue to      RSUs          Distributions
                         Immediately                    the year       vest upon        continue to   commence
                                                        based on       normal or        vest upon     per plan
                                                        actual         health           normal
                                                        performance    retirement;      retirement.
                                                        for the year   unvested         Forfeited in
                                                                       forfeited upon   early
                                                                       early            retirement.
                                                                       retirement. All
                                                                       expire at
                                                                       earlier of five
                                                                       years or
                                                                       normal
                                                                       expiration

TERMINATION DUE TO       Ceases       Lump sum          Pro rated at   Vest             Vest          Immediately
 CHANGE IN CONTROL/(5)/. Immediately  equal to a        target         immediately      immediately   payable
                                      multiple of       (reduced by    upon a change    upon a        upon a
                                      salary, a         any actually   in control       change in     change in
                                      multiple of       paid)                           control       control
                                      annual
                                      incentive at
                                      target and
                                      pension
                                      enhancement/(6)/

DEATH................... One month    None              Pro rated for  Vest             Vest          Distributions
                         salary paid                    year based     immediately      immediately   commence
                         upon death                     on actual      and expire at                  per plan
                                                        performance    earlier of two
                                                        for the year   years or
                                                                       normal
                                                                       expiration

                                               HEALTH,
                                              WELFARE AND
                             DEFERRED           OTHER
TERMINATION SCENARIOS    COMPENSATION/(2)/     BENEFITS
---------------------    ------------------ ----------------
VOLUNTARY TERMINATION... Distributions      None
                         commence per
                         participant
                         election





INVOLUNTARY              Distributions      None
 TERMINATION/(3)/....... commence per
                         participant
                         election





RETIREMENT/(4)/......... Distributions      None
                         commence per
                         participant
                         election











TERMINATION DUE TO       Immediately        Outplacement
 CHANGE IN CONTROL/(5)/. payable upon a     services
                         change in control  provided;
                          continuation
                          coverage
                           subsidized/(7)/





DEATH................... Payable within     None
                         90 days






                                                                                              NON-
                                                                                            QUALIFIED
                          BASE      SEVERANCE     ANNUAL                      RESTRICTED     PENSION         DEFERRED
TERMINATION SCENARIOS    SALARY       PAY        INCENTIVE    STOCK OPTIONS   STOCK UNITS  BENEFITS/(1)/  COMPENSATION/(2)/
---------------------  ------------ ---------  -------------- --------------- -----------  ------------   ----------------
     DISABILITY....... Ceases         None     Pro rated for  Vest            Forfeited    Participant     Distributions
                       Immediately             year based     immediately                  may             commence per
                                               on actual      and expire at                request         participant
                                               performance    earlier of two               payment if      election
                                               for the year   years or                     age 50 or
                                                              normal                       older
                                                              expiration

                         HEALTH,
                       WELFARE AND
                          OTHER
TERMINATION SCENARIOS    BENEFITS
---------------------  -------------
     DISABILITY....... Supplemental
                       Long Term
                       Disability
                       benefits



--------
/(1)/See the section titled Pension Benefits for further detail on non-qualified pension benefits and timing of payments.
/(2)/See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
/(3)/Examples of "Involuntary Termination" independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, and reduction in force.
/(4)/Retirement for purposes of the annual cash incentive plans is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service. The "normal retirement date" under the equity awards is the date on or after the date the named executive attains age 60 with at least one year of service. The "health retirement date" is the date on which the named executive terminates for health reasons after attaining age 50, but before attaining age 60, with at least ten years of continuous service. The "early retirement date" is the date the named executive attains age 55 with 20 years of service.
/(5)/Of the named executives, only Messrs. Winter, Pintozzi, and Easley are subject to change-in-control agreements. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because, in a widely held company the size of Allstate, they could each result in a substantial change in management. Effective upon a change-in-control, the named executives become subject to covenants prohibiting competition and solicitation of employees, customers, and suppliers at any time until one year after termination of employment. During the two-year period following a change-in-control, the change-in-control agreements provide for a minimum salary, annual cash incentive awards, and other benefits. In addition, they provide that the named executives' positions, authority, duties, and responsibilities will be at least commensurate in all material respects with those held prior to the change-in-control. If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.
/(6)/For those named executives subject to change-in-control agreements, severance benefits would be payable if the named executive's employment is terminated either by Allstate without "cause" or by the executive for "good reason" as defined in the agreements during the two-year period following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the change-in-control agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive's base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or a material breach of the change-in-control agreement by Allstate. Mr. Winter's cash severance payment would be three times salary and three times annual incentive at target. Messrs. Pintozzi's and Easley's cash severance payments would be two times their respective salary and two times their respective annual incentive at target.

   For the named executives subject to change-in-control agreements, the pension enhancement is a lump sum payment equal to the positive difference, if any, between: (a) the sum of the lump-sum values of each maximum annuity that would be payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had: (i) become fully vested in all such benefits,
   (ii) attained as of the named executive's termination date an age that is two years (three years for Mr. Winter) greater than the named executive's actual age, (iii) accrued a number of years of service that is two years (three years for Mr. Winter) greater than the number of years of service actually accrued by the named executive as of the named executive's termination date, and (iv) received a lump-sum severance benefit consisting of two times base salary (three for Mr. Winter), two (three for Mr. Winter) times annual incentive cash compensation calculated at target, plus the 2010 annual incentive cash award as covered compensation in equal monthly installments during the two-year period following the named executive's termination date (a three-year period applies to Mr. Winter); and (b) the lump-sum values of the maximum annuity benefits vested and payable to named executive under each defined benefit plan that is qualified under
   Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula does not impact the benefits payable under the ARP or the SRIP.

/(7)/For the named executives subject to change-in-control agreements, if the named executive's employment is terminated by reason of death during the two-year period commencing on the date of a change-in-control, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives at Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. In addition, such survivor or disability benefits shall not be materially less favorable, in the aggregate, than the most favorable benefits in effect during the 90-day period preceding the change-in-control.

             ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION/(1)/

   The table below describes the amount of compensation payable to each named executive or the value of benefits provided to the named executives, calculated in a manner consistent with the allocation of compensation expenses to Lincoln Benefit under the Service and Expense Agreement for 2010, that exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The "Total" column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2010 annual cash incentive award and any 2010 salary earned but not paid in 2010 due to Allstate's payroll cycle are not included in these tables because these amounts are payable to the named executives regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2010, employment termination date.

                                                                    RESTRICTED
                                                        STOCK          STOCK
                                                      OPTIONS--       UNITS--        WELFARE       EXCISE TAX
                                                      UNVESTED       UNVESTED      BENEFITS AND   REIMBURSEMENT
                                                         AND            AND        OUTPLACEMENT      AND TAX
                                           SEVERANCE ACCELERATED    ACCELERATED      SERVICES     GROSS-UP/(2)/   TOTAL
NAME                                          ($)        ($)            ($)            ($)             ($)         ($)
----                                       --------- -----------    -----------    ------------   ------------- ---------
MR. WINTER
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/. 1,202,254    34,770        268,119         10,263/(5)/    448,200    1,963,606
Death.....................................              34,770        268,119              0               0      302,889
Disability................................              34,770              0        637,274/(6)/          0      672,044
MR. PINTOZZI
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.   442,285   234,947        268,513         13,593/(5)/          0      959,338
Death.....................................         0   234,947        268,513              0               0      503,460
Disability................................         0   234,947              0        707,459/(6)/          0      942,406
MR. DAHL
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.         0    96,895/(7)/   133,609/(7)/         0               0      230,504
Death.....................................              96,895        133,609              0               0      230,504
Disability................................              96,895              0        703,387/(6)/          0      800,282
MR. EASLEY
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.   381,650   190,598        238,215         12,614/(5)/          0      823,077
Death.....................................             190,598        238,215              0               0      428,813
Disability................................             190,598              0        397,373/(6)/          0      587,971
MR. BECKER
Voluntary Termination/Retirement/(3)/.....         0         0              0              0               0            0
Involuntary Termination...................                   0              0              0               0            0
Termination due to Change-in-Control/(4)/.         0    56,370/(7)/    51,473/(7)/         0               0      107,843
Death.....................................         0    56,370         51,473              0               0      107,843
Disability................................         0    56,370              0        186,591/(6)/          0      242,961

--------
/(1)/A "0" indicates that either there is no amount payable to the named executive or no amount payable to the named executive that is not also made available to all salaried employees.
/(2)/Certain payments made as a result of a change in control are subject to a 20% excise tax imposed on the named executive by Section 4999 of the Code. The Excise Tax Reimbursement and Tax Gross-up is the amount Allstate would pay to the named executive as reimbursement for the 20% excise tax plus a tax gross-up for any taxes incurred by the named executive resulting from the reimbursement of such excise tax. The estimated amounts of reimbursement of any resulting excise taxes were determined without regard to the effect that restrictive covenants and any other facts and circumstances may have on the amount of excise taxes, if any, that ultimately might be payable in the event these payments were made to a named executive which is not subject to reliable advance prediction or a reasonable estimate. Allstate believes providing an excise tax gross-up mitigates the possible disparate tax treatment for similarly situated employees and is appropriate in this limited circumstance to prevent the intended value of a benefit from being significantly and arbitrarily reduced. However, starting in 2011, new change-in-control agreements will not include an excise tax gross-up provision.

/(3)/As of December 31, 2010 none of the named executives was eligible to retire in accordance with Allstate's policy or the terms of any of the Allstate compensation and benefit plans including the equity incentive plans.
/(4)/The values in this change-in-control row represent amounts paid if both the change-in-control and termination occur on December 31, 2010. If there was a change-in-control that did not result in a termination, the amounts payable to each named executive would be as follows:

                    STOCK OPTIONS--                            TOTAL--
                     UNVESTED AND   RESTRICTED STOCK UNITS-- UNVESTED AND
                      ACCELERATED   UNVESTED AND ACCELERATED ACCELERATED
      NAME                ($)                 ($)                ($)
      ----          --------------- ------------------------ ------------
      Mr. Winter...      34,770             268,119            302,889
      Mr. Pintozzi.     234,947             268,513            503,460
      Mr. Dahl.....      96,895             133,609            230,504
      Mr. Easley...     190,598             238,215            428,813
      Mr. Becker...      56,370              51,473            107,843

   A change-in-control also would accelerate the distribution of non-qualified deferred compensation and SRIP benefits for Messrs. Winter, Pintozzi, and Easley. Within five business days after the effective date of a change-in-control, each named executive subject to a change-in-control agreement would receive any deferred compensation account balances and a lump sum payment equal to the present value of the named executive's SRIP benefit. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2010 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.

/(5)/The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period which the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services for Mr. Winter is $20,000 and $15,000 for Messrs. Pintozzi and Easley.
/(6)/The named executives are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the Allstate Long Term Disability Plan (Basic Plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the full present value of the monthly benefit payable until age 65.
/(7)/Messrs. Dahl and Becker did not have change-in control agreements in place. However, pursuant to the terms of their equity awards unvested stock options and restricted stock units would have become immediately payable upon a change-in control.

RISK MANAGEMENT AND COMPENSATION

   Allstate management has reviewed its compensation policies and practices and believes that they are appropriately structured, that they are consistent with its key operating priority of keeping Allstate financially strong, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its Audit Committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation's exposure to risks posed by a wide variety of events and conditions. In addition, the Compensation and Succession Committee of Allstate employs an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, and overall program design.

   A review and assessment of potential compensation-related risks was conducted by Allstate management and reviewed by the Chief Risk Officer. Performance related incentive plans were analyzed using a process developed in conjunction with our independent executive compensation consultant.

   The 2010 risk assessment specifically noted that our compensation programs:

    . provide a balanced mix of cash and equity through annual and long-term incentives to align with short-term and long-term business goals.

    . utilize a full range of performance measures that Allstate believes correlate to long-term Allstate shareholder value creation.

    . incorporate strong governance practices, including paying cash incentive awards only after a review of executive and corporate performance.

    . enable the use of negative discretion to adjust annual incentive compensation payments when formulaic payouts are not warranted due to other circumstances.

   Furthermore, to ensure Allstate's compensation programs do not motivate imprudent risk taking, awards to Allstate executive officers, including
Mr. Winter, made after May 19, 2009, under the 2009 Equity Incentive Plan and awards made under the Annual Executive Incentive Plan are subject to clawback in the event of certain financial restatements.

PERFORMANCE MEASURES

   Information regarding our performance measures is disclosed in the limited context of Allstate's annual and long-term cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

   The following are descriptions of the performance measures used for Allstate's annual cash incentive awards for 2010 and its long-term cash incentive awards for the 2008-2010 cycle which may be applied to compensation of Lincoln Benefit's named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

ANNUAL CASH INCENTIVE AWARDS FOR 2010

   OPERATING INCOME: This measure is used to assess financial performance. This measure is equal to net income adjusted to exclude the after tax effects of the items listed below:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

CORPORATE MEASURE

   ADJUSTED OPERATING INCOME PER DILUTED SHARE: This measure is used to assess financial performance. The measure is equal to net income adjusted to exclude the after-tax effects of the items listed below, divided by the weighted average shares outstanding on a diluted basis:

    . Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

    .  Gains and losses on disposed operations.

    . Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

    .  Restructuring and related charges.

    .  Effects of acquiring businesses.

    .  Negative operating results of sold businesses.

    .  Underwriting results of the Discontinued Lines and Coverages segment.

    . Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

ALLSTATE FINANCIAL MEASURES

   ADJUSTED OPERATING INCOME: This is a measure Allstate management uses to assess the profitability of the business. The Allstate Financial segment measure, operating income, is adjusted to exclude the after tax effects of restructuring and related charges and the potential amount by which 2010 guaranty fund assessments related to insured solvencies exceed $6 million. For disclosure of the Allstate Financial segment measure see footnote 18 to Allstate's audited financial statements.

   ADJUSTED OPERATING RETURN ON EQUITY: This is a measure Allstate management uses to assess profitability and capital efficiency. This measure is calculated using adjusted operating income, as defined above, as the numerator, and Allstate Financial's adjusted average subsidiary shareholder's equity as the denominator. Adjusted subsidiary shareholder's equity is the sum of subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, a proportionate share of American Heritage Life Investment Corporation and certain other minor entities and excludes the effect of unrealized net capital gains and losses, net of tax and deferred acquisition costs. The average adjusted shareholder's equity is calculated by dividing the sum of Allstate Financial's adjusted shareholder's equity at year-end 2009 and at the end of each quarter of 2010 by five.

   ALLSTATE EXCLUSIVE AGENCY PROPRIETARY AND AWD WEIGHTED SALES: This operating measure is used to quantify the current year sales of financial products through Allstate's Exclusive Agency proprietary distribution channel, including agencies and direct, and the Allstate Workplace Division. The measure is calculated by applying a percentage or factor against the premium or deposits of life insurance, annuities and Allstate Workplace Division products that vary based on the relative expected profitability of the specific product. For non-Allstate Workplace Division proprietary products sold through Allstate Financial Services channel, the percentage or factors are consistent with those used for production credits by Allstate Protection.

ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN:

   PORTFOLIO RELATIVE TOTAL RETURN: Management uses the three following measures to assess the value of active portfolio management relative to the total return of a market based benchmark. The measure is calculated as the difference, in basis points, of the specific portfolio total return over a designated benchmark. Total return is principally determined using industry standards and the same sources used in preparing the financial statements to determine fair value. (See footnotes to our audited financial statements for our methodologies for estimating the fair value of our investments.) In general, total return represents the annualized increase or decrease, expressed as a percentage, in the value of the portfolio. Time weighted returns are utilized. The designated benchmark is a composite of pre-determined, customized indices which reflect the investment risk parameters established in investment policies by the boards of the relevant subsidiaries, weighted in proportion to our investment plan, in accordance with our investment policy. The specific measures and investments included are listed below:

    . PROPERTY LIABILITY PORTFOLIO RELATIVE TOTAL RETURN: Total return for Property-liability investments and Kennett investments.

    . ALLSTATE FINANCIAL PORTFOLIO RELATIVE TOTAL RETURN: Total return for Allstate Financial investments.

    . ALLSTATE PENSION PLANS PORTFOLIO RELATIVE TOTAL RETURN: Total return for the Allstate Retirement Plan and Agents Pension Plan investments.

LONG-TERM CASH INCENTIVE AWARDS

   AVERAGE ADJUSTED RETURN ON EQUITY RELATIVE TO PEERS: This measure is used to assess Allstate's financial performance against its peers. It is calculated as Allstate's ranked position relative to the insurance company peer group based upon three-year average adjusted return on equity, calculated on the same basis for Allstate and each of the peer insurance companies. Three-year average adjusted return on equity is the sum of the annual adjusted return on equity for each of the three years in the cycle divided by three. The annual adjusted return on equity is calculated as the ratio of net income divided by the average of shareholders' equity at the beginning and at the end of the year after excluding the component of accumulated other comprehensive income for unrealized net capital gains and losses.

   ALLSTATE FINANCIAL RETURN ON TOTAL CAPITAL: This is a measure management uses to measure the efficiency of capital utilized in the business. Three-year Allstate Financial return on total capital is the sum of the annual adjusted return on subsidiaries' shareholder's equity for each of the three years divided by three. The annual adjusted return on subsidiaries' shareholder's equity is the Allstate Financial measure, net income, divided by the average subsidiaries' shareholder's equity at the beginning and at the end of the year. The subsidiaries' shareholder's equity is the sum of the subsidiaries' shareholder's equity for Allstate Life Insurance Company, Allstate Bank, American Heritage Life Investment Corporation, and certain other minor entities, adjusted to exclude the loan protection business and excluding the component of accumulated other comprehensive income for unrealized net capital gains. (See note 18 to Allstate's audited financial statements for Allstate Financial net income.)

   ALLSTATE PROTECTION GROWTH IN POLICIES IN FORCE OVER THREE-YEAR CYCLE: This is a measure used by management to assess growth in the number of policies in force, which is a driver of premiums written. The measure is calculated as the sum of the percent increase in each of the three years in the total number of policies in force at the end of the year over the beginning of the year. The measure excludes property insurance, Allstate Motor Club, and the loan protection business and includes Allstate Canada.

ITEM 11(M).SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

   The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit's voting securities.

                      NAME AND ADDRESS OF             AMOUNT AND NATURE OF       PERCENT OF
TITLE OF CLASS         BENEFICIAL OWNER               BENEFICIAL OWNERSHIP         CLASS
    (A)                      (B)                              (C)                   (D)
--------------  -------------------------------- ------------------------------- ----------
Capital Stock   Allstate Life Insurance Company             100,000                100%
                3100 Sanders Road,
                Northbrook, IL 60062

N/A             Allstate Insurance Company       Indirect voting and investment    N/A
                2775 Sanders Road,                  power of shares owned by
                Northbrook, IL 60062                Allstate Life Insurance
                                                            Company

N/A             The Allstate Corporation         Indirect voting and investment    N/A
                2775 Sanders Road,                  power of shares owned by
                Northbrook, IL 60062                Allstate Life Insurance
                                                            Company

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 9, 2011 and restricted stock units for which restrictions expire on or prior to May 9, 2011. The percentage of Allstate shares of common stock beneficially owned by any Lincoln Benefit director, named executive officer or by all directors and executive officers of Lincoln Benefit as a group does not exceed 1%. The following share amounts are as of March 10, 2011. As of March 10, 2010, none of these shares were pledged as security.

                                                     COMMON STOCK SUBJECT TO
                                                     OPTIONS EXERCISABLE AND
                                                      RESTRICTED STOCK UNITS
                                                      FOR WHICH RESTRICTIONS
                                                        EXPIRE ON OR PRIOR
                             AMOUNT AND NATURE OF        TO MAY 9, 2011 -
                           BENEFICIAL OWNERSHIP OF         INCLUDED IN
                            ALLSTATE COMMON STOCK           COLUMN (A)
 NAME OF BENEFICIAL OWNER            (A)                       (B)
 ------------------------  ------------------------  ------------------------
 Anurag Chandra...........            0                         0
 Robert K. Becker.........          17,535                    12,162
 Lawrence W. Dahl.........          34,755                    33,178
 Matthew S. Easley........          95,825                    89,126
 Susan L. Lees............          39,344                    27,732
 John C. Pintozzi.........         102,679                    97,514
 Matthew E. Winter........           8539                      8385
 ALL DIRECTORS AND
   EXECUTIVE OFFICERS AS
   A GROUP................         281,142                   255,935

ITEM 11(N)TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS.

TRANSACTIONS WITH RELATED PERSONS.

   This table describes certain intercompany agreements involving Lincoln Benefit and the following companies:

    . Allstate Life Insurance Company ("ALIC"), the direct parent of Lincoln Benefit;

    . Allstate Insurance Company ("AIC"), an indirect parent of Lincoln Benefit; and

    . The Allstate Corporation ("AllCorp"), the ultimate indirect parent of Lincoln Benefit.

                                         APPROXIMATE DOLLAR VALUE
                                         OF THE AMOUNT INVOLVED IN   RELATED PERSON(S) INVOLVED IN THE TRANSACTION/1/ AND
                                         THE TRANSACTION, PER FISCAL THE APPROXIMATE DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                           YEAR               RELATED PERSON'S INTEREST IN THE TRANSACTION ($)
-----------------------                  -----------------------     ---------------------------------------------------
                                                       ($)                ALIC                AIC            ALLCORP
Investment Management Agreement          2008      131,668,584         68,941,225/2/      51,404,171           677,981
among Allstate Investments, LLC,
Allstate Insurance Company, The          2009      142,073,012         76,392,634/2/      54,248,353         1,151,990
Allstate Corporation and certain
affiliates effective January 1, 2007.    2010      130,793,008         73,282,918/2/      47,445,127           687,957

Tax Sharing Agreement among The          2008      465,439,826/3/    (109,322,083)       633,316,282      (121,960,368)
Allstate Corporation and certain
affiliates dated as of November 12,      2009   (1,173,212,154)/3/   (534,572,879)      (467,570,173)     (121,813,486)
1996, as supplemented by Supplemental
Intercompany Tax Sharing Agreement       2010     (113,770,599)/3/   (621,234,096)       647,559,256      (146,676,325)
between Allstate Life Insurance
Company and Lincoln Benefit Life
Company effective December 21, 2000.

Cash Management Services Master          2008        1,338,376/4/         198,098/5/         816,143/5/            N/A
Agreement between Allstate Insurance
Company, Allstate Bank (aka Allstate     2009        1,527,072/4/         158,312/5/       1,052,781/5/
Federal Savings Bank), and certain
affiliates dated March 16, 1999, as      2010          967,620/4/          76,166/5/         694,117/5/
amended by Amendment No.1 effective
January 5, 2001, and Amendment No. 2
entered into November 8, 2002, between
Allstate Insurance Company, Allstate
Bank and Allstate Motor Club, Inc., and
as supplemented by the Premium
Depository Service Supplement dated as
of September 30, 2005, the Variable
Annuity Service Supplement dated
November 10, 2005, and the Sweep
Agreement Service Supplement dated as
of October 11, 2006.

--------
/1/  Each identified Related Person is a Party to the transaction.
/2/  Gross amount of expense received under the transaction.
/3/  Total amounts paid to Internal Revenue Service.
/4/  Each identified Related Person is a Party to the transaction.
/5/  Total fees collected for all bank accounts covered under the transaction.

                                              APPROXIMATE DOLLAR VALUE
                                              OF THE AMOUNT INVOLVED IN   RELATED PERSON(S) INVOLVED IN THE TRANSACTION/1/ AND
                                              THE TRANSACTION, PER FISCAL THE APPROXIMATE DOLLAR VALUE OF THE AMOUNT OF THE
TRANSACTION DESCRIPTION                               YEAR                RELATED PERSON'S INTEREST IN THE TRANSACTION ($)
-----------------------                       ------------------------    -------------------------------------------------
                                                            ($)                ALIC              AIC             ALLCORP
Amended and Restated Service and              2008    3,295,180,640       215,640,945/2/   2,186,281,461/2/     5,351,262/2/
Expense Agreement between Allstate
Insurance Company, The Allstate               2009    3,451,765,246       180,154,068/2/   1,937,571,496/2/     2,510,800/2/
Corporation and certain affiliates effective
January 1, 2004, as amended by                2010    3,619,106,706       175,950,701/2/   1,823,391,816/2/     4,191,150/2/
Amendment No. 1 effective January 1,
2009, and as supplemented by New York
Insurer Supplement to Amended and
Restated Service and Expense Agreement
between Allstate Insurance Company, The
Allstate Corporation, Allstate Life
Insurance Company of New York and
Intramerica Life Insurance Company,
effective March 5, 2005.

Reinsurance Agreements between Lincoln        2008      766,582,944/6/    766,582,944/6/             N/A              N/A
Benefit Life Company and Allstate Life
Insurance Company: Coinsurance                2009      873,759,209/6/    873,759,209/6/
Agreement effective December 31, 2001;
Modified Coinsurance Agreement                2010      888,764,276/6/    888,764,276/6/
effective December 31, 2001; Modified
Coinsurance Agreement effective
December 31, 2001.

Intercompany Loan Agreement among             2008      400,040,660        50,014,792/7/       1,732,736      400,040,660
The Allstate Corporation, Allstate Life
Insurance Company, Lincoln Benefit Life       2009       86,111,674                 0/8/      86,111,674       86,111,674
Company and other certain subsidiaries of
The Allstate Corporation dated                2010      149,971,764       149,971,764        149,971,764      149,971,764
February 1, 1996.

Agreement for the Settlement of State and     2008        2,089,067           356,331/9/       1,732,736              N/A
Local Tax Credits among Allstate
Insurance Company and certain affiliates      2009          941,379           193,504/9/         441,024
effective January 1, 2007.
                                              2010          835,435           236,540/9/         474,132

--------
/1/ Each identified Related Person is a Party to the transaction. /2/ Gross amount of expense received under the transaction.
/6/  Net reinsurance income.
/7/  Amounts loaned and repaid.
/8/  No loans outstanding at year end.
/9/  Value of transfer transactions.

REVIEW AND APPROVAL OF INTERCOMPANY AGREEMENTS

   All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit's Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit's domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state's insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit's corporate records.

   While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors and executive officers of Lincoln Benefit are subject to the Allstate Code of Ethics ("Code"). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

INDEPENDENCE STANDARDS FOR DIRECTORS

   Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has been determined that none of the directors are considered to be independent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Board of Directors of Lincoln Benefit does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Lincoln Benefit. No executive officer of Lincoln Benefit served as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

  OTHER INFORMATION

   A section entitled "Experts" is added to your prospectus as follows:

  EXPERTS

   The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  PRINCIPAL UNDERWRITER

   Contingent on regulatory approval, ALFS, Inc ("ALFS") is expected to merge into Allstate Distributors, LLC ("ADLLC"), effective April 29, 2011. At that time, ALFS will assign its rights and delegate its duties as principal underwriter to ADLLC. This change will have no effect on Lincoln Benefit's obligations to you under your Contract. The section of your prospectus concerning the principal underwriter is amended accordingly.

   Contingent on regulatory approval, ADLLC serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering.

ADLLC, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

   We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America ("PICA") whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se/2/, inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se/2/, inc. provides certain business process outsourcing services with respect to the Contracts. se/2/, inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2010, consisted of the following: Keane BPO, LLC (administrative services) located at 625 North Michigan Avenue, Suite 1100, Chicago, IL 60611; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

   In administering the Contracts, the following services are provided, among others:

    .  maintenance of Contract Owner records;

    .  Contract Owner services;

    .  calculation of unit values;

    .  maintenance of the Variable Account; and

    .  preparation of Contract Owner reports.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York, or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

               Consultant Solutions, Prospectus Dated May 1, 2009
                   Consultant I, Prospectus Dated May 1, 2009
                   LBL Advantage, Prospectus Dated May 1, 2004
                   Consultant II, Prospectus Dated May 1, 2004
                  Premier Planner, Prospectus Dated May 1, 2004

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by Lincoln Benefit Life Company ("Lincoln Benefit").

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Lincoln Benefit is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 12, 2009.

Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800- 457- 7617. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company

                                 LBL Advantage
                                 Consultant II
                                Premier Planner

                         Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life Company's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan
L. Lees, General Counsel of Lincoln Benefit Life Company.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("Lincoln Benefit") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Lincoln Benefit pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Lincoln Benefit will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Lincoln Benefit, P.O. Box 758565, Topeka, KS 66675-8565 or by calling 1-800-457- 7617. Lincoln Benefit files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Lincoln Benefit files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                     Supplement, dated February 26, 2007, to
         The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts ("Contracts") issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of the STI Classic Variable Trust has approved the liquidation, on or about May 1, 2007, of the International Equity Fund (the "Portfolio").

Due to the liquidation of the Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic International Equity Fund Sub-Account (the "STI Sub-Account") on or after April 27, 2007.

As the STI Sub-Account will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007, some or all of your Contract Value in the STI Sub-Account to other investment alternatives currently offered by your Contracts. Such transfer is not subject to a transfer fee. Any value remaining in the STI Sub-Account will be transferred automatically, as of April 27, 2007, to the Fidelity VIP Money Market Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI Sub-Account will be automatically allocated, as of April 27, 2007, to the Fidelity VIP Money Market Sub-Account.

We will send you a confirmation that shows the amount that we transferred to the Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-865-5237

If your Contract Value in the STI Sub-Account is transferred automatically to the Fidelity VIP Money Market Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Fidelity VIP Money Market Sub-Account to any other investment alternative(s) available under your Contract. Such transfer is not subject to a transfer fee.

Attached as Appendix A is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

E>

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio. For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

Fund                                                    Objective
-----------------------------------------------------   ------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I                    Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O               Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O      Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O     Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O        Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio -         Seeks long-term capital appreciation.
Class O

DWS Bond VIP - Class A                                  Seeks to provide a high level of income consistent with a high quality portfolio of debt securities.

DWS Global Opportunities VIP - Class A                  Seeks above-average capital appreciation over the long term.

DWS Growth & Income VIP - Class A                       Seeks long-term growth of capital, current income and growth of income.

DWS International VIP - Class A                         Seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.

DWS Balanced VIP - Class A                              Seeks high total return, a combination of income and capital appreciation.

Federated Capital Income Fund II                        Seeks high current income and moderate capital appreciation.

Federated Fund for U.S. Government Securities II        Seeks current income.

Federated High Income Bond Fund II                      Seeks high current income.

Fidelity VIP Asset Manager (SM) Portfolio - Initial     Seeks to obtain high total return with reduced risk over the
Class                                                   long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund (R) Portfolio - Initial Class   Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class    Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund's goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class           Seeks to achieve capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class        Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500 (SM) Index (S&P 500 (R) ).

Fidelity VIP Money Market Portfolio - Initial Class     Seeks as high a level of current income as is consistent with preservation of capital and liquidity by investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial Class         Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio -                 Seeks long-term capital growth, consistent with preservation of
Institutional Shares                                    capital and balanced by current income.

Janus Aspen Series Flexible Bond Portfolio -            Seeks to obtain maximum total return, consistent with
Institutional Shares                                    preservation of capital.

Janus Aspen Series Large Cap Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Mid Cap Growth Portfolio -           Seeks long-term growth of capital.
Institutional Shares

Janus Aspen Series Worldwide Growth Portfolio -         Seeks long-term growth of capital in a manner consistent with
Institutional Shares                                    the preservation of capital.

Janus Aspen Series Foreign Stock Portfolio -            Seeks long-term growth of capital.
Service Shares

Legg Mason Partners Variable Investors Portfolio -      Seeks long-term growth of capital with current income as a
Class I                                                 secondary objective.

MFS Emerging Growth Series - Initial Class              Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class              Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.

MFS New Discovery Series - Initial Class                Seeks capital appreciation.

MFS Research Series - Initial Class                     Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class                 Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

Oppenheimer Main Street Small Cap Fund (R) /VA -        Seeks capital appreciation.
Service Shares

Premier VIT OpCap Balanced Portfolio                    Seeks growth of capital and investment income.

Premier VIT OpCap Small Cap Portfolio                   Seeks capital appreciation through a diversified portfolio consisting primarily of securities of companies with market capitalizations of under $2 billion at time of purchase.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged)   Seeks maximum total return, consistent with preservation of
- Administrative Shares                                 capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative       Seeks maximum total return, consistent with preservation of
Shares                                                  capital and prudent investment management.

Putnam VT International Growth and Income Fund -        Seeks capital growth. Current income is a secondary objective.
Class IB

STI Classic Capital Appreciation Fund                   Seeks capital appreciation.

STI Classic Large Cap Value Equity Fund                 Seeks capital appreciation with the secondary goal of current income.

T. Rowe Price Equity Income Portfolio - I               Seeks substantial dividend income as well as long-term growth of capital.

T. Rowe Price International Stock Portfolio - I         Seeks long-term growth of capital.

T. Rowe Price New America Growth Portfolio - I          Seeks long-term growth of capital.

Van Kampen LIT Aggressive Growth Portfolio, Class II    Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II    Seeks long-term growth of capital and income.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I    Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity
                                                        securities.

Wells Fargo Advantage VT Discovery Fund                 Seeks long-term capital appreciation.

Wells Fargo Advantage VT Opportunity Fund (SM)          Seeks long-term capital appreciation.

Fixed Account Options: Standard Fixed Account
                       Guaranteed Maturity Fixed Account Option

Supplement, dated April 4, 2005, to The Consultant II Variable Annuity Prospectus dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 1 of the prospectus. The following information is added to page 1:

Wells Fargo Variable Trust Funds: Wells Fargo Advantage Discovery Fund , Wells Fargo Advantage Opportunity Fund

The table on page 6 of the prospectus that shows the minimum and maximum total annual operating expenses charged by the Portfolios is deleted in its entirety and replaced by the following:

                                                                        Minimum   Maximum
                                                                        -------   -------
Total Annual Portfolio Operating Expenses(1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses)(without
waivers or reimbursements)                                               0.10%     3.89%

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2004.

The "Examples" on page 6-7 of the prospectus are deleted in their entirety and replaced by the following: Example

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated, o earned a
     5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $577     $1,719    $2,844    $5,585
Costs Based on Minimum Annual Portfolio Expenses    $189     $  581    $  993    $2,123

Explanation of Expense Example

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The Examples reflect an annual Contract maintenance charge of $35.

All reference to the Strong Opportunity Fund II, Inc., Strong Variable Insurance Funds, Inc, and the Strong Portfolios are deleted on page 9 of the prospectus. The following information is added to page 9:

Wells Fargo Variable   Wells Fargo Advantage Discovery
        Trust            Fund , Wells Fargo Advantage
                              Opportunity Fund

The section entitled "Condensed Financial Information" on page 12 is deleted in its entirety and replaced with the following:

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each sub-account for 1994 through 2004. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The financial statements of the sub-accounts comprising the Separate Account as of December 31, 2004, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2004, are included in the Statement of Additional Information.

The chart on page 17 of the prospectus is deleted in its entirety and replaced by the following:

Portfolio                                   Each Portfolio Seeks                                 Investment Adviser
-------------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds

AIM V.I. Basic Value Fund - Series I (1)    Long-term growth of capital                          A I M Advisors, Inc.

The Alger American Fund

Alger American Growth Portfolio - Class O   Long-term capital appreciation                       Fred Alger Management, Inc.

Alger American Income & Growth Portfolio -  To provide a high level of dividend income. Its
  Class O                                   secondary goal is to provide capital
                                            appreciation.

Alger American Leveraged AllCap Portfolio   Long-term capital appreciation
  - Class O

Alger American MidCap Growth Portfolio -    Long-term capital appreciation
  Class O

Alger American Small Capitalization         Long-term capital appreciation
  Portfolio - Class O

Federated Insurance Series

Federated Capital Income Fund II            High current income and moderate capital             Federated Equity Management
                                            appreciation                                         Company of Pennsylvania

Federated High Income Bond Fund II          High current income                                  Federated Investment
                                                                                                 Management Company

Federated Fund for U.S. Government          Current income
  Securities II

Fidelity(R)  Variable Insurance Products

Fidelity VIP Asset Manager(SM) Portfolio -  To obtain high total return with reduced risk over   Fidelity Management &
  Initial Class                               the long term by allocating its assets among         Research Company
                                              stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R)  Portfolio -       Long-term capital appreciation.
  Initial Class

Fidelity VIP Equity-Income Portfolio -      Reasonable income by investing primarily in
  Initial Class                               income-producing equity securities.  In choosing
                                              these securities, the fund will also consider the
                                              potential for capital appreciation.  The fund's
                                              goal is to achieve a yield which exceeds the
                                              composite yield on the securities comprising the
                                              S&P 500.

Fidelity VIP Growth Portfolio - Initial     To achieve capital appreciation.
  Class

Fidelity VIP Index 500 Portfolio -          Investment results that correspond to the total
 Initial Class                                return of common stocks publicly traded in the
                                              United States, as represented by the Standard &
                                              Poors 500(SM) Index (S&P 500(R) ).

Fidelity VIP Money Market Portfolio -       As high a level of current income as is consistent
  Initial Class                               with preservation of capital and liquidity by
                                              investing in money market instruments.

Fidelity VIP Overseas Portfolio - Initial   Long-term growth of capital.
  Class

Janus Aspen Series

Janus Aspen Series Balanced Portfolio -     Long-term capital growth, consistent with            Janus Capital Management
  Institutional Shares                        preservation of capital and balanced by current      LLC
                                              income.

Janus Aspen Series Flexible Bond Portfolio  To obtain maximum total return, consistent with
  - Institutional Shares  (2)                 preservation of capital.

Janus Aspen Series Foreign Stock Portfolio  Long-term growth of capital.
  - Service Shares

Janus Aspen Series Large Cap Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares  (2)       with the preservation of capital.

Janus Aspen Series Mid Cap Growth           Long-term growth of capital
  Portfolio - Institutional Shares

Janus Aspen Series Worldwide Growth         Long-term growth of capital in a manner consistent
  Portfolio - Institutional Shares            with the preservation of capital.

MFS(R)  Variable Insurance Trust(SM)

MFS Emerging Growth Series - Initial Class  Long-term growth of capital                          MFS(TM)  Investment Management

MFS Investors Trust Series - Initial Class  Long-term growth of capital with a secondary objective to seek reasonable current income

MFS New Discovery Series - Initial Class    Capital appreciation.

MFS Research Series - Initial Class         Long-term growth of capital and future income

MFS Total Return Series - Initial Class     To provide above-average income (compared to a
                                              portfolio invested entirely in equity securities)
                                              consistent with the prudent employment of capital
                                              and secondarily to provide a reasonable
                                              opportunity for growth of capital and income.

Oppenheimer Variable Account Funds

Oppenheimer Main Street Small Cap Fund/VA   Capital appreciation.                                OppenheimerFunds, Inc.
  - Service Shares

Premier VIT

Premier VIT OpCap Balanced Portfolio (3)    Growth of capital and investment income              OpCap Advisors LLC

Premier VIT OpCap Small Cap Portfolio (3)   Capital appreciation

PIMCO Variable Insurance Trust

PIMCO VIT Foreign Bond Portfolio (U.S.      Maximum total return, consistent with preservation   Pacific Investment
  Dollar-Hedged) - Administrative Shares      of capital and prudent investment management.      Management Company LLC

PIMCO VIT Total Return Portfolio -          Maximum total return, consistent with preservation
  Administrative Shares                       of capital and prudent investment management.

Putnam Variable Trust

Putnam VT International Growth and Income   Capital growth. Current income is a secondary        Putnam Investment
  Fund - Class IB                             objective.                                         Management, LLC

Salomon Brothers Variable Series Funds Inc

Salomon Brothers Variable Investors Fund -  Long-term growth of capital with current income as   Salomon Brothers Asset
  Class I                                     a secondary objective                              Management Inc

Scudder Variable Series I

Scudder SVS I Bond Portfolio - Class A      To provide a high level of income consistent with a  Deutsche Investment
                                              high quality portfolio of debt securities            Management Americas Inc.

Scudder SVS I Global Discovery Portfolio -  Above-average capital appreciation over the long
  Class A                                     term

Scudder SVS I Growth and Income Portfolio   Long-term growth of capital, current income and
  - Class A                                   growth of income

Scudder SVS I International Portfolio -     Long-term growth of capital primarily through
  Class A                                     diversified holdings of marketable foreign equity
                                              investments

Scudder Variable Series II

Scudder SVS II Total Return Portfolio -     High total return, a combination of income and       Deutsche Investment
  Class A (4)                                 capital appreciation                               Management Americas Inc.

STI Classic Variable Trust

STI Classic Capital Appreciation Fund       Capital appreciation                                 Trusco Capital Management,
                                                                                                   Inc.

STI Classic International Equity Fund (5)   Long-term capital appreciation

STI Classic Value Income Stock Fund         Current income with the secondary goal of capital
                                              appreciation

T. Rowe Price Equity Series, Inc.

T. Rowe Price Equity Income Portfolio - I   Substantial dividend income as well as long-term     T. Rowe Price Associates,
                                              growth of capital.                                   Inc.

T. Rowe Price Mid-Cap Growth Portfolio - I  Long-term capital appreciation
  (6)

T. Rowe Price New America Growth            Long-term growth of capital
  Portfolio - I

T. Rowe Price International Series, Inc.

T. Rowe Price International Stock           Long-term growth of capital                          T. Rowe Price
  Portfolio - I                                                                                  International, Inc.

The Universal Institutional Funds, Inc.

Van Kampen UIF U.S. Mid Cap Value           Above-average total return over a market cycle of       Van Kampen (7)
  Portfolio, Class I                          three to five years by investing in common stocks
                                              and other equity securities

Van Kampen Life Investment Trust

Van Kampen LIT Aggressive Growth            Capital Growth                                       Van Kampen Asset Management
  Portfolio, Class II

Van Kampen LIT Growth and Income            Long-term growth of capital and income.
  Portfolio, Class II

Wells Fargo Variable Trust Funds

Wells Fargo Advantage Discovery Fund (8)    Long-term capital appreciation                       Wells Fargo Funds
                                                                                                   Management, LLC

Wells Fargo Advantage Opportunity Fund (8)  Long-term capital appreciation

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2005, the Janus Aspen Series Flexible Income Portfolio - Institutional Shares and Janus Aspen Series Growth Portfolio - Institutional Shares changed their names to the Janus Aspen Series Flexible Bond Portfolio - Institutional Shares and Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares , respectively.

(3) Effective May 1, 2005, the PAVIT OpCap Balanced Portfolio and PAVIT OpCap Small Cap Portfolio changed their names to the Premier VIT OpCap Balanced Portfolio and Premier VIT OpCap Small Cap Portfolio, respectively.

(4) Effective April 29, 2005, the Scudder SVS I Balanced Portfolio - Class A was reorganized onto the Scudder SVS II Total Return Portfolio - Class A .

(5) Effective September 27, 2002, the STI Classic International Equity Fund is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to September 27, 2002, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the
     T. Rowe Price Mid-Cap Growth Portfolio - I you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(7) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(8) Effective 4/8/05, the Strong Mid Cap Growth Fund II - Investor Class and Strong Opportunity Fund II - Investor Class were reorganized into the Wells Fargo Advantage Discovery Fund and Wells Fargo Advantage Opportunity Fund, respectively.

The first sentence of the first paragraph of the section entitled "Annual Reports and Other Documents" on page 39 of the prospectus is deleted and replaced by the following:

"Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2004, is incorporated herein by reference, which means that it is legally a part of this prospectus."

The following column is added to the Accumulation Unit Value chart in Appendix
A:

                          Accumulation Unit Values (1)

                                  Basic Policy

                                                                                                Year ending
                                                                                                December 31,
Fund                                                                                                2004
------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value - Series I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.810
   Number of Units Outstanding at End of Year                                                       58,864
Alger American Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.116
   Accumulation Unit Value Ending                                                                   10.524
   Number of Units Outstanding at End of Year                                                      106,786
Alger American Income & Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.547
   Accumulation Unit Value Ending                                                                   12.280
   Number of Units Outstanding at End of Year                                                       94,296
Alger American Leveraged AllCap - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.959
   Accumulation Unit Value Ending                                                                   12.758
   Number of Units Outstanding at End of Year                                                      125,490
Alger American MidCap Growth - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.141
   Accumulation Unit Value Ending                                                                   16.878
   Number of Units Outstanding at End of Year                                                      189,941
Alger American Small Capitalization - Class O Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.146
   Accumulation Unit Value Ending                                                                    9.364
   Number of Units Outstanding at End of Year                                                      152,854

Federated Capital Income II Sub-Account
   Accumulation Unit Value(1) Beginning                                                              7.607
   Accumulation Unit Value Ending                                                                    8.245
   Number of Units Outstanding at End of Year                                                      118,737
Federated High Income Bond II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.727
   Accumulation Unit Value Ending                                                                   11.864
   Number of Units Outstanding at End of Year                                                      274,221
Federated for U.S. Government Securities II Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.608
   Accumulation Unit Value Ending                                                                   12.881
   Number of Units Outstanding at End of Year                                                      254,843
Fidelity VIP Asset Manager(SM) - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.097
   Accumulation Unit Value Ending                                                                   11.541
   Number of Units Outstanding at End of Year                                                      119,887
Fidelity VIP Contrafund(R)  - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.660
   Accumulation Unit Value Ending                                                                   14.416
   Number of Units Outstanding at End of Year                                                      442,140
Fidelity VIP Equity-Income - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.970
   Accumulation Unit Value Ending                                                                   13.165
   Number of Units Outstanding at End of Year                                                      324,151
Fidelity VIP Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.133
   Accumulation Unit Value Ending                                                                   10.330
   Number of Units Outstanding at End of Year                                                      310,704
Fidelity VIP Index 500 - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.155
   Accumulation Unit Value Ending                                                                   11.077
   Number of Units Outstanding at End of Year                                                      569,379
Fidelity VIP Money Market - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.315
   Accumulation Unit Value Ending                                                                   11.292
   Number of Units Outstanding at End of Year                                                      421,371
Fidelity VIP Overseas - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.169
   Accumulation Unit Value Ending                                                                   11.395
   Number of Units Outstanding at End of Year                                                      138,707
Janus Aspen Series Mid Cap Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.359
   Accumulation Unit Value Ending                                                                   12.334
   Number of Units Outstanding at End of Year                                                      142,342
Janus Aspen Series Balanced - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.721
   Accumulation Unit Value Ending                                                                   14.684
   Number of Units Outstanding at End of Year                                                      348,122
Janus Aspen Series Flexible Bond - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                             13.061
   Accumulation Unit Value Ending                                                                   13.390
   Number of Units Outstanding at End of Year                                                      235,284
Janus Aspen Series Large Cap Growth - Institutional Shares Sub-Account  (3)
   Accumulation Unit Value(1) Beginning                                                              9.904
   Accumulation Unit Value Ending                                                                   10.208
   Number of Units Outstanding at End of Year                                                      266,429
Janus Aspen Series Foreign Stock - Service Shares Sub-Account  (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.200
   Accumulation Unit Value Ending                                                                   11.891
   Number of Units Outstanding at End of Year                                                       63,308
Janus Aspen Series Worldwide Growth - Institutional Shares Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.891
   Accumulation Unit Value Ending                                                                   10.220
   Number of Units Outstanding at End of Year                                                      155,504
LSA Balanced (2)(4)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
MFS Emerging Growth - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.923
   Accumulation Unit Value Ending                                                                    9.939
   Number of Units Outstanding at End of Year                                                       51,201
MFS Investors Trust - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.018
   Accumulation Unit Value Ending                                                                    9.902
   Number of Units Outstanding at End of Year                                                       43,733
MFS New Discovery - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             15.612
   Accumulation Unit Value Ending                                                                   16.398
   Number of Units Outstanding at End of Year                                                       71,788
MFS Research - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.027
   Accumulation Unit Value Ending                                                                   10.313
   Number of Units Outstanding at End of Year                                                       41,251
MFS Total Return - Initial Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.074
   Accumulation Unit Value Ending                                                                   14.352
   Number of Units Outstanding at End of Year                                                      176,247
Premier VIT OpCap Balanced Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.801
   Number of Units Outstanding at End of Year                                                       75,904
Premier VIT OpCap Small Cap Sub-Account (2)(5)
   Accumulation Unit Value(1) Beginning                                                             10.118
   Accumulation Unit Value Ending                                                                   11.762
   Number of Units Outstanding at End of Year                                                       79,179
Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             11.151
   Accumulation Unit Value Ending                                                                   13.104
   Number of Units Outstanding at End of Year                                                      137,464

PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares
Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.642
   Accumulation Unit Value Ending                                                                   11.078
   Number of Units Outstanding at End of Year                                                       70,009
PIMCO VIT Total Return - Administrative Shares Sub-Account  (2)
   Accumulation Unit Value(1) Beginning                                                             10.924
   Accumulation Unit Value Ending                                                                   11.298
   Number of Units Outstanding at End of Year                                                      410,197
Putnam VT International Growth and Income - Class IB Sub-Account
   Accumulation Unit Value(1) Beginning                                                             11.133
   Accumulation Unit Value Ending                                                                   13.282
   Number of Units Outstanding at End of Year                                                       25,804
Salomon Brothers Variable Investors - Class I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   10.943
   Number of Units Outstanding at End of Year                                                       15,927
Scudder SVS II Total Return - Class A Sub-Account (6)
   Accumulation Unit Value(1) Beginning
   Accumulation Unit Value Ending
   Number of Units Outstanding at End of Year
Scudder SVS I Bond - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             12.435
   Accumulation Unit Value Ending                                                                   12.921
   Number of Units Outstanding at End of Year                                                      172,335
Scudder SVS I Global Discovery - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.202
   Accumulation Unit Value Ending                                                                   17.275
   Number of Units Outstanding at End of Year                                                      107,272
Scudder SVS I Growth and Income - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.800
   Accumulation Unit Value Ending                                                                    9.559
   Number of Units Outstanding at End of Year                                                       38,185
Scudder SVS I International - Class A Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.439
   Accumulation Unit Value Ending                                                                    9.967
   Number of Units Outstanding at End of Year                                                       51,111
STI Classic Capital Appreciation Sub-Account
   Accumulation Unit Value(1) Beginning                                                              8.593
   Accumulation Unit Value Ending                                                                    9.045
   Number of Units Outstanding at End of Year                                                       30,367
STI Classic International Equity Sub-Account (7)
   Accumulation Unit Value(1) Beginning                                                              8.851
   Accumulation Unit Value Ending                                                                   10.417
   Number of Units Outstanding at End of Year                                                          223
STI Classic Value Income Stock Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.104
   Accumulation Unit Value Ending                                                                   10.351
   Number of Units Outstanding at End of Year                                                       41,425
Strong Opportunity II - Investor Class Sub-Account
   Accumulation Unit Value(1) Beginning                                                             14.148
   Accumulation Unit Value Ending                                                                   16.494
   Number of Units Outstanding at End of Year                                                      107,791
T. Rowe Price Equity Income - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                             13.035
   Accumulation Unit Value Ending                                                                   14.771
   Number of Units Outstanding at End of Year                                                      201,619
T. Rowe Price International Stock - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.127
   Accumulation Unit Value Ending                                                                   10.239
   Number of Units Outstanding at End of Year                                                       95,532
T. Rowe Price Mid-Cap Growth - I Sub-Account (8)
   Accumulation Unit Value(1) Beginning                                                             15.381
   Accumulation Unit Value Ending                                                                   17.949
   Number of Units Outstanding at End of Year                                                      130,090
T. Rowe Price New America Growth - I Sub-Account
   Accumulation Unit Value(1) Beginning                                                              9.017
   Accumulation Unit Value Ending                                                                    9.860
   Number of Units Outstanding at End of Year                                                       55,066
Van Kampen LIT Aggressive Growth, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.144
   Number of Units Outstanding at End of Year                                                       10,217
Van Kampen LIT Growth and Income, Class II Sub-Account (2)
   Accumulation Unit Value(1) Beginning                                                             10.267
   Accumulation Unit Value Ending                                                                   11.554
   Number of Units Outstanding at End of Year                                                      138,483
Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account (2)(9)
   Accumulation Unit Value(1) Beginning                                                             10.000
   Accumulation Unit Value Ending                                                                   11.321
   Number of Units Outstanding at End of Year                                                       98,278
Wells Fargo Advantage Discovery Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --
Wells Fargo Advantage Opportunity Sub-Account (10)
   Accumulation Unit Value(1) Beginning                                                                 --
   Accumulation Unit Value Ending                                                                       --
   Number of Units Outstanding at End of Year                                                           --

The "Experts" section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the related financial statement schedules included in this Statement of Additional Information and incorporated in this prospectus by reference from the Lincoln Benefit Life Company Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is included and incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Lincoln Benefit Life Variable Annuity Account as of December 31, 2004 and for each of the periods in the two year period then ended included in this Statement of Additional Information have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The "Financial Statements " section in the Statement of Additional Information is deleted in its entirety and replaced with the following:

FINANCIAL STATEMENTS

The financial statements of the Subaccounts comprising the Separate Account as of December 31, 2004, and for the periods in the two year period then ended, the financial statements of Lincoln Benefit as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, and related financial statement schedules and the accompanying Reports of Independent Registered Public Accounting Firm appear in the pages that follow. The financial statements and financial statement schedules of Lincoln Benefit included herein should be considered only as bearing upon the ability of Lincoln Benefit to meet its obligations under the Contacts.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                   Lincoln Benefit Life Variable Life Account

                        Supplement, dated March 7, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the shareholders of the Strong Opportunity Fund II
- Investor Class and the Strong Mid Cap Growth Fund II - Investor Class ("Strong Portfolios") approved the reorganization of the Strong Portfolios into the Wells Fargo Advantage Opportunity Fund and the Wells Fargo Advantage Discovery Fund ("Wells Fargo Portfolios"), respectively.

On or around April 8, 2005 ("Conversion Date"), the Strong Opportunity Fund II - Investor Class will be merged into the Wells Fargo Advantage Opportunity Fund, and the Strong Mid Cap Growth Fund II - Investor Class will be merged into the Wells Fargo Advantage Discovery Fund. On the Conversion Date, we will change the name of the Strong Portfolio sub-accounts to reflect the change in the underlying portfolio. Contract owners will receive a confirmation of the transaction reflecting this change.

Wells Fargo Funds Management, LLC is the investment adviser for the Wells Fargo Portfolios. The investment objective for both Wells Fargo Portfolios is long-term capital appreciation.

If you currently have allocations made to the Strong Portfolio sub-accounts through automatic additions, automatic portfolio rebalancing or dollar cost averaging programs, any future allocations will continue to be made to those sub-accounts under their new name as of the Conversion Date.

If you would like information on how to transfer to another investment alternative, or how to make a change to your current allocations, please contact your financial representative or call our Customer Service Center at 1-800-865-5237.

For future reference, please keep this supplement together with your prospectus.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                       Supplement, dated January 14, 2005,
                                       to
                  The Consultant II Variable Annuity Prospectus
                                dated May 1, 2004

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts issued by Lincoln Benefit Life Company.

We have received notice that the Board of Trustees ("Board") of PIMCO Advisors VIT has approved the liquidation, on or about April 29, 2005 (the "Closing Date"), of the PEA Science and Technology Portfolio (the "PEA Portfolio").

The Board based its decision, in part, upon the fact that the PEA Portfolio is relatively small in asset size and has failed to garner significant exposure in the variable contract market. In addition, the Board believes the outlook for future growth of the PEA Portfolio is not encouraging.

Due to the liquidation of the PEA Portfolio, we will no longer accept new premiums for investment in, nor will we permit transfers to, the PEA Science and Technology Portfolio Sub-Account ("PEA Sub-Account") on or after April 29, 2005.

Because the PEA Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 29, 2005, some or all of your interest in the PEA Sub-Account to the other investment alternatives currently offered by your Contract. Any value remaining in the PEA Sub-Account will be transferred automatically, as of the Closing Date, to the Fidelity VIP Money Market Portfolio, an investment alternative already available under your Contract. These transfers are not subject to a transfer fee.

If you currently have allocations made to the PEA Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocation in the PEA Sub-Account will also need to be changed in these programs. If you do not change this allocation to other investment alternatives currently available under your Policy, any allocation to the PEA Sub-Account will be automatically allocated, as of the Closing Date, to the Fidelity VIP Money Market Sub-Account.

If your interest in the PEA Sub-Account is transferred automatically on the Closing Date to the Fidelity VIP Money Market Sub-Account, for 60 days following the Closing Date, you may transfer your interest in the Fidelity VIP Money Market Sub-Account to any other investment alternative(s) available under your Contract. This transfer is not subject to a transfer fee.

We will send you a confirmation that shows the amount that we credited to the Fidelity VIP Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at the number listed below.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectuses.

Number for Customer Service Center: 1-800-865-5237

                                   Appendix A

The Consultant II Variable Annuity contract offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

                                   PORTFOLIOS

AIM V.I. Basic Value Fund - Series I
Seeks long-term growth of capital.

Alger American Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Income & Growth Portfolio - Class O Seeks to provide a high level of dividend income. Its secondary goal is to provide capital appreciation.

Alger American Leveraged AllCap Portfolio - Class O Seeks long-term capital appreciation.

Alger American MidCap Growth Portfolio - Class O Seeks long-term capital appreciation.

Alger American Small Capitalization Portfolio - Class O Seeks long-term capital appreciation.

Federated Fund for U.S. Government Securities II Seeks current income.

Federated High Income Bond Fund II Seeks high current income.

Federated Capital Income Fund II
Seeks high current income and moderate capital appreciation.

Fidelity VIP Asset Manager(SM) Portfolio - Initial Class Seeks high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.

Fidelity VIP Contrafund(R) Portfolio - Initial Class Seeks long-term capital appreciation.

Fidelity VIP Equity-Income Portfolio - Initial Class Seeks reasonable income.

Fidelity VIP Growth Portfolio - Initial Class Seeks capital appreciation.

Fidelity VIP Index 500 Portfolio - Initial Class Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor's 500(SM) Index (S&P 500(R)).

Fidelity VIP Money Market Portfolio - Initial Class Seeks as high a level of current income as is consistent with preservation of capital and providing liquidity.

Fidelity VIP Overseas Portfolio - Initial Class Seeks long-term growth of capital.

Janus Aspen Series Mid Cap Growth Portfolio: Institutional Shares Seeks long-term growth of capital.

Janus Aspen Series Balanced Portfolio: Institutional Shares Seeks long-term growth of capital consistent with preservation of capital and balanced by current income.

Janus Aspen Series Flexible Income Portfolio: Institutional Shares Seeks to maximize total return from a combination of current income and capital appreciation, with an emphasis on current income.

Janus Aspen Series Foreign Stock Portfolio: Service Shares Seeks long-term growth of capital.

Janus Aspen Series Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

Janus Aspen Series Worldwide Growth Portfolio: Institutional Shares Seeks long-term growth of capital in a manner consistent with the preservation of capital.

MFS Emerging Growth Series - Initial Class Seeks long-term growth of capital.

MFS Investors Trust Series - Initial Class Seeks long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series - Initial Class Seeks capital appreciation.

MFS Research Series - Initial Class Seeks long-term growth of capital and future income.

MFS Total Return Series - Initial Class Seeks to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital and secondarily to provide a reasonable opportunity for growth of capital and income.

PAVIT OpCap Balanced Portfolio Seeks growth of capital and investment income.

PAVIT OpCap Small Cap Portfolio Seeks capital appreciation.

Oppenheimer Main Street Small Cap Fund/VA - Service Shares Seeks capital appreciation.

PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

PIMCO VIT Total Return Portfolio - Administrative Shares Seeks to maximize total return, consistent with preservation of capital and prudent investment management.

Putnam VT International Growth and Income Fund - Class IB Seeks capital growth. Current income is a secondary objective.

Salomon Brothers Variable Investors Fund - Class I Seeks long-term growth of capital with current income as a secondary objective.

Scudder SVS I Balanced Portfolio - Class A Seeks balance of growth and income from a diversified portfolio of equity and fixed income securities.

Scudder SVS I Bond Portfolio - Class A
Seeks to invest for a high level of income consistent with a high quality portfolio of debt securities.

Scudder SVS I Global Discovery Portfolio - Class A Seeks above average capital appreciation over the long-term.

Scudder SVS I Growth and Income Portfolio - Class A Seeks long-term growth of capital primarily though diversified holdings of marketable foreign equity investments.

Scudder SVS I International Portfolio - Class A Seeks long-term growth of capital.

STI Classic Capital Appreciation Fund
Seeks capital appreciation.

STI Classic International Equity Fund Seeks long-term capital appreciation.

STI Classic Value Income Stock Fund
Seeks current income with the secondary goal of capital appreciation.

Strong Opportunity Fund II - Investor Class Seeks capital growth.

Strong Mid Cap Growth Fund II - Investor Class Seeks capital growth.

T. Rowe Price Equity Income Portfolio - I Seeks to provide substantial dividend income as well as long-term growth of capital.

T. Rowe Price Mid-Cap Growth Portfolio - I Seeks long-term capital appreciation.

T. Rowe Price New America Growth Portfolio - I Seeks long-term growth of capital.

T. Rowe Price International Stock Portfolio - I Seeks long-term growth of capital.

Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I Seeks above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities.

Van Kampen LIT Aggressive Growth Portfolio, Class II Seeks capital growth.

Van Kampen LIT Growth and Income Portfolio, Class II Seeks long-term growth of capital and income.

                              Fixed Account Options

Standard Fixed Account
Guaranteed Maturity Fixed Account Option

                    CONSULTANT II VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          LINCOLN BENEFIT LIFE COMPANY

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

            STREET ADDRESS: 2940 SOUTH 84TH STREET, LINCOLN, NE 68506

            MAILING ADDRESS: P. O. BOX 80469, LINCOLN, NE 68501-0469

                        TELEPHONE NUMBER: 1-800-865-5237

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. LINCOLN BENEFIT LIFE NO LONGER OFFERS THIS CONTRACT IN MOST STATES. IF YOU HAVE ALREADY PURCHASED THE CONTRACT YOU MAY CONTINUE TO MAKE PURCHASE PAYMENTS ACCORDING TO THE CONTRACT.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty-two investment options, each of which is a Subaccount of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Subaccount invests exclusively in shares of one of the following Portfolios:

AIM VARIABLE INSURANCE FUNDS: AIM V.I. Basic Value Fund - Series I

THE ALGER AMERICAN FUND: Alger American Growth Portfolio - Class O, Alger American Income and Growth Portfolio - Class O, Alger American Leveraged AllCap Portfolio - Class O, Alger American MidCap Growth Portfolio - Class O, Alger American Small Capitalization Portfolio - Class O

FEDERATED INSURANCE SERIES: Federated Fund for U.S. Government Securities II, Federated High Income Bond Fund II, Federated Capital Income Fund II

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: Fidelity VIP Asset Manager(SM) Portfolio - Initial Class, Fidelity VIP Contrafund(R) Portfolio - Initial Class, Fidelity VIP Equity-Income Portfolio - Initial Class, Fidelity VIP Growth Portfolio - Initial Class, Fidelity VIP Index 500 Portfolio - Initial Class, Fidelity VIP Money Market Portfolio - Initial Class, Fidelity VIP Overseas Portfolio - Initial Class

JANUS ASPEN SERIES: Janus Aspen Series Balanced Portfolio: Institutional Shares, Janus Aspen Series Flexible Income Portfolio: Institutional Shares, Janus Aspen Series Foreign Stock Portfolio: Service Shares (formerly International Value Portfolio), Janus Aspen Series Growth Portfolio:

Institutional Shares, Janus Aspen Series Mid Cap Growth Portfolio:
Institutional Shares, Janus Aspen Series Worldwide Growth Portfolio:
Institutional Shares

MFS(R) VARIABLE INSURANCE TRUST(SM): MFS Emerging Growth Series - Initial Class, MFS Investors Trust Series - Initial Class, MFS New Discovery Series - Initial Class, MFS Research Series - Initial Class, MFS Total Return Series - Initial Class

OPPENHEIMER VARIABLE ACCOUNT FUNDS: Oppenheimer Main Street Small Cap Fund/VA - Service Shares

PIMCO ADVISORS VIT: PAVIT PEA Science and Technology Portfolio, PAVIT OpCap Balanced Portfolio, PAVIT OpCap Small Cap Portfolio

PIMCO VARIABLE INSURANCE TRUST: PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares, PIMCO VIT Total Return Portfolio - Administrative Shares

PUTNAM VARIABLE TRUST: Putnam VT International Growth and Income Fund - Class 1B

SALOMON BROTHERS VARIABLE SERIES FUNDS INC.: Salomon Brothers Variable Investors Fund - Class I

SCUDDER VARIABLE SERIES I: Scudder SVS I Balanced Portfolio - Class A, Scudder SVS I Bond Portfolio - Class A, Scudder SVS I Global Discovery Portfolio - Class A, Scudder SVS I Growth and Income Portfolio - Class A, International Portfolio
- Class A

STI CLASSIC VARIABLE TRUST: STI Classic Capital Appreciation Fund, STI Classic International Equity Fund, STI Classic Value Income Stock Fund

STRONG OPPORTUNITY FUND II, INC.: Strong Opportunity Fund II - Investor Class

STRONG VARIABLE INSURANCE FUNDS, INC.: Strong Mid Cap Growth Fund II

T. ROWE PRICE EQUITY SERIES, INC.: T. Rowe Price Equity Income Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price New America Growth Portfolio

T. ROWE PRICE INTERNATIONAL SERIES, INC.: T. Rowe Price International Stock Portfolio

THE UNIVERSAL INSTITUTIONAL FUNDS, INC: Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I

                                  1 PROSPECTUS

VAN KAMPEN LIFE INVESTMENT TRUST: Van Kampen LIT Aggressive Growth Portfolio, Class II, Van Kampen LIT Growth and Income Portfolio, Class II

  THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE

SECURITIES NOR HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 2004.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are 90 years old or older before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Subaccounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Subaccounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, and transfers to the Subaccounts.

In certain states the contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the context specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2004.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2004. The information in the Statement of Additional Information, dated May 1, 2004, is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 40 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

THIS PROSPECTUS IS VALID ONLY IF ACCOMPANIED OR PRECEDED BY CURRENT PROSPECTUSES FOR THE PORTFOLIOS LISTED ABOVE. IF ANY OF THESE PROSPECTUSES IS MISSING OR OUTDATED, PLEASE CONTACT US AND WE WILL SEND YOU THE PROSPECTUS YOU NEED.

PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR YOUR FUTURE REFERENCE.

                                  2 PROSPECTUS

TABLE OF CONTENTS

DEFINITIONS                                                                    4
FEE TABLES                                                                     6
Examples and Explanation of Expense Examples                                   6
QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT                                      8
CONDENSED FINANCIAL INFORMATION                                               12
DESCRIPTION OF THE CONTRACTS                                                  12
   Summary                                                                    12
   Contract Owner                                                             12
   Annuitant                                                                  12
   Modification of the Contract                                               12
   Assignment                                                                 12
   Free Look Period                                                           13
PURCHASES AND CONTRACT VALUE                                                  13
   Minimum Purchase Payment                                                   13
   Automatic Payment Plan                                                     13
   Allocation of Purchase Payments                                            13
   Contract Value                                                             14
   Separate Account Accumulation Unit Value                                   14
   Transfer During Accumulation Period                                        14
   Transfers Authorized by Telephone                                          14
   Market Timing & Excessive Trading                                          15
   Trading Limitations                                                        15
   Automatic Dollar Cost Averaging Program                                    15
   Portfolio Rebalancing                                                      15
THE INVESTMENT AND FIXED ACCOUNT OPTIONS                                      17
   Separate Account Investments                                               17
   The Portfolios                                                             17
   Voting Rights                                                              20
   Additions, Deletions, and Substitutions of Securities                      21
   The Fixed Account                                                          21
      General                                                                 21
      Guaranteed Maturity Fixed Account Option                                21
      Market Value Adjustment                                                 22
      Dollar Cost Averaging Fixed Account Option                              23
ANNUITY BENEFITS                                                              23
   Annuity Date                                                               23
   Annuity Options                                                            23
   Other Options                                                              24
   Annuity Payments: General                                                  24
   Variable Annuity Payments                                                  24
   Fixed Annuity Payments                                                     25
   Transfers During the Annuity Period                                        25
   Death Benefit During Annuity Period                                        25
   Certain Employee Benefit Plans                                             25
OTHER CONTRACT BENEFITS                                                       25
   Death Benefit                                                              25
   Beneficiary                                                                27
   Contract Loans for 403(b) Contracts                                        28
   Withdrawals (Redemptions)                                                  29
   Systematic Withdrawal Program                                              29
   ERISA Plans                                                                30
   Minimum Contract Value                                                     30
CONTRACT CHARGES                                                              30
   Mortality and Expense Risk Charge                                          30
   Administrative Charges                                                     30
      Contract Maintenance Charge                                             30
      Administrative Expense Charge                                           30
      Transfer Fee                                                            30
   Premium Taxes                                                              31
   Deduction for Separate Account Income Taxes                                31
   Other Expenses                                                             31
TAXES                                                                         32
   Taxation of Lincoln Benefit Life Company                                   32
    Taxation of Variable Annuities in General                                 32
   Tax Qualified Contracts                                                    35
DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT          38
   Lincoln Benefit Life Company                                               38
   Separate Account                                                           38
   State Regulation of Lincoln Benefit                                        38
   Financial Statements                                                       38
ADMINISTRATION                                                                38
DISTRIBUTION OF CONTRACTS                                                     39
LEGAL PROCEEDINGS                                                             39
LEGAL MATTERS                                                                 39
ANNUAL REPORTS AND OTHER DOCUMENTS                                            39
REGISTRATION STATEMENT                                                        39
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION                      40
APPENDIX A ACCUMULATION UNIT VALUES                                           41
APPENDIX B ILLUSTRATION OF A MARKET VALUE ADJUSTMENT                          46

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  3 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

ACCUMULATION PERIOD - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

ACCUMULATION UNIT - A unit of measurement which we use to calculate Contract Value.

ANNUITANT - The living person on whose life the annuity benefits under a Contract are based.

ANNUITIZATION - The process to begin annuity payments under the Contract.

ANNUITIZED VALUE - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

ANNUITY DATE - The date on which annuity payments are scheduled to begin.

ANNUITY PERIOD - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

ANNUITY UNIT - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

BENEFICIARY(IES) - The person(s) designated to receive any death benefits under the Contract.

COMPANY ("WE," "US," "OUR," "LINCOLN BENEFIT") - Lincoln Benefit Life Company.

CONTRACT ANNIVERSARY - Each anniversary of the Issue Date.

CONTRACT OWNER ("YOU," "YOUR") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

CONTRACT VALUE - The sum of the values of your investment in the Subaccounts of the Separate Account and the Fixed Account.

CONTRACT YEAR - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

CONTRIBUTION YEAR - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Subaccount, or each anniversary of that date.

FIXED ACCOUNT - The portion of the Contract Value allocated to Our general account.

FIXED ANNUITY - A series of annuity payments that are fixed in amount.

GUARANTEE PERIODS - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

ISSUE DATE - The date when the Contract becomes effective.

LATEST ANNUITY DATE - The latest date by which you must begin annuity payments under the Contract.

LOAN ACCOUNT - An account established for amounts transferred from the Subaccounts or the Fixed Account as security for outstanding Contract loans.

MARKET VALUE ADJUSTMENT - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

NET INVESTMENT FACTOR - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Subaccount.

NON-QUALIFIED PLAN - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

PORTFOLIO(S) - The underlying funds in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

PURCHASE PAYMENTS - Amounts paid to Us as premium for the Contract by You or on Your behalf.

QUALIFIED PLAN - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

SEPARATE ACCOUNT - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

SUBACCOUNT - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

SURRENDER VALUE - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

TAX CODE - The Internal Revenue Code of 1986, as amended.

TREASURY RATE - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

VALUATION DATE - Each day the New York Stock Exchange is open for business.

VALUATION PERIOD - The period of time over which we determine the change in the value of the Subaccounts in order to price Accumulation Units and Annuity Units.

                                  4 PROSPECTUS

Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

VARIABLE ANNUITY - A series of annuity payments that vary in amount based on changes in the value of the Subaccounts to which your Contract Value has been allocated.

                                  5 PROSPECTUS

FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU BUY THE CONTRACT, SURRENDER THE CONTRACT, OR TRAANSFER CASH VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.

Sales Charge - None

Transfer Fee (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) - $10.00

THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING PORTFOLIO FEES AND EXPENSES.

ANNUAL CONTRACT MAINTENANCE CHARGE                                       $35.00
SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF DAILY NET ASSET
VALUE DEDUCTED FROM EACH OF THE SUBACCOUNTS OF THE SEPARATE ACCOUNT)
 Mortality and Expense Risk Charge                                         1.30%
 Administrative Expense Charge                                             0.10%
                                                                         ------
 Total Separate Account Annual Expenses                                    1.40%

THE NEXT TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. ADVISERS AND/OR OTHER SERVICE PROVIDERS OF CERTAIN PORTFOLIOS MAY HAVE AGREED TO WAIVE THEIR FEES AND/OR REIMBURSE PORTFOLIO EXPENSES IN ORDER TO KEEP THE PORTFOLIOS' EXPENSES BELOW SPECIFIED LIMITS. THE RANGE OF EXPENSES SHOWN IN THIS TABLE DOES NOT SHOW THE EFFECT OF ANY SUCH FEE WAIVER OR EXPENSE REIMBURSEMENT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES APPEARS IN THE PROSPECTUS FOR EACH PORTFOLIO.

                                                  Minimum   Maximum
                                                  -------   -------
Total Annual Portfolio Operating Expenses /(1)/
(expenses that are deducted from Portfolio
assets, which may include management fees,
distribution and/or service (12b-1)
fees, and other expenses)                          0.29%     4.31%

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2003.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assume no transfers or exchanges were made. The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments, or continued to hold Your Contract, at the end of each time period, and,

..    with total Separate Account expenses of 1.40%.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

                                  6 PROSPECTUS

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

                                                   1 Year   3 Years   5 Years   10 Years
----------------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses    $620     $1,839    $3,031    $5,892
----------------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses    $208     $  640    $1,093    $2,330
----------------------------------------------------------------------------------------

EXPLANATION OF EXPENSE EXAMPLE

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%, WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED. THE EXAMPLES REFLECT AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35.

                                  7 PROSPECTUS

QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the Prospectus. Please read the Prospectus carefully.

1.   WHAT IS THE CONTRACT?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non-qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Subaccounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Subaccount and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Subaccounts and the amount of interest we credit to the Fixed Account.

Each Subaccount will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Subaccounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2.   WHAT ANNUITY OPTIONS DOES THE CONTRACT OFFER?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for five to twenty years;

..    a joint and full survivorship annuity, with payments guaranteed for five to twenty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Subaccounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Subaccounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3.   HOW DO I BUY A CONTRACT?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $25,000 in a lump sum as an initial Purchase Payment. Subsequent Purchase Payments must be at least $500. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4.   WHAT ARE MY INVESTMENT CHOICES UNDER THE CONTRACT?

You can allocate and reallocate your investment among the Subaccounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the following Portfolios:

                    FUND                                      PORTFOLIO(S)
-----------------------------------------------------------------------------------------
AIM Variable Insurance Funds                  AIM V.I. Basic Value Fund - Series I
-----------------------------------------------------------------------------------------
The Alger American Fund                       Alger American Growth Portfolio - Class O
                                              Alger American Income & Growth Portfolio -
                                               Class O
                                              Alger American Leveraged AllCap Portfolio -
                                               Class O
                                              Alger American MidCap Growth Portfolio -
                                               Class O
                                              Alger American Small Capitalization
                                               Portfolio - Class O
-----------------------------------------------------------------------------------------
Federated Insurance Series                    Federated Fund for U.S. Government
                                               Securities II
                                              Federated High Income Bond Fund II
                                              Federated Capital Income Fund II
-----------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products       Fidelity VIP Asset Manager(SM) Portfolio -
                                               Initial Class
                                              Fidelity VIP Contrafund(R) Portfolio -
                                               Initial Class
                                              Fidelity VIP Equity-Income Portfolio -
                                               Initial Class
                                              Fidelity VIP Growth Portfolio - Initial
                                               Class
                                              Fidelity VIP Index 500 Portfolio - Initial
                                               Class
                                              Fidelity VIP Money Market Portfolio -
                                               Initial Class
                                              Fidelity VIP Overseas Portfolio - Initial
                                               Class
-----------------------------------------------------------------------------------------
Janus Aspen Series                            Janus Aspen Series Balanced Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Flexible Income
                                               Portfolio - Institutional Shares
                                              Janus Aspen Series Foreign Stock Portfolio
                                               (formerly International Value) - Service
                                               Shares
                                              Janus Aspen Series Growth Portfolio -
                                               Institutional Shares
                                              Janus Aspen Series Mid Cap Growth Portfolio
                                               - Institutional Shares
                                              Janus Aspen Series Worldwide Growth
                                               Portfolio - Institutional Shares
-----------------------------------------------------------------------------------------
MFS(R)                                        Variable Insurance
                                              Trust(SM) MFS Emerging
                                              Growth Series - Initial
                                              Class MFS Investors Trust
                                              Series - Initial Class MFS
                                              New Discovery Series -
                                              Initial Class MFS Research
                                              Series - Initial Class MFS
                                              Total Return Series -
                                              Initial Class
-----------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds            Oppenheimer Main Street Small Cap Fund/VA -
                                               Service Shares
-----------------------------------------------------------------------------------------
PIMCO                                         Advisors VIT PAVIT PEA
                                              Science and Technology
                                              Portfolio PAVIT OpCap
                                              Balanced Portfolio PAVIT
                                              OpCap Small Cap Portfolio
-----------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust                PIMCO VIT Foreign Bond Portfolio (U.S.
                                               Dollar-Hedged) - Administrative Shares
                                              PIMCO VIT Total Return Portfolio -
                                               Administrative Shares
-----------------------------------------------------------------------------------------
Putnam Variable Trust                         Putnam VT International Growth and Income
                                               Fund - Class IB
-----------------------------------------------------------------------------------------
Salomon Brothers Variable Series Funds Inc.   Salomon Brothers Variable Investors Fund -
                                               Class I
-----------------------------------------------------------------------------------------
Scudder Variable Series I                     Scudder SVS I Balanced Portfolio - Class A
                                              Scudder SVS I Bond Portfolio - Class A
                                              Scudder SVS I Global Discovery Portfolio -
                                               Class A
                                              Scudder SVS I Growth and Income Portfolio -
                                               Class A
                                              Scudder SVS I International Portfolio -
                                               Class A
-----------------------------------------------------------------------------------------
STI Classic Variable Trust                    STI Classic Capital Appreciation Fund
                                              STI Classic International Equity Fund
                                              STI Classic Value Income Stock Fund
-----------------------------------------------------------------------------------------
Strong Opportunity Fund II, Inc.              Strong Opportunity Fund II - Investor Class
-----------------------------------------------------------------------------------------
Strong Variable Insurance Funds, Inc.         Strong Mid Cap Growth Fund II - Investor
                                               Class
-----------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.             T. Rowe Price Equity Income Portfolio - I
                                              T. Rowe Price Mid-Cap Growth Portfolio - I
                                              T. Rowe Price New America Growth Portfolio
                                                - I
-----------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.      T. Rowe Price International Stock Portfolio
-----------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.       Van Kampen UIF U.S. Mid Cap Value
                                               Portfolio, Class I
-----------------------------------------------------------------------------------------
Van Kampen Life Investment Trust              Van Kampen LIT Aggressive Growth Portfolio,
                                               Class II
                                              Van Kampen LIT Growth and Income Portfolio,
                                               Class II
-----------------------------------------------------------------------------------------

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

                                  9 PROSPECTUS

In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our Dollar Cost Averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Subaccounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred monthly to your chosen Subaccounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account Option;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)   it is necessary to meet IRS minimum withdrawal requirements; or

3)   it is a transfer that is part of a dollar cost averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)   how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6.   WHAT ARE MY EXPENSES UNDER THE CONTRACT?

CONTRACT MAINTENANCE CHARGE. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Subaccounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE AND MORTALITY AND EXPENSE RISK CHARGE. We impose a mortality and expense risk charge at an annual rate of 1.30% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

TRANSFER FEE. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

PREMIUM TAXES. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

OTHER EXPENSES. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7.   HOW WILL MY INVESTMENT IN THE CONTRACT BE TAXED?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  10 PROSPECTUS

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8.   DO I HAVE ACCESS TO MY MONEY?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9.   WHAT IS THE DEATH BENEFIT?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The death benefit is the greatest of the following:

1)   your total Purchase Payments reduced by a withdrawal adjustment;

2)   your Contract Value;

3)   the amount you would have received by surrendering your Contract; or

4) your highest Contract Value on any Contract Anniversary increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment.

In relation to (1) and (4) above, the Death Benefit will be recalculated for Purchase Payments, withdrawals, and on Contract Anniversaries until the oldest Owner, or the Annuitant if the Owner is not a living individual, attains age 85. After age 85, we will calculate (1) and (4) above only to reflect additional purchase payments and withdrawals.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10.  WHAT ELSE SHOULD I KNOW?

ALLOCATION OF PURCHASE PAYMENTS. You allocate your initial Purchase Payment among the Subaccounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

TRANSFERS. During the Accumulation Period, you may transfer Contract Value among the Subaccounts and from the Subaccounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Subaccount of your choosing, including other Subaccounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Subaccounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Subaccount at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a portfolio rebalancing program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or from the Subaccounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

                                  11 PROSPECTUS

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11.  WHO CAN I CONTACT FOR MORE INFORMATION?

You can write to us at Lincoln Benefit Life Company, P.O. Box 80469, Lincoln, Nebraska 68501-0469, or call us at (800) 865-5237.

CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Subaccount for each year since we started offering the Contracts. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Subaccount. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Annual Contract Maintenance Charge. The information in the table is included in the Separate Account's financial statements. To obtain a fuller picture of each Subaccount's finances and performance, you should review the Separate Account's financial statements, which are in the Separate Account's Annual Report dated as of December 31, 2003, contained in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

SUMMARY. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Subaccounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

CONTRACT OWNER. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

ANNUITANT. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

MODIFICATION OF THE CONTRACT. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

BECAUSE OF THE POTENTIAL TAX CONSEQUENCES AND ERISA ISSUES ARISING FROM AN ASSIGNMENT, YOU SHOULD

                                  12 PROSPECTUS

CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

FREE LOOK PERIOD. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Subaccounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Subaccounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity Money Market Subaccount. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

MINIMUM PURCHASE PAYMENT. The minimum initial Purchase Payment for a Contract is $25,000. You must pay it in a lump sum. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $500 or more. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio.We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

AUTOMATIC PAYMENT PLAN. You may make scheduled Purchase Payments of $100 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS. Your Purchase Payments are allocated to the Subaccount(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Subaccount and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Subaccounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Subaccounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Subaccount. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Subaccounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your

                                  13 PROSPECTUS

Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Subaccount to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Subaccount by that Subaccount's Accumulation Unit Value on the Valuation Date when the allocation occurs.

CONTRACT VALUE. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Subaccounts you have selected, plus the value of your investment in the Fixed Account.

SEPARATE ACCOUNT ACCUMULATION UNIT VALUE. As a general matter, the Accumulation Unit Value for each Subaccount will rise or fall to reflect changes in the share price of the Portfolio in which the Subaccount invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Subaccount. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Subaccount. We determine the Accumulation Unit Value for each Subaccount Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios which accompany this prospectus for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Subaccount and, therefore, your Contract Value.

TRANSFER DURING ACCUMULATION PERIOD. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Subaccounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time. Please note that effective as of Septemebr 27, 2002, we will not permit you to allocate new premiums to the Subaccount that invests in the STI Classic Variable Trust International Equity Fund. However, if, as of September 27, 2002, you are enrolled in one of our automatic transaction programs, such as Dollar Cost Averaging or Portfolio Rebalancing, we will continue to effect automatic transactions involving the STI Classic Variable Trust International Equity Fund. In addition, if you currently have funds allocated to the Subaccount which invests in the STI Classic Variable Trust International Equity Fund, you may keep such investment, but may not invest additional premium payments to it.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day.

If you transfer an amount from the Fixed Account to a Subaccount before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 22.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

TRANSFERS AUTHORIZED BY TELEPHONE. You may make transfers by telephone. The cut off time for telephone transfer requests is 4:00 p.m. Eastern time. Calls completed before 4:00 p.m. will be effected on that day at that day's price. Calls completed after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price.

We may charge you the transfer fee described on page 6, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Subaccounts in any Contract year, or to refuse any Variable Subaccount transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly

                                  14 PROSPECTUS
unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING. The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Subaccounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If we identify a pattern of market-timing or excessive trading activity, we will make further inquiry and may, depending on the circumstances, impose trading limitations as described below under "Trading Limitations" consistent with applicable law and the Contract. Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Subaccounts, not all market timing or excessive trading is identifiable or preventable. Therefore, we cannot guarantee that we can prevent such trading activity in all cases or before it occurs.

TRADING LIMITATIONS. We reserve the right to limit transfers among the investment alternatives in any Contract Year, or to refuse any transfer request, if:

..    we believe. in our sole discretion, that certain trading practices, such as excessive trading or market timing ("Prohibited Trading Practices"), by, or on behalf of one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Subaccount or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of Prohibited Trading Practices or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares. We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

AUTOMATIC DOLLAR COST AVERAGING PROGRAM. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Subaccount of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Subaccounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money Market Variable Subaccount in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Subaccount with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Subaccount. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

PORTFOLIO REBALANCING. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value

                                  15 PROSPECTUS
allocated to each Subaccount at a pre-set level. Over time, the variations in each Subaccount's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually until your Annuity Date. Portfolio Rebalancing is not available after you annuitize. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Subaccounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers made during the Accumulation Period. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time before your Annuity Date by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Subaccounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

                                  16 PROSPECTUS

THE INVESTMENT AND FIXED ACCOUNT OPTIONS

SEPARATE ACCOUNT INVESTMENTS

THE PORTFOLIOS. Each of the Subaccounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Subaccounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Subaccounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Subaccounts of the Separate Account.

PORTFOLIO               PORTFOLIO OBJECTIVE            INVESTMENT ADVISER
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital    A I M ADVISORS, INC.
 Fund - Series I (1)
 (6)
-------------------------------------------------------------------------------
THE ALGER AMERICAN FUND
-------------------------------------------------------------------------------
Alger American Growth   Long-term capital              FRED ALGER MANAGEMENT,
 Portfolio - Class O     appreciation                   INC.
-------------------------------------------------------
Alger American Income   Seeks to provide a high level
 & Growth Portfolio -    of dividend income.  Its
 Class O                 secondary goal is to provide
                         capital appreciation.
-------------------------------------------------------
Alger American          Long-term capital
 Leveraged AllCap        appreciation
 Portfolio - Class O
-------------------------------------------------------
Alger American MidCap   Long-term capital
 Growth Portfolio -      appreciation
 Class O
-------------------------------------------------------------------------------
Alger American Small    Long-term capital
 Capitalization          appreciation
 Portfolio - Class O
-------------------------------------------------------------------------------
FEDERATED INSURANCE SERIES
-------------------------------------------------------------------------------
Federated Fund for      Current income                 FEDERATED INVESTMENT
 U.S. Government                                        MANAGEMENT COMPANY
 Securities II
-------------------------------------------------------
Federated High Income   High current income
 Bond Fund II
-------------------------------------------------------------------------------
Federated Capital       High current income and        FEDERATED EQUITY
 Income Fund II          moderate capital              MANAGEMENT COMPANY OF
                         appreciation                  PENNSYLVANIA

-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP Asset      High total return with         FIDELITY MANAGEMENT &
 Manager(SM) Portfolio   reduced risk over the long     RESEARCH COMPANY
 - Initial Class         term by allocating its
                         assets among stocks, bonds,
                         and short-term instruments.
-------------------------------------------------------
Fidelity VIP            Long-term capital
 Contrafund(R)           appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP            Reasonable income
 Equity-Income
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Growth     Capital appreciation
 Portfolio - Initial
 Class
-------------------------------------------------------
Fidelity VIP Index 500  Investment results that
 Portfolio - Initial     correspond to the total
 Class                   return of common stocks
                         publicly traded in the
                         United States, as
                         represented by the Standard
                         & Poor's 500(SM) Index (S&P
                         500(R))
-------------------------------------------------------
Fidelity VIP Money      As high a level of current
 Market Portfolio -      income as is consistent with
 Initial Class           preservation of capital and
                         providing liquidity
-------------------------------------------------------
Fidelity VIP Overseas   Long-term growth of capital
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
JANUS ASPEN SERIES
-------------------------------------------------------------------------------
Janus Aspen Series Mid  Long-term growth of capital    JANUS CAPITAL MANAGEMENT
 Cap Growth Portfolio:                                  LLC
 Institutional Shares
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Balanced Portfolio:     consistent with preservation
 Institutional Shares    of capital and balanced by
                         current income
-------------------------------------------------------
Janus Aspen Series      Seeks to maximize total
 Flexible Income         return from a combination of
 Portfolio:              current income and capital
 Institutional Shares    appreciation, with an
                         emphasis on current income
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Foreign Stock
 Portfolio: Service
 Shares (2)
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Growth Portfolio:       in a manner consistent with
 Institutional Shares    the preservation of capital
-------------------------------------------------------
Janus Aspen Series      Long-term growth of capital
 Worldwide Growth        in a manner consistent with
 Portfolio:              the preservation of capital
 Institutional Shares
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Emerging Growth     Long-term growth of capital    MFS(TM) INVESTMENT
 Series - Initial                                       MANAGEMENT
 Class
-------------------------------------------------------
MFS Investors Trust     Long-term growth of capital
 Series - Initial        with a secondary objective
 Class                   to seek reasonable current
                         income
-------------------------------------------------------
MFS New Discovery       Capital appreciation
 Series - Initial
 Class
-------------------------------------------------------
MFS Research Series -   Long-term growth of capital
 Initial Class           and future income
-------------------------------------------------------
MFS Total Return        Seeks to provide
 Series - Initial        above-average income
 Class                   (compared to a portfolio
                         invested entirely in equity
                         securities) consistent with
                         the prudent employment of
                         capital and secondarily to
                         provide a reasonable
                         opportunity for growth of
                         capital and income
-------------------------------------------------------------------------------
PIMCO ADVISORS VIT
-------------------------------------------------------------------------------
PAVIT PEA Science and   Capital appreciation           OPCAP ADVISORS LLC
 Technology Portfolio
-------------------------------------------------------
PAVIT OpCap Balanced    Growth of capital and
 Portfolio (1)           investment income
-------------------------------------------------------
PAVIT OpCap Small Cap   Capital appreciation
 Portfolio
-------------------------------------------------------------------------------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Main        Capital appreciation           OPPENHEIMERFUNDS, INC.
 Street Small Cap
 Fund/VA - Service
 Shares
-------------------------------------------------------------------------------
PIMCO VARIABLE INSURANCE TRUST
-------------------------------------------------------------------------------
PIMCO VIT Foreign Bond  To maximize total return,      PACIFIC INVESTMENT
 Portfolio (U.S.         consistent with preservation   MANAGEMENT COMPANY LLC
 Dollar-Hedged) -        of capital and prudent
 Administrative Shares   investment management
-------------------------------------------------------
PIMCO VIT Total Return  To maximize total return,
 Portfolio -             consistent with preservation
 Administrative Shares   of capital and prudent
                         investment management
-------------------------------------------------------------------------------
PUTNAM VARIABLE TRUST
-------------------------------------------------------------------------------
Putnam VT               Capital growth. Current        PUTNAM INVESTMENT
 International Growth    income is a secondary          MANAGEMENT, LLC
 and Income Fund -       objective.
 Class IB
-------------------------------------------------------------------------------
SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
-------------------------------------------------------------------------------
Salomon Brothers        Long-term growth of capital    SALOMON BROTHERS ASSET
 Variable Investors      with current income as a       MANAGEMENT INC.
 Fund - Class I (1)      secondary objective
-------------------------------------------------------------------------------
SCUDDER VARIABLE SERIES I
-------------------------------------------------------------------------------
Scudder SVS I Balanced  Balance of growth and income   DEUTSCHE INVESTMENT
 Portfolio - Class A     from a diversified porfolio    MANAGEMENT AMERICAS INC.
                         of equity and fixed income
                         securities
-------------------------------------------------------
Scudder SVS I Bond      Invest for a high level of
 Portfolio - Class A     income consistent with a
                         high quality portfolio of
                         debt securities
-------------------------------------------------------
Scudder SVS I Global    Above average capital
 Discovery Portfolio -   appreciation over the
 Class A                 long-term
-------------------------------------------------------
Scudder SVS I Growth    Long-term growth of capital
and Income Portfolio     primarily though diversified
- Class A                holdings of marketable
                         foreign equity investments.
-------------------------------------------------------
Scudder SVS I           Seeks long-term growth of
 International           capital
 Portfolio - Class A
-------------------------------------------------------------------------------
STI CLASSIC VARIABLE TRUST
-------------------------------------------------------------------------------
STI Classic Capital     Capital appreciation           TRUSCO CAPITAL
 Appreciation Fund                                      MANAGEMENT, INC.
-------------------------------------------------------
STI Classic             Long-term capital
 International Equity    appreciation
 Fund (3)
-------------------------------------------------------
STI Classic Value       Current income with the
 Income Stock Fund       secondary goal of capital
                         appreciation
-------------------------------------------------------------------------------
STRONG OPPORTUNITY FUND II, INC.
-------------------------------------------------------------------------------
Strong Opportunity      Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
STRONG VARIABLE INSURANCE FUNDS, INC.
-------------------------------------------------------------------------------
Strong Mid Cap Growth   Capital growth                 STRONG CAPITAL
 Fund II - Investor                                     MANAGEMENT, INC.
 Class
-------------------------------------------------------------------------------
T. ROWE PRICE EQUITY SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price Equity    Seeks to provide substantial   T. ROWE PRICE
Income Portfolio - I     dividend income as well as     ASSOCIATES, INC.
                         long-term growth of capital

-------------------------------------------------------
T. Rowe Price Mid-Cap   Long-term capital
 Growth Portfolio - I     appreciation
 (4)
-------------------------------------------------------
T. Rowe Price New       Long-term growth of capital
 America Growth
 Portfolio - I
-------------------------------------------------------------------------------
T. ROWE PRICE INTERNATIONAL SERIES, INC.
-------------------------------------------------------------------------------
T. Rowe Price           Long-term growth of capital    T. ROWE PRICE
 International Stock                                    INTERNATIONAL, INC.
 Portfolio - I
-------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
-------------------------------------------------------------------------------
Van Kampen UIF U.S.     Seeks above-average total      VAN KAMPEN
 Mid Cap Value           return over a market cycle
 Portfolio, Class I      of three to five years by
 (5)                     investing in common stocks
                         and other equity securities.
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT          Capital Growth                 VAN KAMPEN ASSET
 Aggressive Growth                                      MANAGEMENT
 Portfolio, Class II
 (1)
-------------------------------------------------------
Van Kampen LIT Growth   Long-term growth of capital
 and Income Portfolio,   and income
 Class II
-------------------------------------------------------------------------------

(1) Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers Variable Investors Fund - Class I, respectively.

(2) Effective 5/1/04 the Janus Aspen Series International Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio - Service Shares.

(3) Effective as of September 27, 2002, we will not accept new premiums or transfers into the Subaccount that invests in the STI Classic Variable Trust International Equity Fund.

(4) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe Price Mid-Cap Growth Portfolio you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the portfolio in accordance with that program.

(5) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I.

(6) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees withou shareholder approval.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Subaccount are separate and are credited to or charged against the particular Subaccount without regard to income, gains or losses from any other Subaccount or from any other part of our business. We will use the net Purchase Payments you allocate to a Subaccount to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

VOTING RIGHTS. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Subaccounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the

                                  20 PROSPECTUS
same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

ADDITIONS, DELETIONS, AND SUBSTITUTIONS OF SECURITIES. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Subaccounts:

(a)  to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Subaccount to another, or from any subaccount to our general account;

(d)  to add, combine, or remove Subaccounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the amount currently charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

THE FIXED ACCOUNT

GENERAL. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-865-5237 for current information.

GUARANTEED MATURITY FIXED ACCOUNT OPTION. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

EXAMPLE

Purchase Payment        $50,000
Guarantee Period        5 years
Effective Annual Rate      4.50%

                                  21 PROSPECTUS

                                            END OF CONTACT YEAR
                        ----------------------------------------------------------
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                        ----------  ----------  ----------  ----------  ----------
Beginning Contract
 Value                  $50,000.00
 x (1 + Effective
 Annual Rate)              x 1.045
                        ----------
                        $52,250.00
Contract Value at end
 of Contract Year                   $52,250.00
 x (1 + Effective
 Annual Rate)                          x 1.045
                                    ----------
                                    $54,601.25
Contract Value at end
 of Contract Year                               $54,601.25
 x (1 + Effective
 Annual Rate)                                      x 1.045
                                                ----------
                                                $57,058.31
Contract Value at end
 of Contract Year                                           $57,058.31
 x (1 + Effective
 Annual Rate)                                                  x 1.045
                                                            ----------
                                                            $59,625.93
Contract Value at end
 of Contract Year                                                       $59,625.93
 x (1 + Effective
 Annual Rate)                                                              x 1.045
                                                                        ----------
                                                                        $62,309.10

Total Interest Credited During Guarantee Period = $12,309.10 ($62,309.10 - $50,000)

NOTE: This example assumes no withdrawals during the entire five year Guarantee Period. If you were to make a partial withdrawal, the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-865-5237.

WE WILL DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Subaccounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. We will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

MARKET VALUE ADJUSTMENT. We may increase or decrease the amount of some transactions involving your investment in the Fixed Account to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)   when you withdraw funds from the Guaranteed Maturity Fixed Account;

                                  22 PROSPECTUS

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Subaccounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)   when you annuitize your Contract; and

5)   when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3)   it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Subaccounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Subaccounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 15 of this prospectus.

ANNUITY BENEFITS

ANNUITY DATE. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code, unless you show us that you are meeting the minimum distribution requirements in some other way.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

ANNUITY OPTIONS. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

                                  23 PROSPECTUS

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

OPTION A, LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as the Annuitant lives. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION B, JOINT AND SURVIVOR ANNUITY, WITH PAYMENTS GUARANTEED FOR 5 TO 20 YEARS. We make periodic payments at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary.

OPTION C, PAYMENTS FOR A SPECIFIED PERIOD CERTAIN OF 5 YEARS TO 30 YEARS. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..    the investment results of the Subaccounts you have selected,

..    the Contract Value at the time you elected annuitization,

..    the length of the remaining period for which the payee would be entitled to payments.

If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 12, however, we will increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

OTHER OPTIONS. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

ANNUITY PAYMENTS: GENERAL. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" below and "Fixed Annuity Payments" on page 25.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Subaccounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

YOU MAY NOT WITHDRAW CONTRACT VALUE DURING THE ANNUITY PERIOD, IF WE ARE MAKING PAYMENTS TO YOU UNDER ANY ANNUITY OPTION, SUCH AS OPTION A OR B ABOVE, INVOLVING PAYMENT TO YOU FOR LIFE OR ANY COMBINATION OF PAYMENTS FOR LIFE AND MINIMUM GUARANTEED PERIOD FOR A PREDETERMINED NUMBER OF YEARS.

VARIABLE ANNUITY PAYMENTS. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Subaccounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments

                                  24 PROSPECTUS
because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Subaccounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 31/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

FIXED ANNUITY PAYMENTS. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Subaccounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

TRANSFERS DURING THE ANNUITY PERIOD. During the Annuity Period, you will have a limited ability to make transfers among the Subaccounts so as to change the relative weighting of the Subaccounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Subaccounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Subaccounts or make transfers from the Subaccounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

DEATH BENEFIT DURING ANNUITY PERIOD. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

CERTAIN EMPLOYEE BENEFIT PLANS. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

DEATH BENEFIT: GENERAL. We will pay a distribution on death, if:

1)   the Contract is in force;

2)   annuity payments have not begun; and

3)   either:

(a)  any Owner dies; or

(b)  any Annuitant dies and the Owner is a non-living person.

DUE PROOF OF DEATH. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..    a certified original copy of the Death Certificate;

                                  25 PROSPECTUS

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

DEATH PROCEEDS. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit as described. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

DEATH BENEFIT AMOUNT. The Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)   the Contract Value on the date as of which we calculate the Death Benefit.

3)   the Surrender Value; or

4) the highest Contract Value on any Contract Anniversary, increased by the total Purchase Payments since that Contract Anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that Contract Anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

DEATH BENEFIT PAYMENTS

1.   If your spouse is the sole beneficiary:

(a)  Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

(c) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Subaccounts. This excess will be allocated in proportion to your Contract Value in those Subaccounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Subaccount. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)  transfer all or a portion of the excess among the Subaccounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii)transfer all or a portion of the excess into a combination of Subaccounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2.   If the Beneficiary is not your spouse but is a living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death.

                        Annuity payments must be payable:

(i)  over the life of the Beneficiary; or

                                  26 PROSPECTUS

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 30 during this 5 year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3.   If the Beneficiary is a corporation or other type of non-living person:

(a)  The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Subaccount and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 14 and Transfer Fees on page 30 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election.

We reserve the right to offer additional options upon the death of the Contract Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

BENEFICIARY. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or any Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

                                  27 PROSPECTUS

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

CONTRACT LOANS FOR 403(B) CONTRACTS. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)  equals the greater of $10,000 or 1/2 of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Subaccount. If your loan amount is greater than your Contract Value in the Subaccounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Subaccounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We may apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Subaccounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)   the Death Proceeds;

2)   surrender proceeds;

3)   the amount available for partial withdrawal; and

4)   the amount applied on the Annuity Date to provide annuity payments.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Subaccount(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Subaccount.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

                                  28 PROSPECTUS

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

WITHDRAWALS (REDEMPTIONS). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 22.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Subaccount. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 30. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 35.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Subaccounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Subaccounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Subaccounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 30. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)   at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1)   when you attain age 59 1/2;

2)   when you terminate your employment with the plan sponsor;

3)   upon your death;

4)   upon your disability as defined in Section 72(m)(7) of the Tax Code; or

5)   in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)   salary reduction contributions made after December 31, 1988;

2)   income attributable to such contributions; and

3)   income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

SYSTEMATIC WITHDRAWAL PROGRAM. If your Contract is a non-Qualified Contract or IRA, you may participate in

                                  29 PROSPECTUS
our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Subaccount and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Subaccounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA PLANS. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in two ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes; and

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks;

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on page 6, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

MORTALITY AND EXPENSE RISK CHARGE. We deduct a mortality and expense risk charge from each Subaccount during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.30% of the average net asset value of each Subaccount. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s); and

2) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 25.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

ADMINISTRATIVE CHARGES.

CONTRACT MAINTENANCE CHARGE. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Subaccounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

ADMINISTRATIVE EXPENSE CHARGE. We deduct an administrative expense charge from each Subaccount during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Subaccounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

TRANSFER FEE. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee.

                                  30 PROSPECTUS

We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

PREMIUM TAXES. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in "Taxes" on page 32.

OTHER EXPENSES. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Subaccounts to which you allocate your Contract Value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators of the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

                                  31 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. LINCOLN BENEFIT MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate

Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate

Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract

                                  32 PROSPECTUS
owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln

Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF LEVEL MONTHLY VARIABLE ANNUITY PAYMENTS. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

                                  33 PROSPECTUS

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if

                                  34 PROSPECTUS
the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

..    Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section
     408(p) of the Code; and

..    Tax Sheltered Annuities under Section 403(b) of the Code.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln

Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

                                  35 PROSPECTUS

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (applies only for IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that

                                  36 PROSPECTUS
can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.

                                  37 PROSPECTUS

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DESCRIPTION OF LINCOLN BENEFIT LIFE COMPANY AND THE SEPARATE ACCOUNT

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 South 84th Street, Lincoln, Nebraska 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

SEPARATE ACCOUNT. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Subaccounts. The assets of each Subaccount are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Subaccounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-865-5237. We have reproduced the Table of Contents of the Statement of Additional Information on page 40.

STATE REGULATION OF LINCOLN BENEFIT. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

FINANCIAL STATEMENTS. The financial statements of Lincoln Benefit Life Company and the Separate Account are set forth in the Statement of Additional Information.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Separate Account. Our mailing address is P.O. Box 80469, Lincoln, Nebraska 68501-0469.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services;

                                  38 PROSPECTUS
calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed one percent of initial Purchase Payments and one percent of account value annually beginning in the second Contract year. From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels. We may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or from any other charge or fee under the Contracts, to cover sales commissions and other promotional or distribution expenses relating to the sale of the Contracts.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the National Association of Securities Dealers, Inc.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by William F. Emmons, Vice President, Assistant General Counsel and Assistant Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2003, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, Nebraska 68506 or 800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts.

The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as

                                  39 PROSPECTUS
filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

                              TABLE OF CONTENTS OF
                       STATEMENT OF ADDITIONAL INFORMATION

                                                                            PAGE
THE CONTRACT
  Annuity Payments
  Initial Monthly Annuity Payment
  Subsequent Monthly Payments
  Transfers After Annuity Date
  Annuity Unit Value
  Illustrative Example of Annuity Unit Value Calculation
  Illustrative Example of Variable Annuity Payments
EXPERTS
FINANCIAL STATEMENTS

                                  40 PROSPECTUS

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APPENDIX A

                            ACCUMULATION UNIT VALUES

                                  BASIC POLICY

                                         Year ending December 31,
FUND                     1998    1999      2000       2001       2002        2003
-----------------------------------------------------------------------------------
AIM V.I. Basic Value
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Alger American Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.92      15.72      13.21      11.49      7.590
 Accumulation Unit
 Value Ending            11.92    15.72      13.21      11.49      7.590     10.116
 Number of Units
 Outstanding at End of  14,614  110,327    154,964    135,837    126,785    122,137
 Year
Alger American Income
and Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.49      16.14      15.71      13.27      9.019
 Accumulation Unit
 Value Ending            11.49    16.14      15.71      13.27      9.019   $ 11.547
 Number of Units
 Outstanding at End of  61,815   61,815    134,479    145,823    115,625    112,360
 Year
Alger American
Leveraged AllCap
 Accumulation Unit
 Value(1) Beginning      10.00    12.80      22.48      16.66      13.81      9.001
 Accumulation Unit
 Value Ending            12.80    22.48      16.66      13.81      9.001     11.959
 Number of Units
 Outstanding at End of   7,257   80,962    151,988    121,008    133,802    127,480
 Year
Alger American MidCap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.59      15.07      16.22      14.95     10.389
 Accumulation Unit
 Value Ending            11.59    15.07      16.22      14.95     10.389     15.141
 Number of Units
 Outstanding at End of   3,707   40,066    148,029    143,773    137,775    220,428
 Year
Alger American Small
Capitalization
 Accumulation Unit
 Value(1) Beginning      10.00    11.31      15.99      11.48       7.98      5.804
 Accumulation Unit
 Value Ending            11.31    15.99      11.48       7.98      5.804         --
 Number of Units
 Outstanding at End of   5,492   19,202     55,329     69,327    143,130         --
 Year
Federated High Income
Bond II
 Accumulation Unit
 Value(1) Beginning      10.00     9.84       9.93       8.91       8.90      8.901
 Accumulation Unit
 Value Ending             9.84     9.93       8.91       8.90      8.901         --
 Number of Units
 Outstanding at End of   6,794   39,637     69,061     97,931    137,497         --
 Year
Federated U.S. Gov't
Securities II
 Accumulation Unit
 Value(1) Beginning      10.00    10.26      10.06      11.01      11.62     12.490
 Accumulation Unit
 Value Ending            10.26    10.06      11.01      11.62     12.490         --
 Number of Units
 Outstanding at End of  13,480   92,305    166,600    249,062    404,746         --
 Year
Federated Capital
Income II
 Accumulation Unit
 Value(1) Beginning      10.00    11.13      11.16      10.02       8.52      6.393
 Accumulation Unit
 Value Ending            11.13    11.16      10.02       8.52      6.393         --
 Number of Units
 Outstanding at End of  18,262   69,241    123,235    141,337    100,899         --
 Year
Fidelity Asset
Manager(SM)
 Accumulation Unit
 Value(1) Beginning      10.00    10.80      11.83      11.21      10.60      9.538
 Accumulation Unit
 Value Ending            10.80    11.83      11.21      10.60      9.538         --
 Number of Units
 Outstanding at End of   2,962   16,640     70,315     78,645     69,512         --
 Year
Fidelity Contrafund
 Accumulation Unit
 Value(1) Beginning      10.00    11.45      14.03      12.92      11.18      9.994
 Accumulation Unit
 Value Ending            11.45    14.03      12.92      11.18      9.994         --
 Number of Units
 Outstanding at End of   9,371  114,581    260,250    297,028    320,055         --
 Year
Fidelity Equity-Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.83      11.35      12.14      11.37      9.314
 Accumulation Unit
 Value Ending            10.83    11.35      12.14      11.37      9.314         --
 Number of Units
 Outstanding at End of  36,057  136,950    208,086    254,071    273,790         --
 Year
Fidelity Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.62      15.75      13.82      11.22      7.735
 Accumulation Unit
 Value Ending            11.62    15.75      13.82      11.22      7.735         --
 Number of Units
 Outstanding at End of   8,616  105,637    212,291    244,606    247,149         --
 Year
Fidelity Index 500
 Accumulation Unit
 Value(1) Beginning      10.00    11.36      13.49      12.07      10.46      8.020
 Accumulation Unit
 Value Ending            11.36    13.49      12.07      10.46      8.020         --
 Number of Units
 Outstanding at End of  33,281  264,642    478,029    532,172    585,195         --
 Year
Fidelity Money Market
 Accumulation Unit
 Value(1) Beginning      10.00    10.14      10.52      11.03      11.33     11.361
 Accumulation Unit
 Value Ending            10.14    10.52      11.03      11.33     11.361         --
 Number of Units
 Outstanding at End of  50,763  309,000  1,573,179   471,1302  1,642,033         --
 Year
Fidelity Overseas
 Accumulation Unit
 Value(1) Beginning      10.00    10.49      14.76      11.77       9.15      7.193
 Accumulation Unit
 Value Ending            10.49    14.76      11.77       9.15      7.193         --
 Number of Units
 Outstanding at End of   1,800   68,426     27,747    236,023     83,194         --
 Year
Janus Aspen Mid Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    12.26      27.26      18.33      10.94      7.775
 Accumulation Unit
 Value Ending            12.26    27.26      18.33      10.94      7.775         --
 Number of Units
 Outstanding at End of   1,708  121,552    293,510    272,416    176,432         --
 Year
Janus Aspen Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.68      14.60      14.07      13.22      12.22
 Accumulation Unit
 Value Ending            11.68    14.60      14.07      13.22      12.22         --
 Number of Units
 Outstanding at End of  20,840  210,584    382,038    422,582     43,841         --
 Year
Janus Aspen Flexible
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.25      10.27      10.76      11.43     12.449
 Accumulation Unit
 Value Ending            10.25    10.27      10.76      11.43     12.449         --
 Number of Units
 Outstanding at End of  20,382   51,252     75,770     90,759    220,012         --
 Year
Janus Aspen Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.85      16.83      14.18      10.52      7.624
 Accumulation Unit
 Value Ending            11.85    16.83      14.18      10.52      7.624         --
 Number of Units
 Outstanding at End of  14,330  230,318    501,738    500,279    372,560         --
 Year
Janus Aspen Foreign
Stock Service Shares
(3)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.755
 Accumulation Unit
 Value Ending               --       --         --         --      7.755     10.200
 Number of Units
 Outstanding at End of      --       --         --         --     43,841     34,669
 Year
Janus Aspen Worldwide
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    10.68      17.32      14.40      11.01      8.090
 Accumulation Unit
 Value Ending            10.68    17.32      14.40      11.01      8.090
 Number of Units
 Outstanding at End of  37,205  236,941    453,567    394,921    282,326         --
 Year
LSA Basic Value (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.638
 Accumulation Unit
 Value Ending               --       --         --         --      7.638     10.049
 Number of Units
 Outstanding at End of      --       --         --         --     14,834     53,491
 Year
LSA Balanced (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.669
 Accumulation Unit
 Value Ending               --       --         --         --      8.669     11.047
 Number of Units
 Outstanding at End of      --       --         --         --      2,722     56,744
 Year
LSA MidCap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.437
 Accumulation Unit
 Value Ending               --       --         --         --      8.437     11.629
 Number of Units
 Outstanding at End of      --       --         --         --     33,469     49,023
 Year
LSA Diversified MidCap
(6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.783
 Accumulation Unit
 Value Ending               --       --         --         --      7.783     10.192
 Number of Units
 Outstanding at End of      --       --         --         --        946     26,388
 Year
LSA Emerging Growth
Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      6.861
 Accumulation Unit
 Value Ending               --       --         --         --      6.861      9.941
 Number of Units
 Outstanding at End of      --       --         --         --      3,521     21,986
 Year
LSA Value Equity (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.912
 Accumulation Unit
 Value Ending               --       --         --         --      7.912     10.177
 Number of Units
 Outstanding at End of      --       --         --         --      2,892     19,080
 Year
MFS Emerging Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.74      20.46      16.22      10.64      6.948
 Accumulation Unit
 Value Ending            11.74    20.46      16.22      10.64      6.948   $  8.923
 Number of Units
 Outstanding at End of   2,345   12,996     45,520     70,405     60,717     53,478
 Year
MFS Investors Trust
 Accumulation Unit
 Value(1) Beginning      10.00    11.19      11.77      11.59       9.61      7.487
 Accumulation Unit
 Value Ending            11.19    11.77      11.59       9.61      7.487   $  9.018
 Number of Units
 Outstanding at End of   6,884   33,404     45,507     44,424     32,452     45,413
 Year
MFS New Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    11.35      19.40      18.75      17.56     11.840
 Accumulation Unit
 Value Ending            11.35    19.40      18.75      17.56     11.840     15.612
 Number of Units
 Outstanding at End of   3,242   27,273     83,327     66,464     80,272     79,295
 Year
MFS Research
 Accumulation Unit
 Value(1) Beginning      10.00    11.07      13.54      12.71       9.87      7.341
 Accumulation Unit
 Value Ending            11.07    13.54      12.71       9.87      7.341      9.027
 Number of Units
 Outstanding at End of       0   17,884     42,165     40,314     31,952     27,428
 Year
MFS Total Return
 Accumulation Unit
 Value(1) Beginning      10.00    10.60      10.78      12.33      12.19     11.398
 Accumulation Unit
 Value Ending            10.60    10.78      12.33      12.19     11.398     13.074
 Number of Units
 Outstanding at End of   4,529   25,481     28,707     69,793    115,760    171,599
 Year
PAVIT PEA Science and
Technology
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.118
 Accumulation Unit
 Value Ending               --       --         --         --      7.118     11.465
 Number of Units
 Outstanding at End of      --       --         --         --      1,883     45,755
 Year
PAVIT OpCap Balanced
(2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
PAVIT OpCap Small Cap
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.193
 Accumulation Unit
 Value Ending               --       --         --         --      7.193     10.118
 Number of Units
 Outstanding at End of      --       --         --         --     20,624     68,005
 Year
Oppenheimer Main
Street Small Cap
Fund/VA-Service Class
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      7.839
 Accumulation Unit
 Value Ending               --       --         --         --      7.839     11.151
 Number of Units
 Outstanding at End of      --       --         --         --     42,101    102,849
 Year
PIMCO Foreign Bond
(U.S. Dollar-Hedged)
(7)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.554
 Accumulation Unit
 Value Ending               --       --         --         --     10.554     10.642
 Number of Units
 Outstanding at End of      --       --         --         --     26,788     80,352
 Year
PIMCO Total Return
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00     10.546
 Accumulation Unit
 Value Ending               --       --         --         --     10.546     10.924
 Number of Units
 Outstanding at End of      --       --         --         --    166,159    400,017
 Year
Putnam International
Growth and Income Fund
- Class 1B
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.190
 Accumulation Unit
 Value Ending               --       --         --         --      8.190     11.133
 Number of Units
 Outstanding at End of      --       --         --         --      5,356     12,316
 Year
Salomon Brothers
Variable Investors
Fund - Class I (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Scudder Balanced
 Accumulation Unit
 Value(1) Beginning      10.00    11.03      12.55      12.12      11.23      9.403
 Accumulation Unit
 Value Ending            11.03    12.55      12.12      11.23      9.403     10.936
 Number of Units
 Outstanding at End of   3,482   38,133     41,881     80,281     77,586     91,211
 Year
Scudder Bond
 Accumulation Unit
 Value(1) Beginning      10.00    10.18       9.95      10.84      11.31     12.002
 Accumulation Unit
 Value Ending            10.18     9.95      10.84      11.31     12.002     12.435
 Number of Units
 Outstanding at End of   1,861   18,799     91,604    167,519    193,959    228,580
 Year
Scudder Global
Discovery
 Accumulation Unit
 Value(1) Beginning      10.00    10.76      17.61      16.45      12.23      9.660
 Accumulation Unit
 Value Ending            10.76    17.61      16.45      12.23      9.660     14.202
 Number of Units
 Outstanding at End of     313   16,688    104,821     62,136     75,470    110,830
 Year
Scudder Growth and
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.52      11.00      10.62       9.29      7.041
 Accumulation Unit
 Value Ending            10.52    11.00      10.62       9.29      7.041      8.800
 Number of Units
 Outstanding at End of   7,306   11,386     22,884     23,349     32,426     49,931
 Year
Scudder International
 Accumulation Unit
 Value(1) Beginning      10.00    10.38      15.81      12.21       8.32      6.699
 Accumulation Unit
 Value Ending            10.38    15.81      12.21       8.32      6.699      8.439
 Number of Units
 Outstanding at End of   1,422   11,257    146,023    232,375     43,834     71,345
 Year
STI Capital
Appreciation
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.07      10.23       9.55      7.357
 Accumulation Unit
 Value Ending               --    10.07      10.23       9.55      7.357      8.593
 Number of Units
 Outstanding at End of      --    7,015      4,646      6,412     23,636     15,881
 Year
STI International
Equity (4)
 Accumulation Unit
 Value(1) Beginning         --    10.00      10.50      10.00       8.14      6.537
 Accumulation Unit
 Value Ending               --    10.50      10.00       8.14      6.537      8.851
 Number of Units
 Outstanding at End of      --        0        498     27,581      7,898        311
 Year
STI Value Income Stock
 Accumulation Unit
 Value(1) Beginning         --    10.00       8.63       9.40       9.16      7.499
 Accumulation Unit
 Value Ending               --     8.63       9.40       9.16      7.499      9.104
 Number of Units
 Outstanding at End of      --    1,202      1,202     51,116     37,169     19,281
 Year
Strong Mid Cap Growth
II
 Accumulation Unit
 Value(1) Beginning      10.00    11.41      21.36      17.94      12.24      7.540
 Accumulation Unit
 Value Ending            11.41    21.36      17.94      12.24      7.540      9.980
 Number of Units
 Outstanding at End of       0   41,884     85,612     55,024     46,447     57,966
 Year
Strong Opportunity II
 Accumulation Unit
 Value(1) Beginning      10.00    10.93      14.54      15.28      14.51     10.472
 Accumulation Unit
 Value Ending            10.93    14.54      15.28      14.51     10.472     14.148
 Number of Units
 Outstanding at End of     551    8,063     39,791     73,617    109,377    107,578
 Year
T. Rowe Price Equity
Income
 Accumulation Unit
 Value(1) Beginning      10.00    10.78      11.02      12.29      12.29     10.533
 Accumulation Unit
 Value Ending            10.78    11.02      12.29      12.29     10.533     13.035
 Number of Units
 Outstanding at End of   6,696   33,427     48,566    116,370    165,238    165,668
 Year
T. Rowe Price
International Stock
 Accumulation Unit
 Value(1) Beginning      10.00    10.77      14.16      11.47       8.80      7.091
 Accumulation Unit
 Value Ending            10.77    14.16      11.47       8.80      7.091      9.127
 Number of Units
 Outstanding at End of   2,055   14,390     86,395    336,806     97,272     82,750
 Year
T. Rowe Price Mid-Cap
Growth
 Accumulation Unit
 Value(1) Beginning      10.00    11.50      14.03      14.86      14.51     11.271
 Accumulation Unit
 Value Ending            11.50    14.03      14.86      14.51     11.271     15.381
 Number of Units
 Outstanding at End of   5,872   16,853     68,062     53,877    108,750    142,769
 Year
T. Rowe Price New
America Growth (5)
 Accumulation Unit
 Value(1) Beginning      10.00    11.24      12.50      11.02       9.57      6.768
 Accumulation Unit
 Value Ending            11.24    12.50      11.02       9.57      6.768      9.017
 Number of Units
 Outstanding at End of   1,518   13,132     10,615      9,800     16,062     46,767
 Year
Van Kampen LIT
Aggressive Growth (2)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year
Van Kampen LIT Growth
& Income
 Accumulation Unit
 Value(1) Beginning         --       --         --         --      10.00      8.155
 Accumulation Unit
 Value Ending               --       --         --         --      8.155     10.267
 Number of Units
 Outstanding at End of      --       --         --         --     14,438     76,415
 Year
Van Kampen UIF U.S.
Mid Cap Value (6)
 Accumulation Unit
 Value(1) Beginning         --       --         --         --         --         --
 Accumulation Unit
 Value Ending               --       --         --         --         --         --
 Number of Units
 Outstanding at End of      --       --         --         --         --         --
 Year

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Subaccount for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Administration Charge, and Administrative Expense Charge. The beginning value for 1998 reflects the Accumulation Unit Value as of August 17, 1998, the effective date of the Registration statement for this Contract.

(2) Effective 4/30/04, the LSA Balanced Fund, LSA Basic Value Fund, LSA Emerging Growth Equity Fund and LSA Value Equity Fund were merged into the PAVIT OpCap Balanced Portfolio, AIM V.I. Basic Value Fund - Series I, Van Kampen LIT Aggressive Growth Portfolio, Class II and Salomon Brothers Variable Investors Fund - Class I, respectively. Accordingly, on 4/30/04, we transferred the value of the LSA Balance Variable Sub-Account, LSA Basic Value Variable Sub-Account, LSA Emerging Growth Equity Variable Sub-Account and LSA Value Equity Variable Sub-Account to the PAVIT OpCap Balanced Variable Sub-Account, AIM V.I. Basic Value Variable Sub-Account, Van Kampen LIT Aggressive Growth Variable Sub-Account and Salomon Brothers Variable Investors Variable Sub-Account, respectively.

(3) Effective 5/1/04 the Janus Aspen Series International Value Portfolio - Service Shares changed its name to the Janus Aspen Foreign Stock Portfolio
     - Service Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

(4) Effective 9/27/02, STI International Equity Fund is no longer available for new investments.

(5) Effective 5/1/04, the T. Rowe Price Mid-Cap Growth Portfolio is no longer available for new investments. If you are currently invested in the T. Rowe Price Mid-Cap Growth Sub-Account you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as Portfolio Rebalancing or Dollar Cost Averaging, we will continue to effect automatic transactions to the Sub-Account in accordance with that program.

(6) Effective 4/30/04, the LSA Diversified Mid-Cap Growth Fund and LSA MidCap Value Fund were merged into the Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I. Accordingly, on 4/30/04, we transferred the value of the LSA Diversified Mid-Cap Growth Variable Sub-Account to the Van Kampen UIF U.S. Mid Cap Value Sub-Account.

(7) Effective 5/1/04, the PIMCO VIT Foreign Bond Portfolio - Administrative Shares changed its name to PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares. We have made a corresponding change in the name of the Variable Sub-Account that invests in this Portfolio.

A brief explanation of how performance of the Subaccounts is calculated may be found in the Statement of Additional Information.

                                  45 PROSPECTUS

APPENDIX B

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:      $ 40,000.00
Guarantee Period:      5 Years
Guaranteed Interest
Rate:                  5% Annual Effective Rate
5-year Treasury Rate
at Time of Purchase
Payment:               6%

The following examples illustrate how the Market Value Adjustment affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 x (I - J) x N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period.

EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .065) x 4 = -.0180

The Market Value Adjustment is a reduction of $756.00 from the amount withdrawn:

$ - 756.00 = -.0180 x $42,000.00

As a result, the net amount payable to you would be:

$41,244.00 = $42,000.00 - $756.00

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 x (.06 - .055) x 4 = .0180 /(1)/

The Market Value Adjustment would increase the amount withdrawn by $756.00, as follows:

$756.00 = .0180 x $42,000.00

As a result, the net amount payable to you would be:

$42,756.00 = $42,000.00 + $756.00

(1)  Actual calculation utilizes ten decimal places.

EXAMPLE OF A PARTIAL WITHDRAWAL

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

                                  46 PROSPECTUS

For example, if in the first example you wished to receive $20,000 as a partial withdrawal, we would perform the following calculations

let:     A = the amount to be withdrawn from your Contract Value; and

         B = the amount of the applicable Market Value Adjustment

Then   A+B = $20,000 - .0180 x A = B

         A = $20,000/(1-.0180) = $20,366.60

:
Accordingly, we would pay you $20,000 and subtract $20,366.60 from your Contract Value. The Market Value Adjustment would be a subtractiion of $366.60

If, however, in the same example, you wished to withdraw $20,000 from your Contract Value and receive the adjusted amount, we would perform the following calculations:

let:           A = the amount to be paid to you; and

               B = the amount of the applicable Market Value Adjustment

Then $20,000 + B = A - .0180 x $20,000 = -$360.00 = B

and            A = $20,000 - $360.00 = $19,640.00

Accordingly, we would pay you $19,640.00 and subtract $20,000 from your Contract Value. The Market Value Adjustment would be a subtraction of $360.00

                                  47 PROSPECTUS

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees                $    0.00
Cost of printing and engraving   $4,000.00
Legal fees                       $    0.00
Accounting fees                  $3,000.00
Mailing fees                     $6,500.00

Item 14. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of Allstate Distributors, LLC (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or gross negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

During the period beginning on December 1, 2008 and ending on March 26, 2009, the Registrant inadvertently sold participating interests in existing deferred annuity contracts pursuant to registration statements on Form S-3 that were not in compliance with Rule 415(a)(5) under the Securities Act of 1933. The aggregate amount of securities sold was $13,933,172. Purchasers, however, did receive all material information relating to the security prior to sale, including the prospectus from the existing registration statement. When the technical violation was discovered, the Registrant filed new registration statements on Form S-3 with the Commission to comply with the requirements of Rule 415(a)(5) for continuous offering. These registration statements were declared effective on March 27, 2009 (SEC File Nos. 333-158172, 333-158176, 333-158180, 333-158181, 333-158192). Although the legal effect of a violation of Rule 415(a)(5) is not entirely clear, the Registrant may have been deemed to have inadvertently sold unregistered securities during the time period noted above. New procedures have been implemented to ensure timely submission of future registration statement filings.

Item 16. Exhibits and Financial Statement Schedules

16(a)

Exh. No.   Description
--------   -----------

1 Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999
3(i) Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
3(ii) Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit
           3.2 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. (SEC File No. 333-111553)
4(a) Form of Variable Annuity Contract. Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50737, 811-07924) filed
           April 22, 1998
4(b) Form of Application. Incorporated herein by reference to the Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50737, 811-07924) filed April 22, 1998
5 Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to the Registration Statement on Form S-3
           File No. 333-158176 dated March 24, 2009.
8          None
9          None
10         Material Contracts
10.1 Form of Investment Management Agreement among Allstate Investments, LLC, Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.12 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.2 Form of Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.3 Supplemental Intercompany Tax Sharing Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company effective December 21, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)
10.4 Cash Management Services Master Agreement between Allstate Insurance Company and Allstate Bank (aka Allstate Federal Savings Bank) dated March 16, 1999. Incorporated herein by reference to Exhibit 10.4 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
10.5 Amendment No.1 to Cash Management Services Master Agreement effective January 5, 2001. Incorporated herein by reference to Exhibit 10.5 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended March 31, 2002. (SEC File No. 333-111553)
10.6 Amendment No. 2 entered into November 8, 2002 to the Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc. dated March 16, 1999. Incorporated herein by reference to Exhibit 10.19 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.7 Premium Depository Service Supplement dated as of September 30, 2005 to Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other parties. Incorporated herein by reference to Exhibit
           10.20 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.8 Variable Annuity Service Supplement dated November 10, 2005 to Cash Management Services Agreement between Allstate Bank, Allstate Life Insurance Company of New York and certain other parties. Incorporated herein by reference to Exhibit 10.21 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.9 Sweep Agreement Service Supplement dated as of October 11, 2006 to Cash Management Services Master Agreement between Allstate Life Insurance Company, Allstate Bank, Allstate Motor Club, Inc. and certain other companies. Incorporated herein by reference to Exhibit
           10.22 to Allstate Life Insurance Company's Annual Report on Form 10-K filed for 2007. (SEC File No. 000-31248)
10.10 Form of Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2007. (SEC File No. 000-31248)
10.11 Form of Amendment No. 1 to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2009. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current Report on Form 8-K filed February 17, 2010. (SEC File No. 000-31248)
10.12 Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-111553)
10.13 Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc., effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.14 Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and ALFS, Inc. effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-111553)
10.15 Selling Agreement between Lincoln Benefit Life Company, ALFS, Inc. (f/k/a Allstate Financial Services, Inc.) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company's Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)
10.16 Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.17 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.18 Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-111553)
10.19 Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996. Incorporated herein by reference to Exhibit 10.24 of Allstate Life Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No. 000-31248)
10.20 Form of Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective June 25, 2001. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)
10.21 First Amendment to Service Agreement between Lincoln Benefit Life Company and Allstate Assignment Company effective December 1, 2007. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company's Annual Report on Form 10-K for 2007. (SEC File No. 333-111553)
10.22 Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company's Current Report on Form 8-K filed February 21, 2008. (SEC File No. 333-111553)
10.23 Administrative Services Agreement between ALFS, Inc., Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.3 to Lincoln Benefit Life Company's Annual Report on Form 10-K for the year ended December 31, 2009. (SEC File No. 333-111553)
10.24 Form of Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Distributors, LLC & Lincoln Benefit Life Company. Filed herewith.
11         None
12         None
15         Not applicable.
16         Letter re change in certifying accountant.  Not applicable.
21         Subsidiaries of the registrant.  Not applicable.
23         Consent of Independent Registered Public Accounting Firm. Filed
           herewith.
24(a)      Powers of Attorney for Matthew E. Winter, Lawrence W. Dahl,
           Matthew S. Easley, Samuel H. Pilch and John C. Pintozzi. Incorporated herein by reference to Exhibit 24 to the Registration Statement on Form S-1 for Lincoln Benefit Life Company (File No. 333-165963) filed on April 8, 2010.
24(b)      Power of Attorney for Anurag Chandra. Filed herewith.

16(b)      Financial statement schedules required by Regulation S-X (17 CFR Part
           210) and Item 11(e) of Form S-1 are included in Part I.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on April 12, 2011.

                                       LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                       By: /s/ Susan L. Lees
                                           -------------------------------------
                                           Susan L. Lees
                                           Director, Senior Vice President,
                                           General Counsel and Secretary

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacities indicated on the 12th day of April, 2011.

(Signature)                     (Title)
-----------                     -------


*/ Lawrence W. Dahl             Director, President and Chief Operating Officer
-----------------------------
Lawrence W. Dahl


*/ Matthew S. Easley            Director and Senior Vice President
-----------------------------
Matthew S. Easley


/s/ Susan L. Lees               Director, Senior Vice President,
-----------------------------   General Counsel and Secretary
Susan L. Lees


*/ Samuel H. Pilch              Group Vice President and Controller
-----------------------------
Samuel H. Pilch


*/ John C. Pintozzi             Director, Senior Vice President and
-----------------------------   Chief Financial Officer
John C. Pintozzi


*/ Matthew E. Winter            Director, Chairman of the Board and
-----------------------------   Chief Executive Officer
Matthew E. Winter


*/ Anurag Chandra               Director and Senior Vice President
-----------------------------
Anurag Chandra

*    By Susan L. Lees, pursuant to Power of Attorney.

                                    EXHIBITS

Exhibit No.   Description
-----------   -----------
10.24         Form of Assignment & Delegation of Administrative Services
              Agreements, Underwriting Agreements, and Selling Agreements between ALFS, Inc. and Allstate Life Insurance Company, Allstate
              Life Insurance Company of New York, Charter National Life
              Insurance Company, Intramerica Life Insurance Company, Allstate
              Distributors, LLC & Lincoln Benefit Life Company

23            Consent of Independent Registered Public Accounting Firm

24(b)         Power of Attorney for Anurag Chandra